                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                                FIREPLACE MANUFACTURERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock, $0.01 par value
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         3,326,775
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $7.14 - Maximum price to be paid under Plan and Agreement of Reorganization
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $23,750,000
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $4,750
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                     FIREPLACE MANUFACTURERS, INCORPORATED
                          2701 SOUTH HARBOR BOULEVARD
                          SANTA ANA, CALIFORNIA 92704
                                 (714) 549-7782
                             FAX NO. (714) 549-4723

                                                                  August 3, 1998

To All Shareholders of
Fireplace Manufacturers, Inc.:

    You are cordially invited to attend a Special Meeting of Shareholders of Fireplace Manufacturers, Inc. ("FMI") at the Company's offices at 2701 South Harbor Boulevard, Santa Ana, California 92704 on August 18, 1998, at 10:00 a.m. local time.

    At the Special Meeting, shareholders will be asked to approve and adopt an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which FMI will merge with and into DESA International, Inc. and each outstanding share of FMI Common Stock will be converted into the right to receive $7.14 in cash (subject to unlimited reduction under certain limited circumstances), without interest. The Management of FMI believes there will be no downward adjustment of the $7.14.

    FMI's Board of Directors, which owns a substantial amount of FMI's Common Stock, has determined that the proposed merger is fair to, and in the best interests of, FMI and its shareholders. The Board has unanimously approved the Merger Agreement and recommends that you vote in favor of the Merger Agreement. The members of the Board of Directors may have conflicts of interest in proposing the merger.

    It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please be sure to date, sign and return the proxy card in the enclosed envelope as promptly as possible so that your shares may be represented at the Special Meeting and voted in accordance with your wishes. This will not prevent you from revoking your proxy and then voting your shares in person if you subsequently choose to attend the Special Meeting. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. Please do not send in your stock certificates at this time. You will be sent a letter of transmittal for that purpose promptly after the merger is consummated.

                                          Sincerely,
                                          /s/ Willard V. Harris, Jr.
                                          --------------------------------------
                                          Willard V. Harris, Jr.
                                          CHAIRMAN OF THE BOARD

                         FIREPLACE MANUFACTURERS, INC.
                          2701 SOUTH HARBOR BOULEVARD
                          SANTA ANA, CALIFORNIA 92704
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 18, 1998

To the Shareholders:

    Notice is hereby given that a Special Meeting of Shareholders of Fireplace Manufacturers, Inc. ("FMI") will be held at the Company's offices at 2701 South Harbor Boulevard, Santa Ana, California 92704 on August 18, 1998 at 10:00 a.m. local time, to vote with respect to the approval and adoption of the Agreement and Plan of Reorganization (the "Merger Agreement") described in the attached Proxy Statement pursuant to which FMI will merge directly into DESA International, Inc. and each outstanding share of FMI's Common Stock will be converted into the right to receive $7.14 in cash (subject to unlimited reduction under certain limited circumstances), without interest. The Management of FMI believes there will be no downward adjustment of the $7.14. See "THE MERGER--Merger Consideration."

    You are urged to read the accompanying Proxy Statement which provides you with a description of the terms of the proposed merger. A copy of the Merger Agreement is included as Appendix A to the Proxy Statement.

    Only shareholders of record at the close of business on June 23, 1998, are entitled to notice of and to vote at the Special Meeting. The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement. Failure to vote in person or by proxy at the Special Meeting will have the same effect as a vote against the Merger Agreement.

    We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your proxy may be revoked at any time by following the procedures set forth in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,
                                          /s/ John D. Hornsby
                                          --------------------------------------
                                          John D. Hornsby
                                          SECRETARY

August 3, 1998

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
GENERAL....................................................................................................           1

ADDITIONAL INFORMATION.....................................................................................           2

SUMMARY....................................................................................................           3
    The Special Meeting....................................................................................           3
    Parties to the Merger Agreement........................................................................           3
    The Merger.............................................................................................           4
    Selected Financial Data................................................................................           7

THE SPECIAL MEETING........................................................................................           8
    Purpose of the Meeting.................................................................................           8
    Voting Rights; Record Date.............................................................................           8
    Solicitation of Proxies................................................................................           8

THE MERGER.................................................................................................           9
    General................................................................................................           9
    Merger Consideration...................................................................................           9
    Background of the Merger...............................................................................          10
    Recommendation of the Board of Directors and Reasons Therefor..........................................          12
    Opinion of Financial Advisor...........................................................................          13
    Exchange of Certificates for Merger Consideration......................................................          19
    Interests of Certain Persons in the Merger.............................................................          19
    Material Federal Income Tax Consequences of the Merger.................................................          21

THE MERGER AGREEMENT.......................................................................................          22
    Representations and Warranties.........................................................................          22
    Effect on Stock Options................................................................................          22
    No Solicitation........................................................................................          23
    Indemnification by and of Directors and Officers.......................................................          23
    Conditions to the Merger...............................................................................          24
    Termination............................................................................................          24
    Fees and Expenses......................................................................................          25

RIGHTS OF DISSENTING SHAREHOLDERS..........................................................................          25
    Summary of Procedures To Be Followed By Dissenters.....................................................          25
    Fair Market Value......................................................................................          25
    Initial Steps Required to Perfect Dissenters' Rights...................................................          26
    Court Proceedings......................................................................................          26
    Loss of Dissenters' Rights.............................................................................          27
    Further Information....................................................................................          27

OWNERSHIP OF COMMON STOCK..................................................................................          28

DIRECTORS AND EXECUTIVE OFFICERS...........................................................................          29

                                                                                                                PAGE
                                                                                                                -----
BUSINESS...................................................................................................          30
    Metal Fireplace Systems and Related Products...........................................................          30
    Customers and Marketing................................................................................          30
    Patent, Trademarks and Tradenames......................................................................          31
    Fabrication of Fireplaces..............................................................................          31
    Supplies and Raw Materials.............................................................................          31
    Building Codes.........................................................................................          31
    Research and Development...............................................................................          32
    Competition............................................................................................          32
    Employees..............................................................................................          32
    Property...............................................................................................          32
    Litigation.............................................................................................          32
    General................................................................................................          32

MARKET PRICES OF COMMON STOCK..............................................................................          33

SELECTED FINANCIAL DATA....................................................................................          33

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................          34
    Liquidity and Capital Resources........................................................................          34
    Results of Operations..................................................................................          35
    Year 2000 and the Euro.................................................................................          36
    Forward-looking Statements.............................................................................          36

INDEPENDENT PUBLIC ACCOUNTANTS.............................................................................          36

DATES FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING..................................          36

FORM 10-K..................................................................................................          37

APPENDIX A      (Agreement and Plan of Reorganization and Voting and Option                     A-1
                  Agreement)...........................................................

APPENDIX B      (Opinion of Marshall & Stevens, Incorporated)..........................         B-1

APPENDIX C      (California Dissenter's Rights Law)....................................         C-1

                                PROXY STATEMENT
                                       OF
                         FIREPLACE MANUFACTURERS, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST 18, 1998

                                    GENERAL

    This Proxy Statement is being furnished to the holders of Common Stock, par value $.01 per share (the "FMI Shares"), of Fireplace Manufacturers, Inc., a California corporation ("FMI"), in connection with the solicitation of proxies by the Board of Directors of FMI for use at the Special Meeting of Shareholders (including any postponements or adjournments thereof, the "Special Meeting") to be held on August 18, 1998 at 10:00 am. at the Company's offices at 2701 South Harbor Boulevard, Santa Ana, California 92704, and at any adjournments or postponements thereof. The Board of Directors has fixed the close of business on June 23, 1998 as the record date (the "Record Date") for the Special Meet ing with respect to this solicitation.

    At the Special Meeting the shareholders will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization, dated as of May 13, 1998, by and among FMI, DESA International, Inc., a Delaware corporation ("DESA"), FMI Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of DESA ("Merger Sub") and certain shareholders of FMI (the "Merger Agreement"), a copy of which is attached to this Proxy Statement as Appendix A. Pursuant to the Merger Agreement, and subject to satisfaction of the conditions set forth therein, (i) FMI will be merged with and into DESA (the "Merger"), with DESA continuing as the surviving corporation, and (ii) each outstanding share of FMI (an "FMI Share") (other than shares owned by DESA, which shares will be canceled) will be converted, upon the effectiveness of the Merger, into the right to receive $7.14 in cash per share, without interest, subject to reduction as provided below (the "Merger Consideration"). Further, the members of the Board of Directors may have conflicts of interest in proposing the Merger. See "THE MERGER-- Interests of Certain Persons in the Merger." See also "THE MERGER" and "THE MERGER AGREEMENT."

    The Merger Consideration will be reduced by any amount FMI owes for "Indebtedness for Borrowed Money" (as defined in the Merger Agreement) at the time of the Merger. There is no limit on the amount of the potential reduction of the Merger Consideration. Based on currently available information as more fully discussed under "THE MERGER--Merger Consideration," FMI believes that there will be no reduction in the Merger Consideration.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. FOR CERTAIN POTENTIAL CONFLICTS OF INTERESTS REGARDING APPROVAL OF THE MERGER, SEE "THE MERGER-- INTERESTS OF CERTAIN PERSONS IN THE MERGER." MEMBERS OF THE BOARD OF DIRECTORS AND MEMBERS OF THEIR FAMILIES OWN 45.8% OF FMI'S COMMON STOCK AND DESA OWNS 7.5% OF FMI'S COMMON STOCK.

    Shareholders are urged to read and consider carefully the information contained in the Proxy Statement and to consult with their personal financial and tax advisors.

    This Proxy Statement, Notice of Special Meeting and the accompanying proxy are first being mailed to shareholders on or about August 5, 1998.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF FMI, DESA OR MERGER SUB SINCE THE DATE HEREOF.

                             ADDITIONAL INFORMATION

    FMI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by FMI may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the SEC's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Web site at http://www.sec.gov that contains such reports, proxy statements and other information.

    All information contained in this Proxy Statement concerning DESA and Merger Sub has been supplied by DESA. Except as otherwise indicated, all other information contained in this Proxy Statement has been supplied by FMI.

                                    SUMMARY

    THE FOLLOWING INCLUDES A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE APPENDICES HERETO. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROXY STATEMENT. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND THE APPENDICES HERETO IN THEIR ENTIRETY.

THE SPECIAL MEETING:

Time, Date, Place.................  The Special Meeting will be held at 10:00 a.m., local time, on August 18, 1998 at the Company's offices at
                                    2701 South Harbor Boulevard, Santa Ana, California
                                    92704.

Record Date, Shares Entitled to
  Vote............................  Holders of record of FMI Shares at the close of business on June 23, 1998 are entitled to notice of, and to vote
                                    at the Special Meeting. At such date there were
                                    outstanding 3,326,775 FMI Shares, each of which is
                                    entitled to one vote on the matter to be acted upon.

Purpose of Special Meeting........  The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger
                                    Agreement pursuant to which FMI will be merged with and
                                    into DESA and each outstanding FMI Share will be
                                    converted into the right to receive the Merger
                                    Consideration.

Vote Required.....................  Approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a
                                    majority of the outstanding FMI Shares.

Dissenters' Rights................  Under California law, shareholders have dissenters'
                                    (appraisal) rights in connection with the Merger
                                    Agreement and the consummation of the transactions
                                    contemplated thereby. To exercise dissenters' rights the
                                    specific procedures outlined herein must be strictly
                                    complied with.

PARTIES TO THE MERGER AGREEMENT:

Fireplace Manufacturers, Inc......  FMI designs, manufactures and sells wood-burning metal fireplaces, gas fireplace systems, decorative gas logs,
                                    and fireplace accessories. FMI's sales for fiscal 1998
                                    were $29 million. FMI's mailing address is 2701 South
                                    Harbor Boulevard, Santa Ana, California 92704; its
                                    telephone number is (714) 549-7782.

DESA International, Inc...........  DESA, based in Bowling Green, Kentucky, is a leading manufacturer and marketer of indoor and outdoor heating
                                    products, home security products and specialty tools.
                                    DESA's annual sales are in excess of $200 million. Its
                                    executive offices are located at 2701 Industrial Drive,
                                    Bowling Green, Kentucky 42102; its telephone number is
                                    (502) 761-9600.

THE MERGER:

General...........................  At the Effective Time, pursuant to the Merger Agreement
                                    (i) FMI will be merged with and into DESA, which will
                                    continue as the surviving corporation, and (ii) each
                                    issued and outstanding FMI Share (other than certain
                                    shares owned by DESA, which shares will be canceled)
                                    will be converted into the right to receive the Merger
                                    Consideration.

Effective Time....................  The Merger will become effective when certificates of merger and officers certificates are filed with the
                                    Secretaries of State of California and Delaware (the
                                    "Effective Time"). It is anticipated that this filing
                                    will occur as promptly as practicable after shareholder
                                    approval has been obtained, assuming all other
                                    conditions to the consummation of the Merger have been
                                    satisfied or waived.

Merger Consideration..............  The Merger Consideration will be $7.14 cash per share, which amount may be reduced as of the Effective Time to
                                    the extent there are outstanding amounts that FMI then
                                    owes for "Indebtedness for Borrowed Money" (as defined
                                    in the Merger Agreement). While there is no contractual
                                    limitation on the amount of any downward adjustment, the
                                    Management of FMI believes no adjustment of the $7.14
                                    will be made as of the Effective Time. See "THE
                                    MERGER--Merger Consideration."

Recommendation of the Board of
  Directors.......................  The Board of Directors of FMI has determined that the
                                    Merger is fair and in the best interests of FMI and its
                                    shareholders. The Board of Directors unanimously
                                    approved the Merger Agreement and recommends that the
                                    shareholders vote in favor of the approval and adoption
                                    of the Merger Agreement. In determining the approval of
                                    the Merger Agreement and the recommendation the
                                    shareholders approve the Merger Agreement, the Board of
                                    Directors considered a number of factors, as more fully
                                    described under "THE MERGER--Background of the Merger"
                                    and "THE MERGER--Recommendation of the Board of
                                    Directors and Reasons Therefor." Members of the Board of
                                    Directors and their families beneficially own 45.8% of
                                    the FMI Shares.

Interests of Certain Persons in
  the Merger......................  In considering the recommendation of the Board of
                                    Directors with respect to the Merger Agreement,
                                    shareholders should be aware that the directors and
                                    executive officers of FMI will receive economic and
                                    other benefits as a result of the Merger beyond their
                                    FMI Shares, including non-competition agreements,
                                    employment agreements and indemnification arrangements.
                                    See "THE MERGER--Interests of Certain Persons in the
                                    Merger."

Opinion of Financial Advisor......  On April 20, 1998, Marshall & Stevens, Incorporated,
                                    financial advisor to FMI, delivered its Opinion and
                                    related report to the Board of Directors that, as of the
                                    date of such Opinion, the consideration to be received
                                    by the holders of FMI Shares pursuant to the Merger
                                    Agreement is fair to the holders of such securities from
                                    a financial point of view. The full text of the Opinion,
                                    which sets forth the assumptions made, matters
                                    considered, and limitations on the review undertaken in
                                    connection with the Opinion, is attached hereto as
                                    Appendix B and is incorporated herein by reference.
                                    Shareholders should read such Opinion in its entirety.
                                    See "THE MERGER--Opinion of Financial Advisor."

No Solicitation...................  FMI has agreed that, without the prior written consent of DESA, prior to the Effective Time, FMI will not
                                    initiate the direct and active solicitation of any other
                                    party (other than DESA and Merger Sub) for a proposal
                                    that such other party merge with, consolidate, or
                                    acquire the capital stock or substantially all of the
                                    assets of FMI or any of its subsidiaries (an
                                    "Acquisition Transaction"); provided, however, that if
                                    FMI, without direct and active solicitation, receives
                                    from any other party (other than DESA of Merger Sub) a
                                    proposal with respect to an Acquisition Transaction,
                                    then FMI shall be entitled, under certain conditions, to
                                    respond thereto in all appropriate ways consistent with
                                    the fiduciary duties of the directors of FMI after
                                    consulting with FMI's financial advisor and legal
                                    counsel. FMI has also agreed to advise DESA of the
                                    receipt by it of any proposal from any other party
                                    concerning an Acquisition Transaction.

Termination.......................  The Merger Agreement may be terminated at any time prior to the closing of the Merger (the "Closing Date") by the
                                    mutual consent of DESA and FMI. The Merger Agreement may
                                    also be terminated by action of either FMI or DESA if,
                                    among other reasons set forth in the Merger Agreement
                                    (i) the approval of FMI's shareholders is not obtained;
                                    (ii) a permanent injunction or other order prohibiting
                                    the Merger has become final and nonappealable; (iii) any
                                    of the conditions to such party's obligations under the
                                    Merger Agreement have not been met prior to September
                                    30, 1998; or (iv) a breach of the Merger Agreement by
                                    the other party.

                                    The Merger Agreement may be terminated by DESA in
                                    certain circumstances in connection with a proposed
                                    Acquisition Transaction between FMI and a third party or
                                    if FMI's Board of Directors withdraws, modifies or
                                    changes its approval or recommendation of the Merger
                                    Agreement in a manner adverse to DESA or Merger Sub.

Voting and Option Agreement.......  The principal executive officers of FMI, including all members of the Board of Directors and a principal
                                    shareholder of FMI, have entered into agreements to vote
                                    all their shares for the Merger and have granted an
                                    option to DESA to sell their FMI Shares, constituting
                                    48.8% of the FMI Shares, at the same price as provided
                                    for in the Merger and their outstanding stock options
                                    for the same price less the exercise price of the stock
                                    options, if the Merger is not consummated for certain
                                    reasons. See "THE MERGER--Interests of Certain Persons
                                    in the Merger."

Certain Federal Income Tax
  Consequences....................  The Merger will be a taxable transaction to FMI's shareholders. Shareholders will recognize gain or loss
                                    in the Merger in an amount equal to the difference
                                    between the cash received and their tax basis in the FMI
                                    Shares exchanged therefor. See "THE MERGER--Certain
                                    Federal Income Tax Consequences of the Merger."

Security Ownership By Directors
  and Executive Officers..........  As of the Record Date, FMI's directors and executive officers and other shareholders related to two directors
                                    beneficially owned, in the aggregate FMI Shares
                                    (excluding shares issuable upon the exercise of options
                                    which will be canceled immediately prior to the Merger)
                                    representing approximately 48.8% of the outstanding FMI
                                    Shares. DESA also owned 7.5% of the FMI Shares as of the
                                    Record Date. See "OWNERSHIP OF COMMON STOCK."

Market Prices of FMI Shares.......  The FMI Shares are traded on the Electronic Bulletin
                                    Board under the symbol: "FPMI." On March 19, 1998, the
                                    last trading day before the public announcement of the
                                    execution of a letter of intent between FMI and DESA
                                    with respect to the proposed Merger, the reported
                                    closing bid and ask prices per FMI Share were $3.87 and
                                    $4.35, respectively. On July 31, 1998,, the reported bid
                                    and ask prices per FMI Share were $6 3/8 and $6 1/2,
                                    respectively. For additional information concerning
                                    historical market prices of the FMI Shares, see "MARKET
                                    PRICES OF COMMON STOCK."

Accounting Treatment..............  The Merger will be treated as a "purchase" for accounting purposes.

SELECTED FINANCIAL DATA:

    The following table sets forth certain historical consolidated financial information and per share data of FMI. The following information should be read in conjunction with the Consolidated Financial Statements and notes thereto of FMI appearing elsewhere in this Proxy Statement.

                                                                                         YEAR ENDED MARCH 31,
                                                                                    -------------------------------
                                                                                      1998       1997       1996
                                                                                    ---------  ---------  ---------
                                                                                     (DOLLARS IN THOUSANDS, EXCEPT
                                                                                        FOR PER SHARE AMOUNTS)
SUMMARY OF OPERATIONS:
Net sales.........................................................................  $  28,999  $  31,844  $  28,729
Cost of sales.....................................................................     21,783     25,186     23,903
Gross margin......................................................................      7,216      6,658      4,826
Selling, general and administrative expenses......................................      5,179      5,223      4,450
Net income........................................................................      1,321        994         44

BALANCE SHEET DATA:
Working capital...................................................................      2,208      1,318        746
Total assets......................................................................      6,647      6,937      8,832
Long-term debt obligations (excluding current portion)............................        -0-        235        904
Shareholders' equity..............................................................      3,584      2,713      1,780

COMMON STOCK DATA:
Net income per share--basic.......................................................       0.39       0.30       0.01
Diluted net income per share......................................................       0.38       0.30       0.01
Cash dividends per share..........................................................        -0-        -0-        -0-
Book value per share..............................................................       1.08       0.79       0.51
Weighted average number of shares outstanding--basic..............................      3,400      3,323      3,536

                              THE SPECIAL MEETING

PURPOSE OF THE MEETING

    At the Special Meeting, the shareholders of FMI will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement pursuant to which FMI will be merged with and into DESA and each outstanding FMI Share (other than the shares owned by DESA, which FMI Shares will be canceled) will be converted into the right to receive the Merger Consideration. See "THE MERGER."

    FMI's Board of Directors has unanimously approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement. See "THE MERGER--Recommendation of the Board of Directors and Reasons Therefor." The members of the Board of Directors may have conflicts of interest in proposing the Merger. See "THE MERGER--Interests of Certain Persons in the Merger."

    SHAREHOLDERS SHOULD NOT FORWARD ANY FMI SHARE CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS APPROVED, SHAREHOLDERS WILL BE SENT A LETTER OF TRANSMITTAL FOR THAT PURPOSE PROMPTLY AFTER THE MERGER IS CONSUMMATED. SEE "THE MERGER--EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION."

    Except for the vote on the Merger Agreement, under California law no other matter may be brought before the Special Meeting.

VOTING RIGHTS; RECORD DATE

    The Board of Directors has established June 23, 1998 as the Record Date to determine those holders of FMI Shares entitled to notice of and to vote at the Special Meeting. On that date, there were 3,326,775 FMI Shares outstanding, with each FMI Share entitled to one vote.

    The presence, in person or by proxy, of the holders of a majority of the outstanding FMI Shares at the Special Meeting is necessary to constitute a quorum. Abstentions and broker non-voter will be treated as present with respect to the determination of a quorum, but will be the equivalent of a no vote for the Merger Agreement since approval of holders of a majority of the outstanding FMI Shares is required to approve the Merger Agreement.

    FMI Shares represented by properly executed proxies received in time for the Special Meeting will be voted in the manner specified by the holders thereof. Proxies that do not contain voting instructions will be voted FOR approval of the Merger Agreement. The persons named as proxies will have authority to vote for the approval of one or more adjournments of the Special Meeting to allow additional time for the solicitation of proxies to obtain a quorum or to obtain sufficient votes to approve and adopt the Merger Agreement.

    Any shareholder has the right to revoke his or her proxy at any time prior to the voting thereof at the Special Meeting by filing a written revocation with the Secretary of FMI prior to the voting of such proxy, or giving a duly executed proxy bearing a later date. Neither attendance by a shareholder at the Special Meeting nor voting at the Special Meeting will, by itself, revoke a proxy.

SOLICITATION OF PROXIES

    FMI will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of FMI, without additional compensation, may solicit proxies by telephone, telecopy, e-mail, telegram or in person. FMI has requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of FMI Shares held of record by such entities, and FMI will, upon the request of such record holders, reimburse reasonable forwarding expenses.

                                   THE MERGER

    The following information, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and attached hereto as Appendix A. Shareholders are urged to read the Merger Agreement in its entirety.

GENERAL

    The Merger Agreement provides that, subject to the approval and adoption of the Merger Agreement by FMI's shareholders, approval by certain regulatory authorities, and compliance with certain other covenants and conditions, Merger Sub, a wholly owned subsidiary of DESA, will be merged with and into FMI, at which time the separate corporate existence of Merger Sub will cease and FMI will continue as the surviving corporation or FMI will be merged with and into DESA, at which time the separate corporate existence of FMI will cease and DESA will continue as the surviving corporation. DESA has notified FMI that the Merger will result in FMI merging with and into DESA. Therefore, following consummation of the Merger, FMI's corporate existence will cease.

    The closing of the transactions contemplated by the Merger Agreement (the "Closing") will occur no later than five business days after satisfaction or waiver of all conditions to the consummation of the Merger, including shareholder approval thereof (the "Closing Date"). The Effective Time of the Merger will occur upon the filing of certificates of merger and officers' certificates with the Secretaries of State of California and Delaware.

    At the Effective Time, each issued and outstanding FMI Share (other than FMI Shares owned by DESA, which will be canceled without the payment of any Merger Consideration) will be converted into the right to receive the Merger Consideration. As of the Effective Time, all FMI Shares will no longer be outstanding and will be automatically canceled and retired and will cease to exist, and each holder of a certificate previously representing any FMI Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest. See "THE MERGER--Exchange of Certificates for Merger Consideration."

MERGER CONSIDERATION

    Pursuant to the Merger Agreement, the Merger Consideration will be an amount equal to $7.14 in cash, subject to unlimited reduction for any outstanding balance owed by FMI for "Indebtedness for Borrowed Money" (as defined in Article 11 of the Merger Agreement) as of the Effective Time. As of the date of this Proxy Statement, there is no such outstanding "Indebtedness for Borrowed Money", Management of FMI believes it currently has sufficient cash on hand to pay all outstanding costs of the Merger and FMI expects that there will be no "Indebtedness for Borrowed Money" outstanding at the Effective Time.

    "Indebtedness for Borrowed Money" is defined in Article 11 of the Merger Agreement as follows (capitalized terms in such definition are also defined in such Article 11):

        " 'INDEBTEDNESS FOR BORROWED MONEY' shall mean, without duplication on a consolidated basis with its Subsidiaries, all indebtedness of the Company (without regard to the above definition of Indebtedness) for or under any of the following: (i) borrowed money, whether current, short-term, or long-term, secured or unsecured, (ii) the deferred purchase price for purchases of property (other than trade payables which are not overdue by more than 90 days), (iii) any conditional sale or other title retention agreement with respect to property acquired, (iv) all off-balance sheet financings including, without limitation, synthetic leases and other similar financing arrangements, and excluding the operating leases described in Note 9 to the most recent audited financial statements forming part of the Company Financial Statements, (v) any payment obligations in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (vi) any liability with respect to interest rate swaps, collars, caps and similar obligation, (vii) any debt paid or prepaid since the date of this Agreement, which payment or prepayment is a breach of the representations and warranties set forth in
    SECTION 3.18(A)(III)(d), (viii) any accrued and unpaid interest or other charges (including any contractual prepayment premiums, penalties or similar charges resulting from the transactions contemplated hereby or the discharge of such obligations) with respect to any of the foregoing, and (ix) all costs or expenses incurred by the Company in connection with the transactions contemplated hereby, including legal fees and disbursements, and any other payments to any broker, finders, agents or similar intermediary, which have not been paid on or before the Closing, to the extent that the Company at the Effective Time does not have on hand cash or cash equivalents in an amount sufficient to pay such costs and expenses."

    With regard to item (i) above, while FMI has a line of credit, it has not borrowed any sums under such line for over a year and does not expect to borrow any funds prior to the Effective Time of the Merger. With regard to items (ii) through (vi) above, FMI has not and does not have any such liabilities or obligations and does not expect to have such liabilities or obligations prior to the Effective Time. FMI also does not expect to enter into any transactions set forth in items (vii) and (viii) above. Finally, with regard to item (ix) above, FMI expects to pay all known unpaid costs and expenses of the Merger at the Effective Time out of currently available cash and has been paying such costs on an ongoing basis. If there are unknown costs and expenses as of the Effective Time which exceed the cash or cash equivalents on hand at the Effective Time, the Merger Agreement provides that the principal shareholders who have signed the Merger Agreement will absorb such costs and expenses under their indemnity provisions of the Merger Agreement to the extent such costs and expenses are not deducted from the Merger Consideration. Payment of the Merger Consideration will occur on the Effective Time. Also as of the Effective Time, FMI intends to pay any known cost and expenses which have not previously been paid. The Management of FMI believes that if there are any unpaid cost and expenses in excess of the cash and cash equivalents on hand at the Effective Time, such amounts will not be deducted from the Merger Consideration since such unpaid amounts will not be known when the Merger Consideration is paid. Therefore, it is anticipated that any unpaid cost and expenses in excess of the cash and cash equivalents as of the Effective Time, will be paid through the indemnity arrangement. See "THE MERGER AGREEMENT--Indemnification By and of Directors and Officers."

    As a consequence, while there is no stated limits to a potential downward adjustment of the Merger Consideration, the Management of FMI believes no downward adjustment will occur. FMI would have to incur "Indebtedness for Borrowed Money" of $33,267.75 for each $0.01 reduction in the Merger Consideration or $332,677.50 per each ten cents. FMI does not intend to borrow any funds through the Effective Time.

BACKGROUND OF THE MERGER

    DESA has made purchases of FMI Shares for investment purposes since November of 1992. Total DESA purchases of FMI Shares for 1992, 1993, 1994, 1995, 1996 and 1997 were 300 shares, 0 shares, 70,000 shares, 130,000 shares, 49,000 shares and 15,000 shares, respectively.

    In 1997, FMI received unsolicited inquires as to whether or not FMI would be for sale. After consideration, the Board of Directors on August 25, 1997 retained Management Resource Center, Inc. to assist it in the preparation of materials to explore the possibility of the sale of FMI and the price third parties may offer, if any, and to negotiate with potential buyers on behalf of FMI. There is no affiliation between Management Research Center, Inc. and FMI or its officers, directors or principal shareholders.

    Management Resource Center, Inc., on behalf of FMI sent out inquires to approximately 168 entities and then sent out information to approximately 12 entities who expressed an interest in FMI's inquiries. FMI, with the assistance of Management Resource Center, Inc., conducted meetings with approximately six entities and entered into preliminary negotiations with approximately four entities. One non-binding written offer and three non-binding oral offers, including one from DESA, were received from December 1997 through February 1998, but all these non-binding offers were below the Merger Consideration and below the offer being discussed with DESA. As these efforts continued, the negotiation finally settled down with DESA with regard to the current proposed transaction and after negotiations between FMI and DESA, the Merger Consideration was agreed to. No other offers equaled or exceeded the Merger Consideration.

    In February 1998, FMI, DESA and the principal shareholders of FMI entered into negotiation for a letter of intent and after several drafts and several days of negotiations, a Letter of Intent was entered into on March 18, 1998, which reflected the basic terms of the Merger Agreement. On March 18, 1998, the Board of Directors approved the Letter of Intent after consulting with legal counsel, Jeffer, Mangels, Butler & Marmaro LLP, and Management Resource Center, Inc. In reaching such decision the Board considered the matters discussed under "Recommendation of the Board of Directors and the Reasons Therefore," except that Marshall & Stevens, Incorporated had not been retained to render a fairness opinion.

    The Board of Directors of FMI, Willard V. Harris, Jr., Chairman of the Board of Directors, Willard P. Harris, President and the son of Willard V. Harris, Jr., and John D. Hornsby, Chief Operating Officer, who are the principal shareholders of FMI, one other principal shareholder of FMI, Benjamin C. Harris, who is the brother if Willard V. Harris, Jr., and one other officer of FMI, James L. Behrens, Vice President of Sales, also entered into the Letter of Intent and agreed to vote their FMI Shares in favor of the Merger. They also granted to DESA an option to buy their FMI Shares at $7.14 per share, subject to the same adjustment as in the Merger Agreement. Upon execution of the Merger Agreement, all such individuals entered into the Voting and Option Agreement which replaced the option contained in the Letter of Intent.

    The Letter of Intent provided for a cash merger at $7.14 cash per share, subject to reduction, which was subject to certain conditions, including the execution of a definitive merger agreement, approval by FMI's shareholders, and receipt of requisite regulatory approvals. The Letter of Intent prohibited FMI from continuing to solicit or engage in discussions or negotiations with third parties concerning an acquisition of FMI. FMI issued a public announcement following the execution of the Letter of Intent.

    Following the execution of the Letter of Intent, DESA conducted a due diligence investigation of FMI, FMI retained Marshall & Stevens, Incorporated ("Marshall & Stevens") to render an Opinion with respect to the Merger Consideration (see "Opinion of Financial Advisor" below), and the parties negotiated the terms of the definitive Merger Agreement. On May 13, 1998, FMI's Board of Directors unanimously approved the Merger Agreement, which terms reflect the Letter of Intent. This approval was given after the Board received Marshall & Stevens' Opinion as to the fairness of the $7.14 per share to be paid in the Merger and after a review of previous discussions concerning the matter, consideration of alternatives to the Merger, consultation with FMI's legal counsel, and consideration of the proposed terms and conditions of the Merger Agreement. See "Recommendation of the Board of Directors and Reasons Therefore" below. The Merger Agreement was executed on May 13, 1998 and FMI issued a public announcement concerning the execution of the Merger Agreement on May 18, 1998.

    The recommendation of FMI's Board of Directors with respect to the Merger Agreement and a description of the factors considered in reaching such recommendation, are described below under "Recommendation of the Board of Directors and Reasons Therefor." The members of the Board of Directors may have conflicts of interest in proposing the Merger. See "THE MERGER--Interests of Certain Persons in the Merger."

    Besides the sale of FMI, the Board of Directors also considered the alternative of remaining a small independent public company and the possibility of acquiring other entities.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS THEREFOR

    The Board of Directors has determined that the Merger and the Merger Agreement are advisable and in the best interests of FMI and its shareholders and has unanimously approved the Merger and the Merger Agreement. Accordingly, the Board of Directors unanimously recommends that the shareholders vote "FOR" approval and adoption of the Merger Agreement. FMI's directors and certain executive officers are obligated to vote their FMI Shares for the approval and adoption of the Merger Agreement pursuant to the Voting and Option Agreement with DESA. As of the Record Date, FMI's directors and executive officers and several other shareholders, all of whom have entered into or agreed to be bound by the Voting and Option Agreement with DESA, have agreed to vote their FMI shares (approximately 48.8% of the outstanding FMI Shares) for the Merger. See "OWNERSHIP OF COMMON STOCK."

    In reaching its conclusion to approve the Merger Agreement and recommend its approval to the shareholders, the Board of Directors based its decision on all of the following material reasons and considered the following factors:

    (i) The Merger Consideration is substantially higher than recent market prices for FMI Shares. The last bid and asked prices before the March 19, 1998 announcement of the Letter of Intent were $3.87 and $4.35 per FMI Share, respectively. Accordingly, since the Board of Directors does not anticipate a reduction of the Merger Consideration, the Board of Directors considered the fact that the Merger Consideration of $7.14 per share represents a 84% premium over the last bid price on March 19, 1998. At the date the Merger Agreement was signed, the market price of the Common Stock was still below the Merger Consideration. See "MARKET PRICES OF COMMON STOCK."

    (ii) The Opinion, dated April 20, 1998, of Marshall & Stevens is that the Merger Consideration to be received by holders of FMI Shares pursuant to the Merger Agreement is fair to such holders from a financial point of view. The Opinion of Marshall & Stevens assumed that the Merger Consideration was $7.14 per share. The Board of Directors has relied on such Opinion since the Opinion valued FMI on a controlling interest basis between $21,300,000 to $21,500,000 . The Merger Consideration is $23,750,000 less any Indebtedness for Borrowed Money as of the Effective Time. In order to reduce the Merger Consideration by ten cents per share FMI would have to incur $332,677.50 of Indebtedness for Borrowed Money. Further, FMI does not intend to borrow any funds through the Effective Time and the Board of Directors believes no adjustment of the Merger Consideration will occur. The Board of Directors considered the Opinion as a whole and did not weigh each individual component of the Opinion, including the accompanying report. See "Opinion of Financial Advisor" below.

    (iii) The terms and conditions of the Merger Agreement, including the fact that it is not conditioned on the receipt of financing, and there is no set break-up fee.

    (iv) During the approximately nine-week period between the public announcement of signing the Letter of Intent with DESA on March 19, 1998, and entering into the Merger Agreement on May 13, 1998, FMI had received no unsolicited third party offers to acquire FMI. Prior to entering into the Letter of Intent with DESA, FMI actively solicited third party bids for the purchase of FMI, entered into limited negotiations with others and made clear that it would consider alternative offers. Nevertheless, no third party has offered a price equal to or greater than $7.14 per share.

    (v) The alternative of remaining an independent company or acquiring other companies. In this regard, the Board of Directors considered FMI's business prospects as an independent company in a very competitive market, including the capital and management resources necessary to accomplish long-term growth, and concluded that the Merger would be preferable to remaining independent, given the limited financial resources of FMI. Further, since the Common Stock of FMI is only thinly traded on the Electronic Bulletin Board, a viable market for said Common Stock really does not exist. Therefore, the yearly cost of being a publicly-traded company has not produced a viable market for the Common Stock, a principal reason for remaining a public company. Finally, the Board of Directors also considered that FMI, as an independent entity, has never paid and is unlikely in the future to pay cash dividends. With regard to the possible acquisition of other entities, the limited financial resources of FMI and the lack of an active trading market for the Common Stock greatly reduced the ability of the Company to acquire larger entities for cash, notes or Common Stock or any combination thereof.

    Members of the Board of Directors have interests in connection with the Merger which are in addition to those of other stockholders which could result in conflicts of interest in the Board of Directors' approval of the Merger. See "THE MERGER--Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT--Indemnification by and of Directors and Officers."

OPINION OF FINANCIAL ADVISOR

    FMI engaged Marshall & Stevens in April, 1998, after the Merger Consideration was determined and the Letter of Intent was signed, to render an Opinion as to the fairness, from a financial point of view, to the holders of FMI Shares of the consideration to be received by them pursuant to the Merger Agreement. Marshall & Stevens was retained on the basis of its qualifications, expertise and reputation. Marshall & Stevens is a nationally recognized professional appraisal and valuation consulting firm engaged in providing appraisal and valuation services in connection with business entities, land and improvements thereon, leasehold interests, intangible assets, equipment and other assets. Marshall & Stevens has no material prior relationship with FMI, DESA or any of the parties to this transaction.

    As compensation for its services, FMI has agreed to pay Marshall & Stevens a fee of $34,500 plus out-of-pocket expenses of $1,800. No portion of Marshall & Stevens' fees were contingent upon the successful completion of the Merger or any related transaction.

    Marshall & Stevens used several methodologies to assess the fairness of the Merger Consideration from a financial point of view. Using these methodologies Marshall & Stevens arrived at an estimate as to the value of the FMI Shares which provided a basis of comparison to the Merger Consideration. The following is a summary of the financial analyses utilized by Marshall & Stevens, and does not purport to be a complete description of the analyses performed by Marshall & Stevens.

    The summary set forth below describes the material points of the analyses performed by Marshall & Stevens in arriving at its fairness Opinion. The preparation of a fairness Opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. Accordingly, Marshall & Stevens believes that its analyses and the summary set forth herein must be considered as a whole and that selecting only portions of its analyses could create a misleading view of the Opinion. Marshall & Stevens has advised FMI that in its analyses, Marshall & Stevens made numerous assumptions with respect to FMI, including industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of FMI. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

    The analyses made in conjunction with Marshall & Stevens's Opinion included those factors and considerations specified in IRS Revenue Ruling 59-60. This Ruling is most commonly prescribed as a guide for the valuation of closely held businesses and securities. For all analyses, all multiples and data used was available for each company or transaction.

    SELECTED COMPARABLE COMPANY ANALYSIS. The comparable company analysis requires that an analysis be made of publicly traded companies considered comparable to the appraised company with regard to industry, performance, and/or markets exploited. This analysis is predicated on the theory that the market value of a closely held (thinly traded) company, as set forth below, can be estimated by deriving market multiples from publicly traded companies that relate their stock prices to earnings, cash flows, or other measures and then applying these market multiples to the respective earnings, cash flows, or other measures of a closely held (thinly traded) company.

    Marshall & Stevens conducted a search of Moody's database of over 15,000 publicly traded companies to determine if any could be utilized in its analysis and also considered the competitors listed in the confidential memorandum, prepared by Management Resource Center, Inc. After screening applicable SIC codes and other relevant criteria, Marshall & Stevens selected public companies that most closely resembled FMI in terms of lines of business and markets served. While this screening process did not provide any public companies that were identical in all respects to FMI, it did provide the following companies that were sufficiently comparable to be considered alternative investment possibilities making them useful benchmarks for valuation purposes as follows:

    - HON Industries

    - Martin Industries, Inc.

    - Mestek, Inc.

    - Modine Manufacturing Company

    - Temtex Industries, Inc.

    Marshall & Stevens computed market value of multiples of invested capital-to-revenue and earnings before interest taxes, depreciation and amortization ("EBITDA") of the above public companies and applied these multiples to the corresponding revenue and earnings measures for FMI based on the latest fiscal year (March 31, 1997) and 3-year weighted average. Marshall & Stevens utilized these invested capital multiples (also referred to as debt-free multiples) because they permitted it to value FMI irrespective of the variations inherent in its capital structure and income tax rates as compared to the public companies.

    The ranges and median of the multiples from such analysis are as follows:

                                                                         HIGH        LOW       MEDIAN
                                                                       ---------  ---------  -----------
Invested capital to revenue
  --last fiscal year.................................................       2.09       0.43        0.78
  --three-year weighted average......................................       2.23       0.42        0.85

Invested capital to EBITDA
  --last fiscal year.................................................      16.30       8.00        8.20
  --three-year weighted average......................................      18.40       8.40        6.40

    Marshall & Stevens further considered the difference in multiples paid for public companies versus private companies. Historically, publicly traded companies tend to be larger, more sophisticated with solid market shares and often strong public identities, so they are more likely to command correspondingly higher multiples. Since the Common Stock of FMI is thinly traded, it shares some characteristics with private companies with regard to limited identity and market shares. Marshall & Stevens therefore chose multiples near or below the median range to apply to the corresponding financial measures for FMI. These multiples were chosen after giving consideration to FMI's size, diversification, financial condition and performance relative to Temtex Industries, Inc. and Martin Industries, Inc., companies which more closely resemble the characteristics of FMI than the other companies set forth above, with regards to line of business (limited diversification), size of assets and revenue bases, cost of sales margins, EBITDA margins and the fact that both exhibited negative revenue growth. The other companies had asset and revenue bases in excess of $100,000,000 ($1.0 billion in case of HON Industries and Modine Manufacturing Company), positive revenue growth and better margins (due mainly to diversified operations).

    After multiplying the respective revenue and earnings measures of FMI by the selected multiples and then subtracting any interest-bearing debt, Marshall & Stevens generated a preliminary indicated equity value, which represents the aggregate minority value (minority interests traded in the public marketplace) of FMI before estimated closing costs.

    Because Marshall & Stevens was valuing FMI on a controlling basis, the preceding preliminary minority value was adjusted to reflect control. Market data demonstrated that investors who seek to acquire controlling interests in publicly traded companies in order to set company policies and direct operations pay prices higher than investors trading minority shareholdings in the public marketplace.

    In order to derive the appropriate control premium, Marshall & Stevens reviewed recent tender offers for acquisitions of either controlling interests in or total ownership of public companies considered comparable to FMI with regard to such factors as industry classification and the dollar value of the tender offers as reported in MERGERSTAT REVIEW. This publication compiles, on an annual basis, extensive statistics on publicly announced transactions based upon the size of tender offers, industry classifications and total annual disclosed transactions. Marshall & Stevens did not review specific individual tender offers of the selected comparable companies, but instead relied upon the aggregate statistics as presented in MERGERSTAT REVIEW.

    In Marshall & Stevens's selection of the control premium, it also considered that its adjustments to normalize FMI's historical earnings were not made to the aforementioned public companies. Based on the above-mentioned factors and additional information contained in its report accompanying the Opinion, Marshall & Stevens selected 15% as the appropriate control premium.

    The estimated closing costs consider the cost associated with selling either the entire company or a significant percentage thereof. These costs include attorney's fees, filing fees, accounting fees, and brokerage commissions. A reasonable range for this cost is 5% to 15%, depending on the size and desirability of the subject company and/or the underlying interest. Business brokers, who typically sell businesses, usually charge 10% to 12% or a modified Lehman scale. With regards to FMI, Marshall & Stevens was supplied with the actual anticipated costs of $602,500 by Management.

    After considering estimated closing costs, the indicated market value of the shareholders' equity of FMI on a controlling interest basis, as of April 20, 1998 was determined to be $22,600,000.

    COMPARABLE TRANSACTION ANALYSIS. The comparable transaction analysis is predicated on the theory that the market value of a privately held company can be estimated by mathematically relating the sale price for acquisitions of comparable publicly traded companies to ratios of their earnings, revenues, and/or other measures. Marshall & Stevens researched acquisitions of comparable publicly traded United States companies, selected on the criteria set forth above for the selected comparable company analysis, for which information was available and analyzed the implied transaction and purchase price multiple paid or proposed to be paid in the following transactions and/or speculative transactions from 1995 to April 20, 1998:

    - Heat-N-Glo Fireplace Products, Inc./HON Industries, Inc.

    - Ohmstede, Inc./Sir Cure Technologies, Inc.

    - Majestic Products Company/CFM

    Such compared transaction occurred between September 1995 and October 1996 and involved transactions from approximately $52,000,000 to $76,000,000 and price/revenue multiples from $0.581 to $0.968, or an average of $0.80. These transactions represent all those comparable companies that actually engaged in an acquisition transaction.

    After considering estimated closing costs, the indicated market value of the shareholders' equity of FMI, on a controlling interest basis, as of April 20, 1998, was determined to be $22,500,000.

    DISCOUNTED CASH FLOW ANALYSIS. Marshall & Stevens performed a discounted cash flow analysis of projected net debt-free cash flow ("EBIT" less taxes, capital expenditures, changes in working capital and plus noncash charges) of FMI (normalized by Management) for the fiscal years 1999 through 2003 based on certain operating and financial assumptions provided by Management. This cash flow was discounted and summed at a discount rate assumption of 15% based on the weighted average cost of capital for FMI--the cost of debt and equity, the capital structure and the cumulative federal and state tax rates. Marshall & Stevens then added the residual year (year beyond the discrete projection time period to reflect the going concern value of FMI into perpetuity) to derive a present value. From this present value, Marshall & Stevens subtracted the interest-bearing debt, if any, to arrive at an equity value.

    The operating projections, which are based on FMI remaining independent, are summarized as follows:

                      NET DEBT FREE CASH FLOW PROJECTIONS

                                                               MARCH 31,
                                         -----------------------------------------------------
($000S)                                    1999       2000       2001       2002       2003
---------------------------------------  ---------  ---------  ---------  ---------  ---------
Revenues...............................  $  31,612  $  36,515  $  40,167  $  44,184  $  46,393
                                         ---------  ---------  ---------  ---------  ---------
EBIT...................................      3,082      3,775      4,046      4,481      4,725
                                         ---------  ---------  ---------  ---------  ---------
Net debt-free cash flow................      1,597      1,922      2,172      2,407      2,680
                                         ---------  ---------  ---------  ---------  ---------

    The above projections are forward-looking information developed by the Management of FMI. Therefore, the projections and the Opinion are heavily dependent upon future events with respect to industry performance, economic conditions, and the ability of FMI to meet such operating projections. The projections incorporate various assumptions including, but not limited to, net sales, net sales growth, profit margins, income taxes, depreciation, capital expenditures, working capital levels, and discount rates, all of which are critical to the Opinion. Further, the projections reflects an overall significant increase in earnings when compared to historical operations. While Management of FMI and Marshall & Stevens deemed such projections to be reasonable and valid at the date of the Opinion, there is no assurance or implied guarantee that the assumed facts will be validated or that the circumstances will actually occur.

    After considering estimated closing costs, the indicated market value of the shareholders' equity of FMI, on a controlling interest basis, as of April 20, 1998 was determined to be $20,400,000.

    RECAPITULATION.

ANALYSIS                                                                         MARKET VALUE
-------------------------------------------------------------------------------  -------------
Selected Comparable Company....................................................  $  22,600,000
Comparable Transaction.........................................................     22,500,000
Discounted Cash Flow...........................................................     20,400,000

    In deriving a final conclusion, Marshall & Stevens reconciled the value indications by weighting their relative significance depending upon the circumstances and the quantity of reliable market data. The selected comparable company analysis reflects the consensus of many investors relative to the historical profitability of public companies considered comparable to FMI. The comparable transaction analysis reflects actual market transactions within the industry in the merger and acquisition marketplace, but reflected transactions from 1995 to 1996, which were not proximate to the Opinion date. The discounted cash flow analysis considers the future profit potential coupled with the riskiness of that return, and avoids the difficulty in identifying public companies considered comparable to FMI. In Marshall & Stevens's analyses, it applied various sensitivity weightings to the analyses with the least weight applied to the comparable transaction analysis since the transactions involved date back to 1995 and 1996 and the multiples derived from this analysis may have included synergistic and strategic motivations to the buyers.

    The weight given by Marshall & Stevens to the analysis is as follows:

 RANGE OF VALUES
  DETERMINED BY       SELECTED COMPARABLE          COMPARABLE            DISCOUNTED CASH
MARSHALL & STEVENS     COMPANY ANALYSIS       TRANSACTION ANALYSIS        FLOW ANALYSIS
------------------  -----------------------  -----------------------  ---------------------
  $   21,500,000                  40%                      10%                     50%
      21,300,000                  30%                      10%                     60%

    The trading price analysis discussed below was not used since Marshall & Stevens viewed such analysis as a reasonableness check on the other analyses.

    TRADING STOCK PRICE ANALYSIS. Marshall & Stevens also considered the stock trading price of $5.75 as of April 17, 1998 (the most currently available trading price as of the Opinion date) which represents the aggregate minority interest in FMI. Because Marshall & Stevens was valuing FMI on a controlling basis, the preceding preliminary aggregate minority value must be adjusted to reflect control as discussed in the previous "Selected Comparable Company Analysis." In Marshall & Stevens's selection of the control premium, it also considered the announcement of the potential sale of FMI as resulting in an upward intrinsic adjustment to value, when noting that the Common Stock of FMI was trading within a range of $4.00 to a low $3.50 per share for the 30-day trading period prior to the public announcement date (March 19, 1998).

    Based on these factors, Marshall & Stevens selected 15% as the appropriate control premium. After considering estimated closing costs, the indicated market value of the shareholders' equity of FMI, on a controlling interest basis, as of April 20, 1998, was determined to be $21,400,000.

    SUMMARY. Based on the information and analyses summarized in Marshall & Stevens's Opinion and its various sensitivity weightings Marshall & Stevens determined, the market value of the shareholders' equity of Fireplace Manufacturers, Inc., on a controlling interest basis, as of April 20, 1998, ranged from $21,300,000 to $21,500,000.

    Marshall & Stevens delivered a written Opinion to FMI's Board of Directors on April 20, 1998, to the effect that, as of such date, and based upon the assumptions made, general procedures followed, factors considered and limitations on the review undertaken as set forth in such Opinion, the Merger Consideration is fair to such shareholders from a financial point of view. References herein to the "Opinion" refer to the written Opinion of Marshall & Stevens dated April 20, 1998. Marshall & Stevens also accompanied the Opinion with a detailed report, which is summarized above. The Opinion and the other information regarding Marshall & Stevens have been included herein with the consent of Marshall & Stevens.

    The full text of the Opinion, which sets forth the assumptions made, general procedures followed, factors considered and limitations on the review undertaken by Marshall & Stevens in rendering its Opinion is attached as Appendix B and is incorporated herein by reference. The Opinion is directed only to the fairness from a financial point of view of the Merger Consideration to be received by the FMI shareholders pursuant to the Merger Agreement and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger Agreement and the transactions contemplated thereby. The summary of the Opinion and the report set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Opinion and accompanying report. Shareholders are urged to, and should read the Opinion and the report in their entirety. For copies of the entire Opinion and report, please contact Corporate Secretary, Fireplace Manufacturers, Inc., 2701 South Harbor Boulevard, Santa Ana, California 92704.

    OTHER INFORMATION. In connection with the Opinion, Marshall & Stevens made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things,

Marshall & Stevens: (i) inspected the audited financial statements for the four fiscal years ended between March 31, 1994 and 1997 and internally prepared financial statements for the year ended March 31, 1998, which FMI's management identified as being the most current financial statements available(1); (ii) inspected copies of the following documents and agreements: Letter of Intent between DESA and FMI dated March 19, 1998, a draft Agreement and Plan of Merger between DESA and FMI dated March 27, 1998, drafts of the Non-Competition Agreement for Willard V. Harris, Jr., Willard P. Harris, John D. Hornsby and James L. Behrens, dated April 2, 1998, drafts of Employment Agreements with Willard P. Harris and John D. Hornsby, dated April 2, 1998 in the form provided to Marshall & Stevens and assumed that the final executed form of such agreements would not vary in any regard that is material to their analysis;
(iii) met with certain members of the senior management of FMI to discuss the operations, financial condition, future prospects and projected operations and performance of FMI, and talked with representatives of FMI's independent accounting firm and counsel to discuss certain matters; (iv) visited the facilities and business offices of FMI; (v) reviewed internal, non-public financial and operating data provided by FMI, including forecasts and projections prepared by FMI's management with respect to FMI for the year ended March 31, 1998; (vi) reviewed the historical market prices and trading volume for FMI's publicly traded securities; (vii) reviewed certain other publicly available financial data for certain companies that Marshall & Stevens deemed comparable to FMI, and publicly available prices and premiums paid in other transactions that Marshall & Stevens considered similar to the Merger; (viii) reviewed one written(2) offer for FMI; and (ix) conducted such other studies, analyses and inquiries as Marshall & Stevens deemed appropriate, including those described above.

    Marshall & Stevens did not and was not engaged or requested to initiate any discussions with third parties or to solicit any third-party indications with respect to a possible acquisition of FMI. Furthermore, Marshall & Stevens did not and was not requested to negotiate the terms of the Merger Agreement or to advise FMI with respect to alternatives with respect to the Merger, and Marshall & Stevens did not make any recommendations as to the form or amount of consideration to be paid. The terms of the Merger and Merger Agreement, including the form and amount of consideration, were determined on the basis of arm's-length negotiations between FMI and DESA.

    In arriving at its Opinion, Marshall & Stevens made its determination as to the fairness, from a financial point of view, of the Merger Consideration on the basis of the analyses described above. No restrictions or limitations were imposed by FMI upon Marshall & Stevens with respect to the investigation made or the procedures followed in rendering its Opinion. Marshall & Stevens' Opinion is not intended to be and does not constitute a recommendation to any shareholder as to whether to accept the consideration to be received by such FMI shareholder in connection with the Merger Agreement.

    The Opinion of Marshall & Stevens assumes that the Merger Consideration is $7.14 per share. The Board of Directors of FMI relied on such Opinion since the Opinion valued FMI on a controlling interest basis between $21,300,000 to $21,500,000 while the Merger Consideration is $23,750,000 less any Indebtedness for Borrowed Money as of the Effective Time. Therefore, to reduce the Merger Consideration by ten cents per share. FMI would have to incur $332,677.50 of "Indebtedness for Borrowed Money." Further, FMI does not intend to borrow and funds through the Effective Time and the Board of Directors believes no adjustment of the Merger Consideration will occur as of the Effective Time. Finally, unless the Merger Consideration was reduced to less than $21,300,000, the Opinion would consider the Merger Consideration fair.

------------------------

(1) Management of FMI believes that there were no material differences between these internally prepared projected financial statements for the year ended March 31, 1998 and the actual financial statements for such fiscal year included herein.

(2) The written offer was from Lennox Industries, Inc. and is referred to in the Opinion.

EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION

    On the Closing Date, DESA will deposit with The Bank of New York (the "Paying Agent") a cash amount equal to the aggregate of the Merger Consideration for the FMI Shares pursuant to the Merger Agreement. As soon as practicable after the Effective Time, the Paying Agent will mail to each holder of record of FMI Shares entitled to receive the Merger Consideration a letter of transmittal with instructions for the surrender of certificates representing such securities in exchange for the Merger Consideration. Upon surrender of such certificates together with the duly completed and executed letter of transmittal and such other documents as the Paying Agent may reasonably require, the Paying Agent will deliver the Merger Consideration payable with respect to such FMI shares in accordance with the instructions in the letter of transmittal. No interest will be paid or will accrue on the cash payable upon the surrender of any certificates for FMI Shares.

    In order to avoid "backup withholding" of Federal income tax on payments of cash pursuant to the Merger, a shareholder surrendering FMI Shares in the Merger must, unless an exemption applies, provide the Paying Agent with such shareholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalty of perjury that such TIN is correct and that such shareholder is not subject to backup withholding. If a shareholder does not provide its correct TIN or fails to provide the certifications described above, the Internal Revenue Service ("IRS") may impose a penalty on such shareholder and payment of cash to such shareholder pursuant to the Merger may be subject to backup withholding of 31%. All shareholders surrendering FMI Shares pursuant to the Merger should complete and sign the main signature form and the Substitute Form W-9 included as part of the letter or transmittal to be sent after the Merger to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proven in a manner satisfactory to FMI and the Paying Agent). Certain shareholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. After the Merger, noncorporate foreign shareholders should complete and sign a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Paying Agent, in order to avoid backup withholding.

    There will be no further transfers of FMI Shares on the transfer books of FMI after the Effective Time.

    Any portion of the Merger Consideration which remains undistributed six months after the Payment Date will be returned to DESA as the surviving corporation and holders of FMI Shares may thereafter look only to DESA for the payment of the Merger Consideration. If any certificates for FMI Shares have not been surrendered prior to six years after the Payment Date (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental entity), the Merger Consideration payable in respect of such certificates will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interests of any person previously entitled thereto.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Board of Directors with respect to the approval and adoption of the Merger Agreement and the transactions contemplated thereby, FMI shareholders should be aware that certain directors and executive officers of FMI have certain interests in the Merger that are different from, or in addition to, the interests of FMI's shareholders generally.

    As contemplated by the Merger Agreement, FMI's Board of Directors has taken action to cause all outstanding stock options to purchase FMI Shares to be canceled as of the Effective Time, as detailed herein:

NAME(1)                                                      NUMBER OF OPTIONS   EXERCISE PRICE
-----------------------------------------------------------  ------------------  ---------------
Willard V. Harris, Jr.(2)..................................         250,000         $    2.88
Willard P. Harris(2).......................................         250,000              2.88
John D. Hornsby(2).........................................         250,000              2.88
James L. Behrens(2)........................................          50,000              2.88
Jane Iovine(3).............................................          25,000              2.88
Gerrardo Lozano(3).........................................          10,000              2.88

------------------------

(1) For positions with FMI, see "DIRECTORS AND EXECUTIVE OFFICERS."

(2) All the options held by such individuals will be canceled for $1.00 in the aggregate per person.

(3) Each of the options held by such individual will be canceled for the Merger Consideration per share less $2.88 per share for each vested share underlying the options (5,000 shares for Ms. Iovine and 2,000 shares for Mr. Lozano).

    The Merger Agreement, as amended by Amendment No. 2, provides that at the Effective Time, Willard V. Harris, Jr., Benjamin C. Harris, Willard P. Harris, John D. Hornsby and James L. Behrens will enter into three year non-competition agreements with DESA and will receive at the Effective Time pursuant to such agreements $517,500, $382,500, $950,000, $950,000 and $250,000, respectively.
Further, Willard P. Harris and John D. Hornsby will enter into new three year employment agreements with DESA effective on the Effective Time that provide yearly compensation of $200,000 for the first year and $250,000 thereafter. James Behrens and the other officers of FMI will be employed by FMI as a division of DESA, the surviving corporation. Immediately prior to the Merger, all existing employment agreements of the executive officers of FMI will terminate.

    In connection with the Merger Agreement, Willard V. Harris, Jr., Benjamin C. Harris, Willard P. Harris, John D. Hornsby and James L. Behrens and certain affiliates entered into a Voting and Option Agreement with DESA which provides that such persons will vote their FMI Shares for the Merger Agreement and against any competing transaction and grants DESA an irrevocable proxy to vote such shares for such purposes. The Voting and Option Agreement also granted DESA an option to purchase the FMI Shares and stock options held by such persons exercisable at the same price as provided in the Merger Agreement for the FMI Shares and such price less the exercise price for the stock options if (i) in the event of a material breach of the Merger Agreement by FMI or any shareholders of FMI who is a party to the Merger Agreement that has not been cured, or if any representation or warranty of FMI or such shareholders shall have become untrue in a material respect, which in either case prevents the Merger or delays the Merger beyond September 30, 1998: (ii) the Board of Directors of FMI withdraws or modifies its recommendation regarding the Merger in a manner adverse to DESA; (iii) FMI, the Board of Directors of FMI or such shareholders take any action regarding an Acquisition Transaction in contravention of the Merger Agreement; (iv) FMI or its Board of Directors supplies any non-public information or enters into discussion or negotiations with a third party in connection with an unsolicited proposal regarding an Acquisition Transaction; or (v) any shareholder of FMI who is a party to the Voting and Option Agreement does not vote for the Merger. If DESA exercises such option it must also enter into the non-competition agreements discussed above. The Voting and Option Agreement terminates automatically if not exercised within 120 days after the date of such Voting and Option Agreement (May 13, 1998) and the expiration of the requisite governmental waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 has expired (which waiting period has expired), and in any event will terminate if not exercised within 180 days of May 13, 1998.

    The Merger Agreement provides that for a period of at least three years from the Effective Time, DESA will indemnify FMI's directors and officers in accordance with and subject to the provisions of FMI's Articles of Incorporation and Bylaws as in effect prior to execution of the Merger Agreement. See "THE MERGER AGREEMENT--Indemnification of Directors and Officers."

    Finally, Willard V. Harris, Jr. and Benjamin C. Harris will purchase from FMI at the Effective Time for $25,000, FMI's limited partnership interests in California Real Estates Partners, a California Limited Partnership in which Benjamin C. Harris is the general partner. Such partnership interest is carried on the books of the Company at no value and owns an apartment complex in Orange County, California in which it is estimated that the mortgages exceed the fair market value of such apartment complex.

    See "The MERGER--Indemnification by and of Directors and Executive Officers" for the indemnification obligations to DESA of the principal shareholders of FMI.

    No officer or director of FMI will receive any equity interest in DESA as of the Effective Time and there are no arrangements for any such persons to acquire any such equity interests after the Effective Time.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following is a summary of material United States federal income tax consequences of the Merger. EACH HOLDER OF FMI SHARES IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

    The receipt of cash in exchange for FMI Shares pursuant to the Merger will constitute a taxable transaction for Federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also constitute a taxable transaction under applicable state, local, foreign and other tax laws. As a result, a holder of FMI Shares will generally recognize gain or loss for Federal income tax purposes in an amount equal to the difference between the amount of cash received by the shareholder pursuant to the Merger and such shareholder's aggregate adjusted tax basis in the FMI Shares. Gain or loss will be calculated separately for each block of FMI Shares exchanged pursuant to the Merger. If the FMI Shares are held as capital assets (within the meaning of Section 1221 of the Code), any gain or loss recognized by the holder of such FMI Shares will constitute capital gain or loss, and will constitute long-term capital gain or loss if the securities were held for more than 12 months as of the date of disposition.

    For noncorporate shareholders, long-term capital gain generally will be subject to Federal income tax at a maximum rate of 28% if the underlying securities have been held for more than 12 months but not more than 18 months as of the date of disposition. If the underlying securities have been held for more than 18 months as of the date of disposition, however, any long-term capital gain recognized by a noncorporate shareholder generally will be subject to Federal income tax at a maximum rate of 20%. There are limits on the deductibility of losses.

    A shareholder (other than certain exempt shareholders including, among others, all corporations and certain foreign individuals) that exchanges securities may be subject to backup withholding at a rate of 31% unless the shareholder provides its correct TIN (or certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder that does not furnish its correct TIN in the prescribed manner or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the IRS, and gross proceeds of the Merger payable to such shareholder may be subject to backup withholding at a rate of 31%. Each shareholder should complete and sign the Substitute Form W-9 to be included as part of the letter of transmittal which will be sent after the Merger so as to provide the information and certification necessary to avoid backup withholding.

    If backup withholding applies to a shareholder, the Paying Agent is required to withhold 31% from payments to such shareholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return.

    THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE WITH RESPECT TO HOLDERS WHO RECEIVED THEIR FMI SHARES PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION OR WITH RESPECT TO HOLDERS OF SHARES WHO ARE SUBJECT TO SPECIAL TAX TREATMENT UNDER THE CODE, SUCH AS NON-U.S. PERSONS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND FINANCIAL INSTITUTIONS, AND MAY NOT APPLY TO A HOLDER OF SHARES IN LIGHT OF ITS INDIVIDUAL CIRCUMSTANCES. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

                              THE MERGER AGREEMENT

    The following summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and attached hereto as Appendix A, but is intended to summarize the material terms thereof. The Merger Agreement was entered into by and among FMI, DESA, Merger Sub, Willard V. Harris, Jr., Benjamin C. Harris, Willard P. Harris and John D. Hornsby. Shareholders are urged to read the Merger Agreement in its entirety.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of the parties thereto, including representations and warranties by each of FMI, DESA and Merger Sub as to, among other things: (i) their corporate organization, standing and power; (ii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; and (iii) the Merger Agreement's non-contravention of any agreement, law, charter or bylaw provision of such party and the absence of the need (except as specified) for governmental or third party consents to the Merger. In addition, the Merger Agreement includes representations and warranties by FMI Shares as to, among other things:
(i) the capitalization of FMI; (ii) the interest of FMI in other entities; (iii) the accuracy of FMI's financial statements; (iv) the absence of certain undisclosed liabilities; (v) the conduct of the business of FMI in the ordinary and usual course and the absence of any material adverse change in the financial condition, assets, liabilities or business of FMI since March 31, 1997 or December 31, 1997; (vi) certain tax matters; (vii) the terms, existence, operations, liabilities and compliance with applicable laws of FMI's benefit plans and certain other matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (viii) the absence of pending or threatened litigation, except as disclosed; (ix) certain contracts and commitments; (x) ownership of and rights to use certain intellectual property;
(xi) the nature and existence of liens, insurance, personal property and real property of FMI; (xii) possession of required governmental permits and compliance with applicable laws, including environmental laws and related matters; (xiii) product warranty and safety matters; and (xiv) the accuracy of information supplied by FMI for inclusion in this proxy statement.

EFFECT ON STOCK OPTIONS

    As of the Record Date, FMI had outstanding options to purchase an aggregate of 835,000 FMI Shares, all of which will be canceled on the Effective Time. FMI has obtained from each holder of such options an agreement to cancel his or her options immediately prior to the Effective Time for the aggregate consideration of $28,823 as explained in "THE MERGER--Interests of Certain Persons in the Merger."

NO SOLICITATION

    FMI has agreed that, without the prior written consent of DESA, prior to the Effective Time, FMI will not initiate the direct and active solicitation of any other party (other than DESA and Merger Sub) for a proposal that such other party merge with, consolidate, or acquire the capital stock or substantially all of the assets of FMI or any of its subsidiaries (an "Acquisition Transaction"); provided, however, that if FMI, without direct and active solicitation, receives from any other party (other than DESA or Merger Sub) a proposal with respect to an Acquisition Transaction, then FMI shall be entitled to respond thereto in all appropriate ways consistent with the fiduciary duties of the directors of FMI if a majority of the Board of Directors determines in good faith by a majority vote, after consultation with its financial advisor, that such proposal results in a transaction more favorable than the Merger and if counsel has advised in writing that the failing to take such action would likely result in a breach of the Board of Directors' fiduciary duties under applicable law. FMI has also agreed to advise DESA of the receipt by it of any proposal from any other party concerning an unsolicited proposal.

INDEMNIFICATION BY AND OF DIRECTORS AND OFFICERS

    Willard V. Harris, Jr., Benjamin C. Harris, Willard P. Harris and John D. Hornsby have each agreed to jointly and severally indemnify DESA (except with respect to representations and warranties as each individual's ownership of FMI Shares which indemnity is several) for breaches of the representations and warranties of the Company in the Merger Agreement for any losses above $200,000 and with a maximum liability of $1,750,000 in the aggregate, plus an additional $750,000 for environmental matters. Such individuals have agreed to indemnify and hold harmless DESA for their respective representations and warranties in the Merger Agreement and, along with James Behrens, the Voting and Option Agreement. In general under the Merger Agreement the Company's representations and warranties survive for one year from the Effective Time, except for certain provisions such as capitalization, taxes and ERISA, which survive until the applicable statute of limitations expires and environmental matters which survive for three years from the Effective Time but the additional $750,000 liability for environmental matters will expire, in general, no later than two years after the Effective Time. The individual representations and warranties regarding ownership of their respective FMI Shares survive forever.

    Willard V. Harris, Jr., Benjamin C. Harris, Willard P. Harris and John D. Hornsby have also agreed to indemnify DESA for any "Indebtedness for Borrowed Money" which results from unpaid costs and expenses of the Merger incurred by FMI which were not paid as of the Effective Time and for which unpaid costs and expenses as of the Effective Time exceeded FMI's cash or cash equivalents on hand as of the Effective Time to the extent such costs and expenses are not deducted from the Merger Consideration. Payment of the Merger Consideration will occur on the Effective Time. Also as of the Effective Time, FMI intends to pay any known cost and expenses which have not previously been paid. The Management of FMI believes that if there are any unpaid cost and expenses in excess of the cash and cash equivalents on hand at the Effective Time, such amounts will not be deducted from the Merger Consideration since such unpaid amounts will not be known when the Merger Consideration is paid. Therefore, it is anticipated that any unpaid cost and expenses in excess of the cash and cash equivalents as of the Effective Time, will be paid through the indemnity arrangement.

    DESA has agreed to indemnify persons who served as directors, officers and agents of FMI on or before the Effective Time in accordance with and subject to the provisions of FMI's Articles of Incorporation and Bylaws as in effect prior to the execution of the Merger Agreement for a period of three years with respect to matters occurring on or prior to the Effective Time.

CONDITIONS TO THE MERGER

    It is a condition to the obligations of FMI, on the one hand, and DESA and Merger Sub, on the other hand, under the Merger Agreement that the following conditions be satisfied or waived: (i) the shareholders of FMI approve the Merger Agreement, (ii) the representations and warranties of each party to the other shall be true and correct in all material respects as of the Closing Date;
(iii) all governmental consents shall have been obtained; (iv) no injunctions or other action prohibiting the Merger shall be in effect; (v) each party shall have performed and complied in all material respects with all covenants, agreements and conditions contained in the Merger Agreement required to be performed by or complied with by it on or prior to the Closing Date; and (vi) the expiration of the waiting period required by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall have expired (which waiting period has expired). The obligations of DESA and Merger Sub are also subject to the conditions that (i) there have been no material adverse changes in FMI since December 31, 1997; (ii) all third party consents required by FMI to consummate the Merger have been obtained; (iii) none of the governmental regulatory approvals shall have contained any burdensome conditions; (iv) there is no new litigation adverse to FMI; (v) holders of no more than 10% of the outstanding FMI Shares shall have exercised their dissenters rights: (vi) the Voting and Option Agreement, employment agreements, severance agreements, and non-competition agreements shall have been entered into and all outstanding employment agreements and stock options of FMI shall have been canceled and pursuant to Amendment No. 1 to the Merger Agreement, Willard V. Harris, Jr. and Benjamin C Harris shall relinquish any future employment or consulting rights after the Merger; (vii) a certificate regarding the absence or amount of indebtedness for borrowed money shall have been delivered; and (viii) DESA shall have received from FMI's counsel a written opinion as to certain matters, including the authority of FMI to enter into the Merger Agreement and the binding nature of the Merger Agreement.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Closing Date by the mutual consent of DESA and FMI or by either FMI or DESA if the Merger has been enjoined. The Merger Agreement may also be terminated by action of either FMI or DESA if (i) there has been a material breach of the Agreement by the other party which has not been cured or if any representation of warranty of the other party has become untrue in a material respect and which can not be cured by the Closing Date or will prevent the Closing Date from occurring beyond September 30, 1998 or (ii) if the Merger shall have not closed by September 30, 1998 by reason of the failure to occur of any joint condition precedent or a condition precedent required of such party to close (unless the failure was due to action of the party seeking to terminate the Agreement).

    The Merger Agreement may be terminated by DESA if at any time prior to the Effective Time, (i) FMI shall have withdrawn its recommendation in favor of the Merger in a manner materially adverse to DESA or has resolved to do so; (ii) FMI, its Board of Directors or its major shareholders solicit others to purchase FMI or the FMI Shares; (iii) FMI furnishes non-public information to or enters into discussions or negotiations with any other person or the Board of Directors recommends an unsolicited bona fide written proposal concerning a corporate reorganization other than the Merger; or (iv) any shareholder of the Company who signed the Voting and Option Agreement, shall breach such agreement.

    In the event of the termination of the Merger Agreement, no party (or any of its directors or officers) will have any liability or further obligation to any other party, except with respect to certain confidentiality requirements as provided in the Merger Agreement and the payment of fees and expenses. Nevertheless, each party to the Merger Agreement will remain liable for any breach or violation thereof prior to such termination.

FEES AND EXPENSES

    FMI and DESA will each pay their own expenses in connection with the Merger Agreement whether or not the Merger is consummated. Management Resource Centers, Inc. will receive a $407,500 fee from FMI if the Merger is consummated for its services in connection with the Merger.

                       RIGHTS OF DISSENTING SHAREHOLDERS

    Shareholders of FMI who object to the terms of the Merger are entitled to certain rights under Chapter 13 of Division 1 of Title 1 of the California General Corporation Law, which is reprinted in its entirety as Appendix C attached hereto. (In reviewing those provisions, it will be helpful for shareholders to know that the Merger is NOT a "short-form merger" and that the FMI Shares do not come within clauses (A) or (B) of Section 1300(b)(1)). In addition, please note that all references in Appendix C and in this summary to a "shareholder" are to the RECORD HOLDER of the dissenting shares and to any transferee of those shares.)

    The following discussion does not purport to be a complete statement of the law relating to dissenters' rights, and is qualified in its entirety by Appendix
C. THIS DISCUSSION AND APPENDIX C SHOULD BE REVIEWED CAREFULLY BY ANY SHAREHOLDER WHO OBJECTS TO THE TERMS OF THE MERGER OR WHO WISHES TO PRESERVE HIS RIGHT TO DO SO, SINCE FAILURE TO STRICTLY COMPLY WITH THE PROCEDURES SET FORTH WILL RESULT IN THE LOSS OF AN APPRAISAL REMEDY.

SUMMARY OF PROCEDURES TO BE FOLLOWED BY DISSENTERS

    Any shareholder who desires to exercise his statutory dissenters' rights must take the following steps:

    1. Not vote in favor of the Merger. (If the FMI Shares are voted in favor of the Merger, they will not become dissenter shares).

    2. Submit a written demand to FMI or its transfer agent, which must be RECEIVED within 30 days after a notice of approval of the Merger by the shareholders is mailed by FMI (the "Notice of Approval"). For the requirements of such written demand, see "Initial Steps Required to Perfect Dissenters' Rights" below. FMI's transfer agent is The Bank of New York, 101 Barclay Street, New York, New York 10286.

    3. Submit his share certificates for endorsement to FMI or its transfer agent within the same 30-day period.

    4. If no satisfactory resolution is arrived at with FMI, file suit against FMI within six months after the date that the Notice of Approval is mailed.

    5. A PERSON ("BENEFICIAL SHAREHOLDER") HAVING A BENEFICIAL INTEREST IN THE FMI SHARES WHICH, HOWEVER, ARE HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD SHAREHOLDER TO TIMELY AND PROPERLY FOLLOW THE ABOVE STEPS. ONLY THE RECORD SHAREHOLDER CAN CLAIM DISSENTERS' RIGHTS.

    Important details concerning these requirements are set forth below; failure to take these actions in a proper and timely manner will result in the loss of an appraisal remedy.

FAIR MARKET VALUE

    If the Merger is consummated, FMI's shareholders who elect to exercise their statutory dissenters' rights and who properly and timely perfect them are entitled to receive, instead of the Merger Price of $7.14 per share (subject to adjustment), the "fair market value" of their FMI Shares. Pursuant to Section 1300(a) of the California General Corporation Law, such "fair market value" is to be determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation in consequence of the proposed transaction.

    For the purpose of dissenters' rights, the Board of Directors has determined the "fair market value" of any dissenting shares to be the same as the Merger Consideration, namely $7.14 per share, subject to adjustment. Section 1301(a) requires FMI to make such a determination. This statement constitutes an offer by FMI, assuming the Merger is consummated, to purchase at such fair market value of $7.14 per share, subject to adjustment, any FMI Shares which become dissenting shares. However, FMI's determination is not binding on shareholders, and if that offer is not accepted, a dissenting shareholder has the right to commence a lawsuit to have the "fair market value," as described in Section 1300(a), determined by a court. The fair market value as determined by the court in those circumstances could be higher or lower than $7.14 per share, subject to adjustment.

INITIAL STEPS REQUIRED TO PERFECT DISSENTERS' RIGHTS

    Any holder of record of FMI's Shares who objects to the Merger may dissent from the Merger by not voting for the Merger and then making a written demand upon FMI (or its transfer agent) that FMI purchase his FMI Shares for cash and pay to such shareholder the fair market value, as defined above. Such written demand must state the number and class of shares held of record by such shareholder and which such shareholder demands FMI to purchase for cash, and must also contain a statement of the purchase price which such shareholder claims to be the fair market value of the shares, as defined above. That statement will constitute a legal offer by such shareholder to sell such FMI Shares to FMI at that price. Such shareholder's share certificate(s) must also be submitted to FMI or its transfer agent, and will be stamped or endorsed with a statement that the FMI Shares are dissenting shares.

    If FMI or its transfer agent does not receive the written demand and share certificates of a dissenting shareholder within 30 days after FMI mails a notice that its shareholders have approved the Merger to the shareholder (the "Notice of Approval"), such shareholder shall be bound by the Merger and shall lose his right to receive the fair market value (as defined above) of his FMI Shares, as opposed to the Merger Consideration.

    Assuming a dissenting shareholder makes the above-mentioned demand in a timely and proper manner, and submits his FMI Share certificates for endorsement, FMI has no present intention to offer any price higher than $7.14 per share, subject to adjustment. However, under the statute, if FMI and the dissenting shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder would be entitled to the agreed price, with interest thereon at 10% per annum from the date of the agreement. Payment for the shares would then be made within 30 days after a price had been agreed upon, or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later, upon surrender of the certificates representing the FMI Shares, unless FMI and the dissenting shareholder agree otherwise. Upon payment of the agreed price with interest, the dissenting shareholder would cease to have any interest in such FMI Shares or in FMI.

COURT PROCEEDINGS

    If FMI and a dissenting shareholder do not agree that the FMI Shares are dissenting shares or as to their fair market value, then the shareholder or FMI may, within six months after Notice of Approval was mailed to the shareholder, file a suit in the Superior Court of Orange County, California, or any other proper county, asking for a determination whether the shares are dissenting shares and/or of the fair market value of the shares, or, may intervene in any other action raising the same issues. Two or more dissenting shareholders may join as plaintiffs or may be joined as defendants in any such suit, and two or more such suits may be consolidated and determined in a single proceeding by the court. FMI has no present intention to initiate such a suit, and if a dissenting shareholder fails to file suit (or otherwise to become a party to such a suit) within such six-month period, his shares lose their status as dissenting shares.

    At the trial of the action, if the status of the FMI Shares as dissenting shares is disputed, the court will first determine that issue. If the fair market value of the FMI Shares is disputed, the court shall determine (or shall appoint one or more impartial appraisers to determine) the fair market value of such shares. If the court appoints appraisers and they make and file a report as to the fair market value of such shares, after considering such evidence as the court considers relevant, it may confirm their report if the court finds it reasonable. Otherwise, the court shall determine the fair market value of the FMI Shares and enter a judgment accordingly. Any party to the suit may appeal from the judgment in such action.

    A dissenting shareholder shall be entitled to the fair market value of the hereinabove described FMI Shares as set forth in such a judgment upon the endorsement and delivery to FMI of the certificate(s) for such shares. The costs of the action, including reasonable compensation to the appraisers as fixed by the court, may be assessed or apportioned as the court considers fair, but if the appraisal exceeds the price offered by FMI, FMI shall pay the costs. If the price awarded by the court is more than 25% greater than the price offered by FMI, the court has further discretion to require FMI to pay the shareholder's attorneys' fees, the fees of the shareholder's expert witnesses and interest at 10% per annum from the date on which the shareholder made his written demand on FMI and submitted his share certificates for endorsement.

LOSS OF DISSENTERS' RIGHTS

    Dissenting shares lose their status as such if any of the following occur: the Merger proposal is abandoned; the shares are voted in favor of the Merger; the shares are transferred before being submitted to FMI for endorsement; the shareholder withdraws his demand with the consent of FMI; or, in the absence of agreement between the shareholders and FMI as to the price of his shares, the shareholder fails to file suit against FMI or otherwise become a party to such a suit within six months following the mailing of a Notice of Approval.

FURTHER INFORMATION

    The foregoing summarizes the provisions of Sections 1300 through 1305 and
Section 1309 of the California Corporations Code, but shareholders considering exercising their rights under those Sections should also read Section 1306 through 1308 and Sections 1310 through 1312, contained in Appendix C. Among other things, those provisions state that a dissenting shareholder may not withdraw a demand for payment unless FMI consents, that any cash dividend declared by FMI after the date of the Merger will be credited against the amount ultimately paid by FMI for dissenting FMI Shares and will not be in addition to the price ultimately fixed for such shares.

    The receipt of payment for dissenting shares will result in recognition of gain or loss for Federal income tax purposes by such dissenting shareholders, in general as of the date of the payment for the dissenting shares rather than as of the effective date of the Merger. Otherwise, the Federal income tax consequences to shareholders pursuing their dissenters' rights will be similar to those of other shareholders, as described in "THE MERGER--Certain Federal Income Tax Consequences of the Merger."

                           OWNERSHIP OF COMMON STOCK

    The following table sets forth, as of the Record Date, the information with respect to Common Stock ownership of each person known by FMI to beneficially own more than five percent of the outstanding Common Stock, by each director who beneficially owns any Common Stock and by any executive officer named in FMI's Summary Compensation Table for the year ended March 31, 1998 and by all directors and officers as a group.

                                                                       AMOUNT
NAME AND ADDRESS                                                    BENEFICIALLY        PERCENT
OF BENEFICIAL OWNER                                                   OWNED(1)         OF CLASS
--------------------------------------------------------------  --------------------  -----------
DESA International Inc. ......................................         1,922,075(2)         57.8%
  2701 Industrial Drive
  Bowling Green, KY 41702

Benjamin C. Harris ...........................................           259,250(3)          7.8%
  2701 S. Harbor Blvd.
  Santa Ana, CA 92407

Willard V. Harris, Jr. .......................................           368,780(4)         11.1%
  2701 S. Harbor Blvd.
  Santa Ana, CA 92407

Willard P. Harris ............................................           413,392(5)         12.4%
  2701 S. Harbor Blvd.
  Santa Ana, CA 92407

John D. Hornsby ..............................................           480,748(6)         14.5%
  2701 S. Harbor Blvd.
  Santa Ana, CA 92407

James L. Behrens .............................................           101,252             3.0%
  Vice President of Sales & Marketing
  2701 S. Harbor Blvd.
  Santa Ana, CA 92407

All Directors & Officers as a group (6 persons)...............         1,380,172            41.5%

------------------------

(1) The above amounts exclude any options which will be canceled at the Effective Time of the Merger as described in "THE MERGER--Interest of Certain Persons in the Merger."

(2) Includes the 1,657,775 shares underlying the Voting and Option Agreement. Excluding such shares, DESA owns 249,300 shares or 7.5% of the outstanding FMI Shares.

(3) Includes 34,000 shares held by the Burton-Harris Family Trust in which Mr. Harris is a trustee.

(4) Includes 34,000 shares held by the Harris-Taylor Family Trust in which Mr. Harris is a trustee.

(5) Includes 50,000 shares held by Mr. Harris' wife and 10,400 shares Mr. Harris holds as custodian under the California Uniform Gifts to Minors Act for the benefit of his two children.

(6) Includes 50,000 shares held by Mr. Hornsby's wife and 50,000 shares held by the Hornsby Family Trust in which Mr. Hornsby is a trustee.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The executive officers and directors of FMI are as follows:

NAME                                                        POSITION                          AGE
--------------------------------------  ------------------------------------------------      ---
Willard V. Harris, Jr.................  Chairman of the Board of Directors                        64

Willard P. Harris.....................  President, Chief Executive Officer and Director           42

John D. Hornsby.......................  Chief Operating Officer, Secretary and Director           44

James L. Behrens......................  Vice President of Sales and Marketing                     43

Jane Ann Iovine.......................  Vice President of Finance                                 36

Gerardo C. Lozano.....................  Vice President of Manufacturing                           37

    Willard V. Harris, Jr., has been Chairman of the Board of Directors since March 1978. He was also President and Chief Executive Officer of FMI between March 1978 and February 1983. Mr. Harris is a trustee of the University of Whittier College.

    Willard P. Harris has been President, Chief Executive Officer, and Director of FMI since February 1983. From June 1980 to February 1983, he held positions from Regional Sales Manager to General Sales Manager of FMI. Willard P. Harris is the son of Willard V. Harris, Jr.

    John D. Hornsby was named Chief Operating Officer in April 1987, and has been Secretary and a Director of FMI since February 1983. He joined FMI in May 1978 as a manager trainee and became Operations Manager in 1979.

    James L. Behrens was named Vice President of Sales and Marketing in February 1996. Mr. Behrens worked as a consultant for a fireplace distributor, Inland Distributors, for four years prior to joining FMI in 1996. He has over 16 years of experience in the fireplace industries.

    Jane Iovine was named Vice President of Finance in July of 1995, and she has been with FMI since March of 1994. Prior to joining FMI, Ms. Iovine was senior accountant-consolidations with Calcomp, a manufacturer of computer peripherals, for three years. She is a graduate of San Diego State University and has been a CPA since May 1990.

    Gerardo C. Lozano was named Vice President of Manufacturing in 1993. He started at FMI as a trainee in 1983 and has served in various positions since that time.

                                    BUSINESS

    FMI designs, manufactures, and sells factory built, energy-efficient metal fireplace systems. FMI also produces free standing stoves and a series of vented and ventfree gas log sets.

METAL FIREPLACE SYSTEMS AND RELATED PRODUCTS

    FIREPLACES. FMI currently produces wood-burning metal fireplaces, decorative gas appliances with refractory-lined fireboxes, horizontal/vertical gravity direct vent wall furnaces, and related chimney flues. Optional features of the fireplaces include the ability to accept natural gas, glass doors, decorative facings, outside air intakes, and electrical fans. The fireplaces are used in single-family homes, condominiums, apartments, other multiple-family dwellings, and in manufactured housing. They can be used as part of a wall, in a corner, or as a room divider. Fireplaces are sold mainly to one and two-step distributors who install the system for homebuilders in new construction and to retail distributors.

    Each fireplace consists of an inner sheet metal firebox, which is lined with an insulating brick, textured refractory material and an outer sheet metal shell separated from the heat-bearing box. Chimney components, which are attached to the firebox in accordance to the height of the dwelling, are of double-wall construction so that the outer wall may be installed within two inches of the combustible building materials. The firebox has specifically designed vents, which permits convection flow to recirculate warm air heated in that chamber into the room where the fireplace is installed. All fireplaces are finished with a durable powder coat spray finish which resists scuffing, scraping and fading.

    FMI currently produces forty eight models of fireplaces, varying in size and shape with slightly different grillwork styles. The fireplace units are generally sold to distributors at competitive prices. The distributors sell the fireplaces to builders at prices from $400 to $4,000. Twenty-nine of these fireplaces are gas-only models.

    FMI has developed a line of ventfree fireplaces and gas log heaters that have grown in popularity over the last three (3) years. FMI expects the ventfree products to continue to gain customer acceptance in the near future, although it lacks approval in various states.

    FREE STANDING STOVES. Free standing stoves have a powder coated spray finish which resists scuffing, scraping and fading. They can be easily placed in a corner or perpendicularly installed with no chimney or ductwork. The free standing stoves use natural or propane fuel.

    VENTED AND VENTFREE GAS LOG SETS. The vented gas log sets have the ambiance of a wood fire with the convenience of simple ignition or the flip of a switch. The log kits come complete in 16", 18", and 24" with logs, burner grate, connector, volcanic rock, vermiculite and rockwool. Ventfree gas logs can be installed in any FMI vented or ventfree fireplace, masonry fireplaces, as well as other zero clearance manufactured boxes that have approval with FMI ventfree log sets. The log sets can be produced as either round oak or split oak and range in size from 18" to 24". For safety, the ODS (oxygen depletion sensor) will shut the gas logs off if oxygen is depleted or fuel is interrupted in the room.

CUSTOMERS AND MARKETING

    FMI has developed three distribution markets for its products:

    HOMEBUILDERS. This market is the largest and has been a focus for FMI throughout its 20 year history. FMI sells directly to fireplace distributors or "jobbers" who sell, service, and install the fireplaces.

    RETAIL. FMI has turned its focus toward the two-step distribution process in marketing to fireplace centers.

    MANUFACTURED HOUSING. Growth in this market has been at approximately 10% annually, and the competition is substantial. FMI sells to the Evcon Group, a national distributor of furnaces and fireplaces to the manufactured housing industry. FMI's agreement with the Evcon Group provides for the Evcon Group to be the distributor to the manufactured housing industry for FMI's products. This agreement is renewable annually. Eighteen percent of the manufactured housing produced each year have a fireplace.

    FMI also sells in limited international markets: Japan, Canada, Norway, Holland, England and Saudi Arabia. Total sales to all foreign markets are less than 5%.

    GENERAL. The sales and marketing functions are currently managed by FMI's Vice President of Sales and Marketing. FMI employs three regional sales managers. Each manager covers a multi-state region, selling through independent representative agencies, FMI's regional sales managers are based in Campbell, California; Poway, California; and Fredericksburg, Virginia.

    For the fiscal year ended March 31, 1998, sales to the Evcon Group accounted for 23% of FMI sales. Sales to Quality Insulation accounted for 12% of FMI sales. Except for these customers, no other customer accounted for more than 10 percent of metal fireplace sales. The total number of customers is 220.

    The loss of the relationship of any major distributor could have an adverse effect on FMI, at least if FMI could not establish a new distributor for the area.

    As of March 31, 1998, the backlog of firm orders for the metal fireplace systems was not significant. Backlogs typically only represent approximately one or two weeks of sales since products are usually shipped within a few days of an order.

PATENT, TRADEMARKS AND TRADENAMES

    FMI does not own any material patents. The Company filed a trademark application on October 3, 1997, with the U.S. Patent and Trademark Office and anticipates final approval during 1998. The trademarked name is "Universal Ventfree Fireplace."

FABRICATION OF FIREPLACES

    The fireplaces are produced at FMI's plant in Santa Ana, California. Metal forming presses and related equipment are utilized to cut, bend, weld, and rivet a fireplace's component parts. After assembly, the fireboxes are lined with refractory material and painted. As of March 31, 1998, FMI was producing over 400 fireplaces per day.

    FMI's fireplaces go through approximately seven inspections before shipment. In addition, prototype models and samples are periodically tested by independent testing laboratories. FMI also has a fully equipped sealed room testing facility for assessing various characteristics of the component parts of its metal fireplace systems. The line of fireplaces manufactured by FMI has been successfully listed to U.S., Canadian and European Standards by independent agencies which include INCHSCAPE, American Gas Association and Underwriters Laboratories.

SUPPLIES AND RAW MATERIALS

    The major materials used in the production of the fireplaces are galvanized, aluminized and stainless steel, refractory concrete and fiberglass insulation. These materials are generally available at competitive prices and are purchased from more than one supplier.

BUILDING CODES

    The metal fireplaces are subject to the requirements of local building codes and have been listed by Underwriters Laboratories. FMI's fireplace systems meet the requirements of the Veterans Administration and Federal Housing Administration programs, and certain models of FMI fireplaces are approved for manufactured housing.

    Pending legislation in several states and major cities for clean air to meet Environmental Protection Agency requirements has resulted in FMI developing clean-burning appliances, the emphasis being on gas-burning appliances. While continuing to manufacture wood burning fireplaces, FMI has added four gas-burning appliances to the product line, making a total of twenty-nine gas-burning models.

RESEARCH AND DEVELOPMENT

    FMI incurs research and development costs on new product development, improvement of existing products, and product line extension. During 1998, 1997 and 1996, FMI investment in research and development totaled $766,000, $607,000 and $586,000, respectively.

COMPETITION

    There are eight well-established U.S. companies manufacturing metal fireplaces, which are sold on a nationwide basis through a number of distributors and dealers. Since these competitors are primarily privately-held companies or divisions of larger companies, precise financial information as to their competitive impact on FMI is not available. FMI competes, based on lower cost of its units, design innovations, and ease of installation of its fireplace systems. DESA has recently begun to manufacturer metal gas fireplace systems.

    FMI also competes with masons who hand build fireplaces and with precast concrete fireplaces. Hand built masonry fireplaces take longer to install and require on-site preparation of the building. Metal fireplaces require no on-site preparation.

EMPLOYEES

    As of March 31, 1998, FMI employed approximately 200 persons, including approximately 175 in fabrication and a staff of 25 sales, office, engineering, and administrative personnel. None of these employees are covered by collective bargaining agreements, and FMI considers its employee relations to be satisfactory.

PROPERTY

    FMI leases a facility in Santa Ana, California, comprising approximately 104,000 square feet. Effective May 1, 1994, FMI entered into a five-year lease for such facility with monthly rentals of $29,000.

LITIGATION

    A claim was asserted against FMI alleging infringement of a company's patent. The U.S. District Court granted FMI's motion for summary judgement and held that FMI's products do not infringe the patent at issue, either literally or by operation of the doctrine of equivalents. The summary judgement has been appealed. FMI's independent counsel is unable to express an opinion as to the probable outcome of the action and therefore no estimate can be made of a range of amount of loss, if any, that is reasonably possible. No amounts have been accrued with regard to this matter and it is possible that a change in the estimate will occur in the near future. The original claim was for $50 per unit sold that infringed upon the patent and Management estimated that the potential claim was approximately $1,000,000. (FIREPLACE MANUFACTURERS, INC. V. HEARTH TECHNOLOGIES, INC., No. 4-96-1080 (D.Minn.) (ADJ/AJB) and HEARTH TECHNOLOGIES, INC. V. FIREPLACE MANUFACTURERS, INC., No. 4-96-684 (D.Minn.) (ADJ/AJB)).

GENERAL

    FMI was incorporated in California in 1976.

                         MARKET PRICES OF COMMON STOCK

    The FMI Shares are traded on the Electronic Bulletin Board under the symbol FPMI. The following table shows the high and low closing bid prices of the FMI Shares as quoted on the Electronic Bulletin Board for the periods indicated. The quotations were obtained from the National Quotation Bureau Incorporated and represent prices in the over-the-counter market between dealers in securities. They do not include retail mark-ups, mark-down, or commissions, and do not necessarily represent actual transactions.

                                     COMMON STOCK BID
                                          PRICES
                                   --------------------
           CALENDER QUARTER ENDED    HIGH        LOW
           ----------------------  ---------  ---------
1996       March 31                $    0.78  $    0.40
           June 30                      0.93       0.81
           September 30                 0.93       0.37
           December 31                  0.93       0.53

1997       March 31                     1.12       0.75
           June 30                      1.69       1.12
           September 30                 2.88       1.56
           December 31                  3.25       2.75

1998       March 31                     5.88       2.56

    In view of the limited market for and the sporadic trading of the Common Stock, the above prices are not considered a reliable indicator of fair market value. There are approximately 815 beneficial holders of the Common Stock.

    On March 19, 1998, the last trading day before the public announcement of the execution of a Letter of Intent between FMI and DESA with respect to the proposed Merger, the reported closing bid and asked sale prices per FMI Share were $3.87 and $4.35, respectively. On July 31 1998, the reported bid and asked prices per FMI Share were $6 3/8 and $6 1/2, respectively.

    FMI has never paid a cash dividend.

                            SELECTED FINANCIAL DATA

    The following selected financial data should be read in conjunction with the Consolidated Financial Statements of FMI and the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included herein.

                                                     FOR THE YEARS ENDED MARCH 31,
                                         -----------------------------------------------------
                                           1998       1997       1996       1995       1994
                                         ---------  ---------  ---------  ---------  ---------
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Net sales..............................  $  28,999  $  31,844  $  28,729  $  26,705  $  19,813

Net Income.............................      1,321        994         44        457         43

Average Shares Outstanding, Basic......      3,400      3,323      3,536      3,553      3,553

Net Income per Common Share, Basic.....       0.39        .30       0.01       0.13       0.01

Total Assets...........................      6,647      6,937      8,832      8,988      6,379

Total long-term obligations (excluding
  current portion).....................         -0-       235        904        998        732

Cash dividends per share...............         -0-        -0-        -0-        -0-        -0-

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

    FMI has a line of credit with a bank for an aggregate $4,000,000 with an interest rate of 0.50% above prime, payable monthly. At March 31, 1998, there were no amounts outstanding under the line of credit. The net availability remaining under this revolving line of credit is $1,663,000 at March 31, 1998. The line of credit agreements contain restrictive covenants which require maintenance of working capital and other financial ratios, prohibit the payment of dividends and has certain other limitations. The line of credit is subject to renewal on August 3, 1998. FMI does not anticipate the need to renew this line of credit.

    FMI also has available a $500,000 equipment line of credit which converts to a forty-eight month term loan on August 1, 1998. The borrowing under the line bear interest at the bank's prime rate plus 0.75%. The equipment line is subject to the same covenants as the line of credit. At March 31, 1998, there were no amounts outstanding under this agreement.

    Accounts receivable (before allowance for doubtful accounts) at March 31, 1998 were $2,063,000 compared to $2,579,000 at March 31, 1997. This 20% decrease is primarily attributed to improved credit collections. Days sales outstanding at March 31, 1998 was 25 compared to 28 at March 31, 1997. FMI began to utilize an agreement with a finance company whereby the finance company, with the approval of the customer, will purchase receivables from FMI. Under the first program the invoice is paid within 15 days at a discount of 1.75%. Under the second program the invoice is paid within 30 days at a discount of 2.25%. The agreement contains a clause whereby if the finance company repossesses any inventory of the customer, FMI is obligated to buy back the repossessed inventory. There have not been and the Company does not anticipate any material repurchase of inventory. FMI accounts for this arrangement as a sale of receivables. During 1998 and 1997, FMI sold receivables of approximately $4,267,000 and $2,400,000, respectively. The balance sheet at March 31, 1998 includes approximately $150,000 due from the finance company. At March 31, 1998 and 1997 the amount of receivables sold to but not collected by the finance company was approximately $720,000 and $610,000, respectively. The impact of the sales of receivables on the days sales outstanding was to reduce the days sales outstanding by 10 and 9 days at March 31, 1998 and 1997, respectively. The allowance for doubtful accounts decreased for the year by $11,000 from $272,000 to $261,000 at March 31, 1998. The decreased reserve is related to the lower accounts receivable balance.

    The current ratio has increased 29.4% as of March 31, 1998 to 1.76:1 from 1.36:1 at March 31, 1997. FMI benefited from higher margins and decreased accounts payable.

    Inventories decreased $276,000 to $1,571,000 at March 31, 1998 from $1,847,000 at March 31, 1997. The purchased parts inventory was responsible for the majority of this decrease due to an improved purchasing approach that allows for shorter lead time and smaller quantity purchased per transaction.

    FMI has made equipment additions of $243,000 and $345,000 for fiscal 1998 and 1997 respectively. Purchases of fixed assets are anticipated to increase for the fiscal year ended March 31, 1999 although no specific budget has been established at this time. If required, financing for equipment purchases are available from financial institutions.

    FMI's Board of Directors approved the repurchase of up to 500,000 shares of Common Stock from time to time. At various times throughout fiscal 1998, 240,275 shares were repurchased for $644,000. As required by California law, these shares were retired. FMI has suspended the repurchase of stock due to the pending Merger.

    On July 21, 1997, the Company issued 119,100 shares valued at $194,133 as compensation to the Board of Directors and executive officers.

    See also "BUSINESS--Litigation".

RESULTS OF OPERATIONS

    FISCAL YEARS 1998 AND 1997. Sales for the year ended March 31, 1998 decreased by 8.9% from the year ended March 31, 1997. The decrease is attributed to a 12.0% decrease in unit sales offset by a 3.6% increase in average selling price. Decreased unit sales are primarily attributable to a decrease in the manufactured housing industry unit sales during fiscal year 1998. Based on present market conditions, FMI believes sales will remain constant for fiscal year 1999 although there can be no assurances in that regard.

    Costs of sales for fiscal year 1998 were 75.1% of sales as compared with 79.1% of sales in fiscal year 1997. This decrease is attributed to the 3.6% increase in average selling price along with savings on materials costs through improved purchasing techniques. Management's goal is to continue to improve this percentage in fiscal year 1999 although there can be no assurances in this regard.

    Selling, general and administrative expenses increased as a percent of sales by 1.5% to 17.9% of sales in fiscal 1998 compared to 16.4% in fiscal 1997. This increase is attributed to higher bonus expense calculated on the higher 1998 net profit. FMI anticipates a decrease in this percentage in fiscal year 1999 due to the lower bonus rates which were announced for the new year.

    Interest expense decreased in 1998 by 0.7% as a percent of sales over the fiscal year 1997 expense. This decrease is due to interest calculated on lower borrowings. FMI expects interest expense to continue to decrease for 1999 although there can be no assurances in this regard.

    During fiscal year 1998, FMI generated $241,000 in tax credits that can be used to offset State of California income taxes. FMI had $155,000 of tax credit carryforwards available at March 31, 1997. FMI was able to realize only $92,000 of these credits on its March 31, 1998 income tax returns resulting in $292,000 carryforward to future years. FMI's policy is to record valuation allowances on tax credits that are not expected to be realized within two years even though the statuatory expiration date may be longer. Accordingly, FMI has recorded a valuation allowance of $100,000 at March 31, 1998 on the deferred tax assets relating to tax credit carryforwards. FMI did not record a valuation allowance at March 31, 1997 because the tax credit carryforwards of $155,000 were expected to be utilized in two years.

    FMI's 1998 net income as a percent of sales increased 1.5% from 1997. Management believes that continued cost cutting efforts, lower bonuses and better market penetration will allow FMI to remain profitable in 1999 although there can be no assurances in this regard.

    FISCAL YEARS 1997 AND 1996. Sales for the fiscal year 1997 increased 10.8% from fiscal year 1996. The increase in sales is attributed to a 5.5% increase in selling price. The remaining increase is attributable to an increase in the number of units sold. A number of factors affected the selling price, FMI decreased the number of special discounts available to customers, raised the price of the product and increased sales of non fireplace items such as pipe, accessories and log sets. The increase in units sold is explained by a surge in the manufactured housing industry.

    Cost of sales for fiscal year 1997 were 79.1% of sales as compared with 83.2% of sales in fiscal year 1996. This decrease is attributed to the 5.5% increase in average selling price along with a 1.5% increase in plant variable costs.

    Selling, general and administrative expenses increased by 0.9% to 16.4% of sales in fiscal 1997 compared to 15.5% in fiscal 1996. This slight increase is attributable to higher bonuses expense which reflects the higher 1997 net profit. FMI analyzes all costs in these areas on an individual basis for necessity and impact on the overall profitability of FMI.

    Interest expense decreased in 1997 by 0.5% as a percent of sales over the fiscal year 1996 expense. This decrease is due to interest calculated on lower borrowing. Management estimates no valuation allowance on deferred tax assets is needed because expected future taxable income will be adequate to realize the deferred tax assets.

YEAR 2000 AND THE EURO

    FMI's computer systems are not compliant with the year 2000 requirements. At this time Management is considering several options to gain compliance with prices ranging from $150,000 to $250,000. Price differences would allow for other system upgrades to be implemented simultaneously with the year 2000 solution.

    Management of the Company does not believe that the adoption on January 1, 1999 of the Euro as the new currency for most members of the European Union will have any material effect on the Company.

FORWARD-LOOKING STATEMENTS

    Statements regarding FMI's expectations as to demand for its products in fiscal 1999, the operating efficiencies from operation of the fireplace business, and revenue generation from existing or future contracts and certain other information presented in this Proxy Statement constitute forward looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Although FMI believes that its expectations with respect to future prospects are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. In addition to matters affecting the economy and FMI's industry generally, factors which could cause actual results to differ from expectations include the following:

    - Loss of one or more significant customers.

    - Reduction in gross profit margins due to competitive pricing pressures.

    - Changes in governmental regulation or failure to comply with existing regulation.

    - Changes in the cost or availability of purchased parts.

    - Inability to obtain needed additional capital on terms acceptable to FMI.

    - Inability to reduce costs while maintaining customer service.

    - Potential default under line of credit or other material contracts.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    McGladrey & Pullen, LLP has been selected as independent public accountants for FMI for the fiscal years ended March 31, 1998, 1997 and 1996. McGladrey & Pullen, LLP do not have and have not had at any time any direct or indirect financial interest in FMI or any of its subsidiaries and do not have and has not had at any time any connection with FMI or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither FMI nor any officer or director of FMI has or has had any interest in McGladrey & Pullen, LLP.

    The Board of Directors of FMI have approved McGladrey & Pullen, LLP as its independent public accountants. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as FMI's independent auditors.

    Representatives of McGladrey & Pullen, LLP will not be present at the Special Meeting.

                 DATES FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                          FOR THE NEXT ANNUAL MEETING

    If the Merger is consummated, FMI will be merged with and into DESA and will not hold any more public meetings of shareholders. If the Merger is not consummated, FMI will promptly schedule the 1998 Annual Meeting of Shareholders. Any proposal relating to a proper subject which a shareholder may intend to be presented for action at the next Annual Meeting of Shareholders, if any, and which such shareholder desires to have included in FMI's proxy statement for such meeting, must be received by the Company no later than the tenth business day after FMI publicly announces that it has scheduled its 1998 Annual Meeting of Shareholders in order to be considered for inclusion in the proxy statement to be disseminated by the Board of Directors in accordance with the provisions of Rule 14a-8(a)(3)(i) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Copies of such proposals should be sent to the Corporate Secretary at the Company's principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

    If the Merger is not consummated, the deadline for the receipt of written notifications to FMI of shareholder proposals or nominees for directors submitted outside of Rule 14a-8 for the 1998 Annual Meeting of Shareholders for which holders of the accompanying proxy may not exercise discretionary authority, is no later than the tenth business day after FMI publicly announces that it has scheduled its 1998 Annual Meeting of Shareholders.

                                   FORM 10-K

    COPIES OF FMI'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998, (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) AS FILED WITH THE SEC ARE AVAILABLE UPON WRITTEN REQUEST FROM FIREPLACE MANUFACTURERS, INC., 2701 SOUTH HARBOR BOULEVARD, SANTA ANA, CALIFORNIA 92704; ATTENTION CORPORATE SECRETARY

                                          By Order of the Board of Directors,

                                          /s/ JOHN D. HORNSBY
                                          --------------------------------------
                                          John D. Hornsby
                                          SECRETARY

Los Angeles, California
Dated: August 3, 1998

                         FIREPLACE MANUFACTURERS, INC.
                       CONSOLIDATED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Fireplace Manufacturers, Inc.
Santa Ana, California

    We have audited the accompanying consolidated balance sheets of Fireplace Manufacturers, Inc. and Subsidiary as of March 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fireplace Manufacturers, Inc. and Subsidiary as of March 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1998 in conformity with generally accepted accounting principles.

                                          MCGLADREY & PULLEN, LLP

Anaheim, California
May 7, 1998

                  FIREPLACE MANUFACTURERS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                            MARCH 31, 1998 AND 1997

                                                                                            1998          1997
                                                                                        ------------  ------------
                                                      ASSETS
Current Assets
  Cash and cash equivalents...........................................................  $  1,232,000  $    333,000
  Trade accounts receivable, less allowance for doubtful accounts of $261,000 in 1998
    and $272,000 in 1997..............................................................     1,802,000     2,307,000
  Inventories.........................................................................     1,571,000     1,847,000
  Prepaid expenses and other..........................................................        74,000       118,000
  Deferred taxes......................................................................       411,000       421,000
                                                                                        ------------  ------------
    TOTAL CURRENT ASSETS..............................................................     5,090,000     5,026,000
Equipment and Leasehold Improvements, net.............................................     1,339,000     1,761,000
Other Assets..........................................................................       218,000       150,000
                                                                                        ------------  ------------
                                                                                        $  6,647,000  $  6,937,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable....................................................................  $  1,163,000  $  2,042,000
  Accrued liabilities.................................................................     1,719,000     1,454,000
  Current portion of long-term debt...................................................       --            212,000
                                                                                        ------------  ------------
    TOTAL CURRENT LIABILITIES.........................................................     2,882,000     3,708,000
                                                                                        ------------  ------------
Long-Term Debt, less current portion..................................................       --            235,000
                                                                                        ------------  ------------
Deferred Taxes........................................................................       181,000       281,000
                                                                                        ------------  ------------
Commitments and Contingencies
Stockholders' Equity
  Preferred stock, $1 par value; authorized shares 1,000,000; issued and outstanding
    shares--none......................................................................       --            --
  Common stock, $.01 par value; authorized shares 10,000,000; issued and outstanding
    shares 1998 3,326,775 and 1997 3,447,950..........................................        33,000        35,000
  Additional paid-in capital..........................................................       --            248,000
  Retained earnings...................................................................     3,551,000     2,430,000
                                                                                        ------------  ------------
                                                                                           3,584,000     2,713,000
                                                                                        ------------  ------------
                                                                                        $  6,647,000  $  6,937,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                See Notes to Consolidated Financial Statements.

                  FIREPLACE MANUFACTURERS, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                   YEARS ENDED MARCH 31, 1998, 1997 AND 1996

                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
Net Sales...........................................................  $  28,999,000  $  31,844,000  $  28,729,000
Cost of Sales (including $85,000, $63,000 and $31,000 of rent to
  officers).........................................................     21,783,000     25,186,000     23,903,000
                                                                      -------------  -------------  -------------
    GROSS MARGIN....................................................      7,216,000      6,658,000      4,826,000
Selling, General and Administrative Expenses........................      5,179,000      5,223,000      4,450,000
                                                                      -------------  -------------  -------------
    OPERATING INCOME................................................      2,037,000      1,435,000        376,000
Interest Expense....................................................        (37,000)      (269,000)      (375,000)
Other Income........................................................       --               29,000         44,000
                                                                      -------------  -------------  -------------
    INCOME BEFORE INCOME TAXES......................................      2,000,000      1,195,000         45,000
Provision for Income Taxes..........................................        679,000        201,000          1,000
                                                                      -------------  -------------  -------------
    NET INCOME......................................................  $   1,321,000  $     994,000  $      44,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Earnings per share
  Basic.............................................................  $        0.39  $        0.30  $        0.01
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
  Diluted...........................................................  $        0.38  $        0.30  $        0.01
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted-average number of common shares outstanding
  Basic.............................................................      3,399,632      3,323,173      3,536,287
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
  Diluted...........................................................      3,456,545      3,323,173      3,536,287
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                See Notes to Consolidated Financial Statements.

                         FIREPLACE MANUFACTURERS, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                   YEARS ENDED MARCH 31, 1998, 1997 AND 1996

                                                       COMMON STOCK       ADDITIONAL
                                                   ---------------------    PAID-IN      RETAINED
                                                     SHARES     AMOUNT      CAPITAL      EARNINGS       TOTAL
                                                   ----------  ---------  -----------  ------------  ------------
Balance, March 31, 1995..........................   3,552,500  $  36,000  $   353,000  $  1,392,000  $  1,781,000
Issuance of stock for services...................      10,000     --            5,000       --              5,000
Repurchase of common stock for retirement........     (87,050)    (1,000)     (49,000)      --            (50,000)
Net income.......................................      --         --          --             44,000        44,000
                                                   ----------  ---------  -----------  ------------  ------------
Balance, March 31, 1996..........................   3,475,450     35,000      309,000     1,436,000     1,780,000
Issuance of stock for services...................     193,252      2,000      145,000       --            147,000
Repurchase of common stock for retirement........    (220,752)    (2,000)    (206,000)      --           (208,000)
Net income.......................................      --         --          --            994,000       994,000
                                                   ----------  ---------  -----------  ------------  ------------
Balance, March 31, 1997..........................   3,447,950     35,000      248,000     2,430,000     2,713,000
Issuance of stock for services...................     119,100      1,000      193,000       --            194,000
Repurchase of common stock for retirement........    (240,275)    (3,000)    (441,000)     (200,000)     (644,000)
Net income.......................................      --         --          --          1,321,000     1,321,000
                                                   ----------  ---------  -----------  ------------  ------------
Balance, March 31, 1998..........................   3,326,775  $  33,000  $   --       $  3,551,000  $  3,584,000
                                                   ----------  ---------  -----------  ------------  ------------
                                                   ----------  ---------  -----------  ------------  ------------

                See Notes to Consolidated Financial Statements.

                         FIREPLACE MANUFACTURERS, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   YEARS ENDED MARCH 31, 1998, 1997 AND 1996

                                                                              1998         1997          1996
                                                                           -----------  -----------  ------------
Cash Flows From Operating Activities.....................................
  Net income.............................................................  $ 1,321,000  $   994,000  $     44,000
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
    Depreciation and amortization........................................      583,000      618,000       558,000
    Deferred income taxes                                                      (90,000)    (195,000)      (11,000)
    Compensation applied to notes receivable.............................      --           132,000        56,000
    Other................................................................       29,000       47,000       --
    Bad debt expense.....................................................       39,000      142,000       272,000
    Issuance of common stock for services................................      194,000      147,000         5,000
    Changes in working capital components:
      (Increase) decrease in:
        Trade accounts receivable........................................      464,000      824,000    (1,084,000)
        Inventories......................................................      276,000      888,000       767,000
        Prepaid expenses and other assets................................       46,000      (33,000)       41,000
      Increase (decrease) in accounts payable and accrued liabilities....     (614,000)     132,000      (775,000)
                                                                           -----------  -----------  ------------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES............    2,248,000    3,696,000      (127,000)
                                                                           -----------  -----------  ------------

Cash Flows From Investing Activities
  Purchases of equipment and leasehold improvements......................     (243,000)    (345,000)     (479,000)
  Other..................................................................       53,000       23,000       --
  Increase in other assets...............................................      (68,000)     (14,000)      (86,000)
  Payments on notes receivable from officers/stockholders................      --           --             16,000
                                                                           -----------  -----------  ------------
          NET CASH (USED IN) INVESTING ACTIVITIES........................     (258,000)    (336,000)     (549,000)
                                                                           -----------  -----------  ------------

Cash Flows From Financing Activities
  Proceeds from long-term debt...........................................      --           --            146,000
  Payments on long-term debt.............................................     (447,000)    (692,000)     (121,000)
  Net proceeds from (payments on) revolving line of credit...............      --        (2,263,000)      720,000
  Repurchase of common stock for retirement..............................     (644,000)    (208,000)      (50,000)
                                                                           -----------  -----------  ------------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES............   (1,091,000)  (3,163,000)      695,000
                                                                           -----------  -----------  ------------
          NET INCREASE IN CASH AND CASH EQUIVALENTS......................      899,000      197,000        19,000
Cash and Cash Equivalents
  Beginning of year......................................................      333,000      136,000       117,000
                                                                           -----------  -----------  ------------
  End of year............................................................  $ 1,232,000  $   333,000  $    136,000
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------

                See Notes to Consolidated Financial Statements.

                  FIREPLACE MANUFACTURERS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS:

    Fireplace Manufacturers, Inc. (the Company) designs, manufactures and sells factory-built, energy-efficient metal fireplace systems to customers throughout the United States and Canada on terms established by the Company. The fireplaces are used in single-family homes, condominiums, apartments, other multiple-family dwellings and in manufactured housing. They can be used as part of a wall, in a corner or as a room divider. Fireplaces are sold mainly to homebuilders who install the system in new construction, and to retail distributors. Pending legislation in several states and major cities for clean air to meet Environmental Protection Agency requirements has resulted in the Company developing clean-burning appliances, the emphasis being on gas-burning appliances. While continuing to manufacture wood burning fireplaces, the Company has added gas-burning appliances to the product line. Also added to the product line are decorative gas log sets to retro-fit existing fireplaces in communities that have restricted the burning of wood.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

    USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PRINCIPLES OF CONSOLIDATION:

    The consolidated financial statements include the accounts of the Company and its inactive, wholly-owned subsidiary, Fireplace Industries of California, Inc. There have been no material intercompany transactions.

    CREDIT RISK AND SIGNIFICANT CUSTOMERS:

    The Company sells its products to customers throughout the United States and Canada. Management performs regular evaluations concerning the ability of its customers to satisfy their obligations and records a provision for doubtful accounts based upon these evaluations. The Company's credit losses for the periods presented have not exceeded management's estimates.

    One major customer represented 23% of total net sales for 1998, 1997, and 1996. Accounts receivable from this customer totaled approximately $450,000 and $503,000 at March 31, 1998 and 1997, respectively. In addition, another customer represented 12% of total net sales for both 1998 and 1997 and 11% for 1996. Accounts receivable from this customer were approximately $348,000 and $279,000 at March 31, 1998 and 1997, respectively. There were no other customers who represented greater than 10% of net sales.

    CASH AND CASH EQUIVALENTS:

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                  FIREPLACE MANUFACTURERS, INC. AND SUBSIDIARY

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) The Company periodically throughout the year has amounts on deposit at a financial institution that exceed the Federal Deposit Insurance Corporation limit.

    INVENTORIES:

    Inventories are generally valued at the lower of cost (first-in, first-out method) or market.

    ADVERTISING:

    The Company expenses the production costs of advertising the first time the advertising takes place. Advertising expense was approximately $279,000, $464,000 and $396,000 during 1998, 1997 and 1996, respectively.

    EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

    Equipment and leasehold improvements are recorded at cost and are depreciated using the straight-line method over useful lives ranging from 3 to 15 years for machinery and equipment, transportation equipment and furniture and fixtures, and 8 years or the term of the lease, whichever is shorter, for leasehold improvements.

    INCOME TAXES:

    Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    RESEARCH AND DEVELOPMENT:

    The Company incurs research and development costs in developing new products. During 1998, 1997 and 1996, the Company expensed approximately $766,000, $607,000 and $586,000, respectively.

    EARNINGS PER SHARE:

    In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128 EARNINGS PER SHARE
(EPS). SFAS No. 128 requires dual presentation of basic EPS and diluted EPS on the face of all income statements issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net income divided by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options (56,913 shares in the year ended March 31, 1998 and none in the fiscal years ended March 31, 1997 and 1996). The adoption of SFAS No. 128 had no effect on the prior years presentation.

                  FIREPLACE MANUFACTURERS, INC. AND SUBSIDIARY

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The Company's financial instruments consist of cash, accounts receivable, accounts payable and notes payable. The book value of these instruments are considered to be representative of their fair value.

    The fair value estimates presented herein are based on pertinent information available to management as of March 31, 1998 and 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date.

    STOCK-BASED COMPENSATION:

    The Company accounts for stock-based employee compensation under the requirements of Accounting Principles Board (APB) Opinion No. 25, which does not require compensation to be recorded if the consideration to be received is at least equal to the intrinsic value at the measurement date. Nonemployee stock-based transactions are accounted for under the requirements of SFAS No. 123 ACCOUNTING FOR STOCK BASED COMPENSATION which requires compensation to be recorded based on the fair value of the securities issued or the services received, whichever is more reliably measurable.

NOTE 2. INVENTORIES

Inventories consist of the following:

                                                                        1998          1997
                                                                    ------------  ------------
Raw materials.....................................................  $  1,032,000  $  1,254,000
Work-in-process...................................................       239,000       265,000
Finished goods....................................................       300,000       328,000
                                                                    ------------  ------------
                                                                    $  1,571,000  $  1,847,000
                                                                    ------------  ------------
                                                                    ------------  ------------

NOTE 3. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements consist of the following:

                                                                        1998          1997
                                                                    ------------  ------------
Machinery and equipment...........................................  $  2,889,000  $  2,982,000
Tools, dies and molds.............................................     1,389,000     1,322,000
Furniture, fixtures and vehicles..................................       352,000       629,000
Leasehold improvements............................................        60,000        64,000
Research and development equipment................................       256,000       279,000
                                                                    ------------  ------------
                                                                       4,946,000     5,276,000
Less accumulated depreciation and amortization....................     3,607,000     3,515,000
                                                                    ------------  ------------
                                                                    $  1,339,000  $  1,761,000
                                                                    ------------  ------------
                                                                    ------------  ------------

                  FIREPLACE MANUFACTURERS, INC. AND SUBSIDIARY

NOTE 4. ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                                                        1998          1997
                                                                    ------------  ------------
Compensation......................................................  $  1,344,000  $    841,000
Income taxes payable..............................................        10,000       136,000
Warranty..........................................................       138,000       148,000
Other.............................................................       227,000       329,000
                                                                    ------------  ------------
                                                                    $  1,719,000  $  1,454,000
                                                                    ------------  ------------
                                                                    ------------  ------------

NOTE 5. LINE OF CREDIT

    The Company may borrow up to $4,000,000 against eligible accounts receivable and inventories under terms of an accounts receivable and inventory line of credit agreement with a bank. Borrowings under this line of credit bear interest at the bank's prime rate (8.5% at March 31, 1998) plus .5%, with interest payable monthly. Advances are limited to 80% of eligible accounts receivable; plus 40% of eligible inventories (inventory advances are not to exceed $500,000). The line of credit expires on August 3, 1998. Borrowings under this line of credit agreement are collateralized by substantially all of the Company's assets. The line of credit contains restrictive covenants that require maintenance of working capital and other financial ratios, prohibit payment of dividends and have certain other limitations. At March 31, 1998, there were no amounts outstanding under this agreement and approximately $1,663,000 of availability.

    The Company also has available a $500,000 equipment line of credit which converts to a forty-eight month term loan on August 1, 1998. The line bears interest at the bank's prime rate plus .75%. The line is subject to the same covenants as the line of credit. At March 31, 1998, there were no amounts outstanding under this agreement.

NOTE 6. LONG-TERM DEBT

    As of March 31, 1998, the Company has no long-term debt outstanding. The long-term debt outstanding as of March 31, 1997 totaled $447,000, consisted primarily of equipment loans and was paid-off during 1998.

NOTE 7. STOCK OPTIONS

    The Company has reserved 835,000 shares for issuance under the Company's 1997 Stock Option Plan. In the year ended March 31, 1998, the Company granted options to acquire 835,000 shares at a price of $2.88 per share. The options vest 20% on the date of grant and 20% on the anniversary of the date of grant thereafter. The options expire five years after the date of grant.

    As permitted under generally accepted accounting principles, grants under these plans are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, no compensation cost has been recognized for grants under the stock option plan. Had compensation cost been determined based on the fair value method prescribed in SFAS No. 123, reported net income and basic and diluted earnings per share would have been reduced to $992,000, $0.29 and $0.28, respectively. In determining the amounts above, the value of each grant is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in fiscal year 1998: no dividends, risk-free

                  FIREPLACE MANUFACTURERS, INC. AND SUBSIDIARY

NOTE 7. STOCK OPTIONS (CONTINUED)
interest rate of 5.86%, price volatility of 79%, expected lives of five years and expected exercise rate of 100%. The weighted-average fair value of the options granted in fiscal year 1998 was $1.94 per share.

    The above options, vested and unvested, will terminate upon consummation of the anticipated sale of the Company disclosed in Note 15.

NOTE 8. INCOME TAXES

    The provision for income taxes consists of the following:

                                                              1998        1997         1996
                                                           ----------  -----------  ----------
Current..................................................  $  769,000  $   396,000  $   12,000
Deferred.................................................     (90,000)    (195,000)    (11,000)
                                                           ----------  -----------  ----------
                                                           $  679,000  $   201,000  $    1,000
                                                           ----------  -----------  ----------
                                                           ----------  -----------  ----------

    A reconciliation of income tax expense to the amount computed by applying statutory income tax rates to income before income taxes:

                                                             1998         1997         1996
                                                          -----------  -----------  ----------
Federal income tax......................................  $   700,000  $   418,000  $   16,000
State income tax, net of federal benefit................      106,000       72,000       3,000
Federal and state income tax credits generated..........     (241,000)    (114,000)    (15,000)
Change in valuation allowance...........................      100,000     (192,000)     15,000
Officers' life insurance................................      --            11,000     (30,000)
Prior year state taxes assessment.......................      --           --           13,000
Other...................................................       14,000        6,000      (1,000)
                                                          -----------  -----------  ----------
                                                          $   679,000  $   201,000  $    1,000
                                                          -----------  -----------  ----------
                                                          -----------  -----------  ----------

    Significant components of the Company's deferred tax assets and liabilities as of March 31, 1998 and 1997 are as follows:

                                                                         1998         1997
                                                                      -----------  -----------
Deferred Tax Assets
  Tax credit carryforward...........................................  $   292,000  $   155,000
  Bad debt reserve..................................................      102,000      109,000
  Accrued expenses..................................................      --            33,000
  Warranty reserve..................................................       54,000       59,000
  Other reserves....................................................       63,000       65,000
  Valuation allowance for deferred tax assets.......................     (100,000)     --
                                                                      -----------  -----------
    TOTAL DEFERRED TAX ASSETS, NET..................................      411,000      421,000
Deferred Tax Liability, accumulated depreciation....................     (181,000)    (281,000)
                                                                      -----------  -----------
                                                                      $   230,000  $   140,000
                                                                      -----------  -----------
                                                                      -----------  -----------

    Management has recorded a valuation allowance on deferred tax assets relating to tax credit carryforwards which are not expected to be realized within two years.

                  FIREPLACE MANUFACTURERS, INC. AND SUBSIDIARY

NOTE 8. INCOME TAXES

    The components giving rise to the net deferred assets (liabilities) described above have been included in the accompanying consolidated balance sheets as of March 31, 1998 and 1997 as follows:

                                                                         1998         1997
                                                                      -----------  -----------
Current assets......................................................  $   411,000  $   421,000
Noncurrent (liabilities)............................................     (181,000)    (281,000)
                                                                      -----------  -----------
                                                                      $   230,000  $   140,000
                                                                      -----------  -----------
                                                                      -----------  -----------

    Business enterprise zone credit carryforwards as of March 31, 1998 expire as follows: 2012 $85,000; 2013 $207,000 (total $292,000).

NOTE 9. RELATED PARTY TRANSACTIONS

    At March 31, 1996, advances to officers/stockholders totaled $132,000. These amounts originated by cash advances which were to be repaid in 1992 and 1994. On March 31, 1992, terms related to the repayment of these advances were modified. Under the terms of the revised agreements, principal payments on the advances were due in semiannual installments over the next five years, with the notes bearing interest at rates ranging from 8% to 10%. In the event that the required cash payments were not made, the principal and interest due were to be offset against compensation otherwise due these individuals. The compensation used to repay these notes was determined annually based on merit, Company profits and reasonable business practices. In 1996, the Company determined the most likely method of collection was through future compensation or bonuses and, accordingly, reclassified the receivables as a reduction of stockholders' equity.

    Prior to March 31, 1994, the Company had sales to Rampart General Inc. (Rampart), a company partially owned by the Chairman of the Board of Directors and a stockholder of the Company, Willard V. Harris, Jr. The unpaid balance due the Company at March 31, 1993 of approximately $645,000 was determined to be uncollectible and was written off as a charge to bad debt expense in 1993. In 1993, Willard V. Harris, Jr. transferred a 26.25% limited partnership interest in California Real Estate Partners with a capital account of approximately $500,000 at that time to the Company as partial payment of the indebtedness leaving a balance due from Rampart at March 31, 1993 of approximately $145,000. Because of the uncertainty of the value of this interest in the partnership, no recovery of the amount written off has been recorded in the financial statements. During fiscal 1997, a four year repayment schedule was established for the remaining balance of approximately $163,000, which included accrued interest. During fiscal year 1998, the Company paid a cash bonus to Willard V. Harris which he directed that the Company apply a portion of the remaining unpaid balance due from Rampart. This bonus was recorded as compensation expense. Since the original amount due from Rampart was charged to bad debt expense, the recovery of this amount was recorded as a reduction of bad debt expense.

NOTE 10. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES:

    The Company's operations are conducted at facilities under an operating lease expiring April 30, 1999 and requiring monthly payments of approximately $29,000.

                  FIREPLACE MANUFACTURERS, INC. AND SUBSIDIARY

NOTE 10. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company also leases equipment under three long-term agreements. Two of the long-term agreements are with a company which is wholly-owned by two officers/stockholders of the Company. These agreements require monthly payments of approximately $7,000 and expire in July 2000 and November 2000 with a total commitment of approximately $212,000.

    The future rental commitments on all leases at March 31, 1998 are as follows: 1999 $433,000; 2000 $124,000; 2001 $52,000; 2002 $6,000 (total
$615,000).

    Rent expense was $438,000, $382,000 and $294,000 during 1998, 1997 and 1996, respectively.

ROYALTY AGREEMENTS:

    The Company has an agreement which expires in the year 2009, to pay royalties on the sale of certain ceramic fiber log sets. The agreement requires a royalty payment of $2.25 per log set sold for the first five years and $1.50 per log set sold in years six through fifteen with a minimum of $1,500 per month in years six through fifteen. Total royalty expense under the agreement was approximately $77,000 during 1998.

    The Company entered into a nonexclusive license agreement which expired in March 1996. Total royalty expense under the agreement was approximately $207,000 during 1996.

SEVERANCE COMPENSATION AGREEMENT:

    The Company has entered into a severance compensation agreement with three of the Company's officers which expires on the earliest of the following dates: five years expiring in May 2001; termination of the executive's employment based on death, disability, retirement or cause or by the executive other than for good reason; one year from the date of a change in control if the executive has not terminated his employment for good reason. The terms of the agreement require severance compensation equal to 299% of the executive's average annualized compensation includable in his gross income for the five taxable years immediately preceding the date of the change in control. The severance compensation agreement will be terminated upon consummation of the anticipated sale of the Company disclosed in Note 15.

SALE OF TRADE RECEIVABLES:

    The Company began to utilize an agreement with a finance company whereby the finance company, with the approval of the customer, will purchase receivables from the Company. The finance company then pays the Company for the invoiced purchase under two programs. Under the first program the invoice is paid within 15 days at a discount of 1.75%. Under the second program the invoice is paid within 30 days at a discount of 2.25%. The agreement contains a clause whereby if the finance company repossesses any inventory, the Company is obligated to buy back the repossessed inventory. During 1998 and 1997, the Company sold receivables of approximately $4,267,000 and $2,400,000. The balance sheets at March 31, 1998 and 1997 include approximately $151,000 and $150,000 due from the finance company. At March 31, 1998 and 1997, the amount of receivables sold to, but not collected by, the finance company was approximately $722,000 and $610,000, respectively. Management estimates that there will be no amounts of inventory repurchased under this agreement and, accordingly, no reserve has been recorded for the recourse provision.

                  FIREPLACE MANUFACTURERS, INC. AND SUBSIDIARY

NOTE 10. COMMITMENTS AND CONTINGENCIES (CONTINUED)
YEAR 2000:

    Based on a preliminary study by management, the Company expects to incur approximately $150,000 to $250,000 to modify its information systems to accurately process information in the year 2000 and beyond. The Company continues to evaluate appropriate courses of corrective action, including replacement of certain systems whose associated costs would be recorded as assets and amortized.

CONTINGENCY:

    A claim was asserted against the Company alleging infringement of a company's patent. The original claim was for $50 per unit sold that infringed upon the patent (management estimated the potential claim at approximately $1,000,000). The district court granted the Company's motion for summary judgment and held that the Company's products do not infringe the patent at issue, either literally or by operation of the doctrine of equivalents. The summary judgment has been appealed. The Company's independent counsel is unable to express an opinion as to the probable outcome of the action and therefore no estimate can be made of a range of amount of loss, if any, that is reasonably possible. No amounts have been accrued in regards to this matter and it is reasonably possible that a change in the estimate will occur in the near term.

NOTE 11. RETIREMENT SAVINGS PLAN

    The Company has a defined contribution 401(k) savings plan (Plan) which covers all employees meeting minimum age and service requirements. The Company provides a matching contribution of 25% of the first 3% saved by the employee. Total contributions to the Plan were $11,000, $13,000 and $11,000 during 1998, 1997 and 1996, respectively.

NOTE 12. DISCRETIONARY BONUSES

    The Company pays discretionary bonuses to its officers and key employees. The amounts of these bonuses charged to expense were as follows:

                                PAID OR    REDUCTION
                               PAYABLE IN   OF NOTES     COMMON
                                  CASH     RECEIVABLE    STOCK     AUTOMOBILES     TOTAL
                               ----------  ----------  ----------  -----------  ------------
1998
  Officers...................  $  779,000  $  138,000  $  194,000   $  58,000   $  1,169,000
  Key employees..............     540,000      --          --          --            540,000

1997
  Officers...................  $  260,000  $  149,000  $  147,000   $  --       $    556,000
  Key employees..............     281,000      --          --          --            281,000

1996
  Officers...................  $   64,000  $   56,000  $   --       $  --            120,000
  Key employees..............      10,000      --          --          --             10,000

                  FIREPLACE MANUFACTURERS, INC. AND SUBSIDIARY

NOTE 13. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                              1998        1997        1996
                                                           ----------  ----------  ----------
Cash payments for:
  Interest...............................................  $   37,000  $  290,000  $  370,000
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------
  Income taxes...........................................  $  895,000  $  189,000  $   85,000
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

NOTE 14. RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the FASB issued SFAS No. 130 REPORTING COMPREHENSIVE INCOME and SFAS No. 131 DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 130 requires an enterprise to report, by major components and as a single total, the change in its net assets during the period from nonowner sources; and SFAS No. 131 establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas and major customers. Adoption of these statements will not impact the Company's financial position, results of operations or cash flows and any effect will be limited to the form and content of its disclosures. Both statements are effective for fiscal years beginning after December 15, 1997, with earlier application permitted.

NOTE 15. SUBSEQUENT EVENTS

ANTICIPATED SALE OF THE COMPANY:

    The Company has signed a letter of intent to merge with another company. The Company's common stock will be exchanged for $7.14 per share, not to exceed $23,750,000. Upon consummation of the merger, all outstanding stock options will be canceled and all existing employment agreements will be terminated. Upon closing, three members of the executive management team will enter into three year noncompete agreements with the buyer, each providing for one-time payments of $1,000,000. In addition, one additional member of the executive team will enter into a three year noncompete agreement providing for a one-time payment of $250,000. The financial statements do not reflect any adjustment which may be necessary as a result of this transaction.

1999 PROFIT SHARING PLAN:

    The Company has adopted the 1999 profit sharing plan for all employees which provides for the following profit sharing rates: 0% on the first $1,000,000 of pre-tax income, approximately 22% of pre-tax income over $1,000,000 and up to $2,000,000, approximately 33% of pre-tax income over $2,000,000 and up to $3,000,000 and approximately 44% of pre-tax income over $3,000,000.

                                   APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                           DESA INTERNATIONAL, INC.,

                             FMI ACQUISITION, INC.,

                         FIREPLACE MANUFACTURERS, INC.

                                      AND

                                    CERTAIN

                                STOCKHOLDERS OF

                         FIREPLACE MANUFACTURERS, INC.

                            DATED AS OF MAY 13, 1998

                      (AS AMENDED ON JULY 8 AND 29, 1998)

                      AGREEMENT AND PLAN OF REORGANIZATION

    AGREEMENT AND PLAN OF REORGANIZATION, dated as of May 13, 1998 by and among Desa International, Inc., a Delaware corporation (the "PARENT"), FMI Acquisition, Inc., a Delaware corporation (the "BUYER" or the "MERGER SUBSIDIARY"), Fireplace Manufacturers, Inc., a California corporation (the "COMPANY"), and the stockholders of the Company who have executed this Agreement (collectively, the "STOCKHOLDERS").

                              W I T N E S S E T H:

    WHEREAS, the Parties hereto deem it advisable and in their respective best interests to consummate the business combination provided for herein.

    NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth in this Agreement, the Parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1

                                  THE CLOSING

    SECTION 1.1 CLOSING. Unless this Agreement shall have been terminated pursuant to ARTICLE 8 hereof, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in ARTICLE 7, the closing of the Acquisition Merger (the "CLOSING") will take place on the Closing Date at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Parties.

    SECTION 1.2 DELIVERIES AT CLOSING. Subject to the provisions of ARTICLES 7 and 8, at the Closing there shall be delivered by the Parent and the Company the opinions, certificates and other documents and instruments required then to be delivered pursuant to ARTICLES 2 and 7 hereof.

                                   ARTICLE 2

                             THE ACQUISITION MERGER

    SECTION 2.1 SURVIVING CORPORATION. Unless the Parent shall have duly elected the Alternative Merger Structure pursuant to Section 2.9, in accordance with this Agreement, Section 252 of the DGCL and Section 1108 of the CGCL, at the Effective Time, (i) the Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of the Merger Subsidiary shall cease; (ii) the Company shall be the surviving corporation in such merger and shall continue its corporate existence under the laws of the State of California; and (iii) the name of the Surviving Corporation shall be "Fireplace Manufacturers, Inc." If the Parent shall have duly elected the Alternative Merger Structure pursuant to Section 2.9, in accordance with this Agreement,
Section 252 of the DGCL and Section 1108 of the CGCL, at the Effective Time, (i) the Company shall be merged with and into the Parent and the separate corporate existence of the Company shall cease; (ii) the Parent shall be the surviving corporation in such merger and shall continue its corporate existence under the laws of the State of Delaware; and (iii) the name of the Surviving Corporation shall be "DESA International, Inc." The two merging corporations pursuant to this Section 2.1, pursuant to the Alternative Merger Structure or not as the case may be, are sometimes collectively referred to herein as the "CONSTITUENT CORPORATIONS". The merger transaction referred to in this Section 2.1, pursuant to the Alternative Merger Structure or not as the case may be, is referred herein to as the "ACQUISITION MERGER". The corporation which survives in the Acquisition Merger, pursuant to the Alternative Merger Structure or not as the case may be, is referred to herein as the "SURVIVING CORPORATION".

    SECTION 2.2 EFFECTIVE TIME; CONDITIONS. If all of the conditions precedent set forth in ARTICLE 7 hereof have been satisfied or waived (to the extent permitted hereby and by law), and this Agreement has not otherwise been properly terminated under ARTICLE 8 hereof, (a) the appropriate form of certificate of merger with respect to the Acquisition Merger shall be prepared by the Constituent Corporations (as applicable to the form of Acquisition Merger) and filed and recorded pursuant to Section 252 of the DGCL with the Delaware Secretary of State (as so filed and recorded, the "CERTIFICATE OF MERGER") and (b) a certified copy or counterpart of this Agreement and the officers' certificates of the Constituent Corporations (as applicable to the form of Acquisition Merger) as required by Section 1108 of the CGCL shall be prepared and filed pursuant to said Section 1108 with the California Secretary of State (as so filed and recorded, the "ARTICLES OF MERGER"). The Acquisition Merger shall become effective at, and the Effective Time shall be, the time specified in the Certificate of Merger and the Articles of Merger.

    SECTION 2.3 CERTIFICATE OF INCORPORATION AND BY-LAWS. Except in the case of the Alternative Merger Structure, the Articles of Incorporation and the By-Laws of the Company as in effect on the date hereof shall be the Articles of Incorporation and the By-laws of the Surviving Corporation and shall thereafter continue to be the Surviving Corporation's Articles of Incorporation and By-Laws until amended as provided therein or by applicable law. In the case of the Alternative Merger Structure, the Certificate of Incorporation and the By-Laws of the Parent as in effect on the date hereof shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation and shall thereafter continue to be the Surviving Corporation's Certificate of Incorporation and By-Laws until amended as provided therein or by applicable law.

    SECTION 2.4 DIRECTORS AND OFFICERS. Except in the case of the Alternative Merger Structure, the directors and officers of the Surviving Corporation shall be the directors and officers of the Merger Subsidiary immediately prior to the Effective Time and each such director and officer shall hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation. In the case of the Alternative Merger Structure, the directors and officers of the Surviving Corporation shall be the directors and officers of the Parent immediately prior to the Effective Time and each such director and officer shall hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

    SECTION 2.5  EFFECT ON OUTSTANDING SHARES.

        A. COMPANY COMMON STOCK. By virtue of the Acquisition Merger, whether or not consummated pursuant to the Alternative Merger Structure, automatically and without any action on the part of the holder thereof, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any such shares held as treasury stock by the Company, and (ii) shares as to which dissenters' rights have been demanded and not forfeited under Chapter 13 of the CGCL, and (iii) shares owned by the Parent as provided in SECTION 2.5(C) below) shall become and be converted into the right to receive the Consideration Per Share. Each such share of Company Common Stock, when so converted, shall no longer be outstanding and shall be automatically retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Consideration Per Share for each such share pursuant to this SECTION 2.5(A) upon the surrender of such certificate.

        B. THE MERGER SUBSIDIARY COMMON STOCK. Except in the case of Parent's election of the Alternative Merger Structure, each share of the Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into one share of common stock, $1.00 par value per share, of the Surviving Corporation. In the case of Parent's election of the Alternative Merger Structure, each share of Parent's Common Stock, $.01 par value per share, immediately prior to the Effective Time shall continue to be one share of the Surviving Corporation's Common Stock.

        C. CANCELLATION OF COMPANY COMMON STOCK OWNED BY PARENT. At the Effective Time, all shares of the Company Common Stock that are owned by Parent will be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        D. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Acquisition Merger or consented thereto in writing and who has demanded appraisal for such shares of Company Common Stock in accordance with Chapter 13 of the CGCL, if such Chapter provides for appraisal rights for such shares in the Acquisition Merger ("Dissenting Shares"), shall not be converted into the right to receive the Consideration Per Share as provided in SECTION 2.5(A), unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the CGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted into the right to receive the Consideration Per Share to which such holder is entitled, without interest or dividends thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any voluntary payment with respect to, or settle or offer to settle, any such demands.

    SECTION 2.6  EXCHANGE OF CERTIFICATES.

        A. EXCHANGE AGENT. At the Closing, Parent will enter into an Exchange Agreement (the "Exchange Agreement") with a bank or trust company mutually acceptable to Parent and the Company (the "Exchange Agent"). As of the Effective Time, Parent will deposit with the Exchange Agent pursuant to the Exchange Agreement, for the benefit of the shareholders of the Company Common Stock, for exchange in accordance with this Article 2 and the Exchange Agreement, the Merger Consideration to be disbursed pursuant to this Article 2 and the Exchange Agreement in exchange for outstanding shares of the Company Common Stock. All deposits with the Exchange Agent pursuant to this SECTION 2.6(A) are referred to herein as the "Exchange Fund."

        B. EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (individually, a "Certificate" and collectively, the "Certificates") whose shares were each converted pursuant to SECTION 2.5 into the right to receive the Consideration Per Share for each such share (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for any of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, promptly upon surrender of such Certificate, the Consideration Per Share in cash for each share of Company Common Stock represented by such Certificate. In no event will the holder of any such Certificate be entitled to receive interest on the Merger Consideration. Until surrendered as contemplated by this SECTION 2.6(B), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Consideration Per Share in cash for each share of Company Common Stock represented by such Certificate.

    In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if Parent shall reasonably conclude that such affidavit does not adequately protect Parent or the Surviving Corporation, upon the posting by such person of a bond in such amount as Parent or the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against either of them with respect to such Certificate, the Exchange Agent will distribute, as provided in this SECTION 2.6(B), in respect of such lost, stolen or destroyed Certificate the Consideration Per Share for each share of Company Common Stock represented by such lost, stolen or destroyed Certificate.

        C. TERMINATION OF EXCHANGE FUND. Upon the expiration of the term of the Exchange Agreement, any potion of the Exchange Fund which remains undistributed to the holders of Company Common Stock shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not previously complied with this Section 2.6 shall thereafter look only to Parent for payment of their claim for any of the Merger Consideration.

        D. CLOSING OF STOCK TRANSFER BOOKS. The stock transfer books of the Company shall be closed as of the close of business on the first business day immediately preceding the Closing Date, and thereafter there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to such time. If, after such time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this SECTION 2.6(D).

        E. NO LIABILITY. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    SECTION 2.7  EFFECT OF THE ACQUISITION MERGER.

        A. At the Effective Time, all of the estate, property, rights, privileges, powers and franchises of the Constituent Corporations and all of their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed, and all claims, demands, property and other interest shall be the property of the Surviving Corporation, and the title to all real estate vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Acquisition Merger, but shall be vested in the Surviving Corporation.

        B. From and after the Effective Time, the rights of creditors of any Constituent Corporation shall not in any manner be impaired, nor shall any liability or obligation, including taxes due or to become due, or any claim or demand in any cause existing against such corporation, or any stockholder, director, or officer thereof, be released or impaired by the Acquisition Merger, but the Surviving Corporation shall be deemed to have assumed, and shall be liable for, all liabilities and obligations of each of the Constituent Corporations in the same manner and to the same extent as if the Surviving Corporation had itself incurred such liabilities or obligations. The stockholders, directors, and officers of the Constituent Corporations shall continue to be subject to all liabilities, claims and demands existing against them as such at or before the Acquisition Merger. No action or proceeding then pending before any court or tribunal in which any Constituent Corporation is a party, or in which any such stockholder, director, or officer is a party, shall abate or be discontinued by reason of the Acquisition Merger, but any such action or proceeding may be prosecuted to final judgment as though no merger had taken place, or the Surviving Corporation may be substituted as a party in place of any Constituent Corporation by the court in which such action or proceeding is pending.

    SECTION 2.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Acquisition Merger or to otherwise carry out this Agreement, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out the purposes and intent of this Agreement.

    SECTION 2.9 ALTERNATIVE MERGER STRUCTURE. Parent may, at its election, designate an alternative structure for the Acquisition Merger whereby the Company will be merged with and into the Parent, with the parent to be the Surviving Corporation (the "Alternative Merger Structure"). Notice of Parent's election to use the Alternative Merger Structure shall be given to the Company and the Stockholders not less than ten (10) days before the Closing Date.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents, warrants and covenants to, and agrees with, the Parent and the Merger Subsidiary as set forth hereinbelow.

    SECTION 3.1 ORGANIZATION AND BUSINESS; POWER AND AUTHORITY; EFFECT OF TRANSACTION.

        A. The Company and each Subsidiary:

           (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

           (ii) has all requisite corporate power and authority to own or hold under lease its properties and to conduct its business as now conducted and has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, except to the extent that the failure to have obtained any such Governmental Authorization or Private Authorization or to have made any such Governmental Filing would not have an Adverse Effect; and

           (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction set forth in
       SECTION 3.1(A)(III) of the Company Disclosure Schedule and, except as otherwise set forth in SECTION 3.1(A)(III) of the Company Disclosure Schedule, in each jurisdiction which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure so to qualify or to maintain such authorizations would not have an Adverse Effect.

        B. The Company and each Subsidiary has all requisite power and authority (corporate and other) and, other than the filing and termination of the waiting period pursuant to the HSR Act, has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Acquisition Merger and the Transactions, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action (other than that of the Company's stockholders). This Agreement has been duly executed and delivered by the Company and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Acquisition Merger and the Transactions, when executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance or other similar laws relating to or affecting the rights of creditors, and except as the same may be subject to the effect of general principles of equity. Approval by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote is the only action by the holders of any class or series of the capital stock of the Company necessary to approve this Agreement, the Acquisition Merger and the Transactions under Applicable Law and the Company's Organic Documents.

        C. Except as set forth in SECTION 3.1(C) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Acquisition Merger or the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Company or any of the other parties hereto or thereto which is Affiliated with the Company:

           (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of the Company or any Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of the Company or any Subsidiary,

           (ii) will result in or permit the creation or imposition of any Lien (except to the extent set forth in SECTION 3.1(C) of the Company Disclosure Schedule) upon any property now owned or leased by the Company or any Subsidiary or any such other party, or

           (iii) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for filing requirements under Applicable Law in connection with the Acquisition Merger and the Transactions and except pursuant to the HSR Act.

    SECTION 3.2  FINANCIAL AND OTHER INFORMATION.

        A. The Company has heretofore furnished to the Parent copies of the consolidated financial statements of the Company listed in SECTION 3.2(A) of the Company Disclosure Schedule (the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP (or, with regard to interim period financial statements, in accordance with SEC rules) applied on a consistent basis with the Company's past practice throughout the periods covered thereby, are true and correct in all material respects and, except as otherwise noted therein, fairly and completely present the consolidated financial condition and results of operations of the Company and its Subsidiaries on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited Company Financial Statements to normal nonmaterial year-end audit adjustments and accruals.

        B. The Company does not own any capital stock or equity or proprietary interest in any Entity or enterprise and has no Subsidiaries, however organized and however such interest may be denominated or evidenced, except as set forth in SECTION 3.2(B) of the Company Disclosure Schedule. With respect to any Subsidiary disclosed in such SECTION 3.2(B), the Company owns, and at the Closing will own, 100% of the issued and outstanding capital stock and all Convertible Securities and Option Securities of such Subsidiary, and all of such securities are, and at the Closing will be, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and Liens.

    SECTION 3.3 AUTHORIZED AND OUTSTANDING CAPITAL STOCK. The authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, $1.00 par value, of which no shares are outstanding and 10,000,000 shares of Common Stock, $.01 par value (the "Company Common Stock"), of which 3,326,775 shares are issued and outstanding. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. Except as set forth in SECTION 3.3 of the Company Disclosure Schedule, there is neither outstanding nor has the Company agreed to grant or issue any additional equity securities or any Option Security or Convertible Security. Neither the Company nor any Subsidiary is a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any equity securities or any Option Security or Convertible Security. Except as contemplated by this Agreement, between the date hereof and the Closing, the Company will not, and will cause its Subsidiaries not to, issue, sell or purchase or agree to issue, sell or purchase any equity securities or any Option Security or Convertible Security of the Company or any Subsidiary. All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries have been issued in compliance with applicable Federal and state securities laws.

    SECTION 3.4 CHANGES IN CONDITION. Since the date of the most recent audited financial statements forming part of the Company Financial Statements, except to the extent specifically described in SECTION 3.4 of the Company Disclosure Schedule or disclosed in the Company's periodic reports under the Securities Exchange Act of 1934, as amended, there has been no Adverse Change in the Company. There is no Event known to the Company which Adversely Affects the Company, or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto except for changes in general economic conditions and to the extent set forth in SECTION 3.4 of the Company Disclosure Schedule.

    SECTION 3.5 LIABILITIES. At the date of the most recent balance sheet forming part of the Company Financial Statements, the Company and its Subsidiaries had no obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in SECTION 3.5 of the Company Disclosure Schedule (or immaterial items not required to be disclosed thereon), in such balance sheet, or the notes thereto, and since such date no such obligations or liabilities have been incurred, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice, which do not, in the aggregate, Adversely Affect the Company except to the extent set forth in SECTION 3.5 of the Company Disclosure Schedule.

    Neither the Company nor any Subsidiary has Guaranteed, and is not otherwise primarily or secondarily liable in respect of, any obligation or liability of any other Person material to the Company, except for endorsements of negotiable instruments for deposit in the ordinary course of business, consistent with prior practice, or as disclosed in the most recent audited balance sheet, or the notes thereto, forming part of the Company Financial Statements or in SECTION
3.5 of the Company Disclosure Schedule.

    SECTION 3.6  TITLE TO PROPERTIES; LEASES.

        A. The Company (or a Subsidiary) has good, legal and insurable title, with respect to all real property owned or leased (in fee simple if owned and leasehold if leased) and good, clear, record and marketable title if owned (in fee simple), if any, reflected as an asset on the most recent audited balance sheet forming part of the Company Financial Statements, or held by the Company (or a Subsidiary) for use in its business if not so reflected, and good and clear indefeasible and merchantable title to all other assets, tangible and intangible, reflected on such balance sheet, or (excluding leased property) held by the Company (or a Subsidiary) for use in its business if not so reflected, or purported to have been acquired by the Company (or a Subsidiary) since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice, free and clear of all Liens, except (x) such as are reflected in the most recent audited balance sheet, or the notes thereto, forming part of the Company Financial Statements, (y) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due or payable, or (z) as set forth in SECTION 3.6(A) of the Company Disclosure Schedule. Each Lease or other occupancy or other agreement under which the Company (or a Subsidiary) holds real or personal property has been duly authorized, executed and delivered by the Company (or a Subsidiary); each such Lease is a legal and valid obligation of the Company (or a Subsidiary). The Company (or a Subsidiary) has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any real property or tangible personal property. All of such Leases are valid and subsisting and in full force and effect; and neither the Company nor any Subsidiary, nor to the knowledge of the Company any other party thereto, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease.

        B. SECTION 3.6(B) of the Company Disclosure Schedule contains a true, correct and complete description of all real estate owned or leased by the Company (or a Subsidiary) and all Leases and an identification of all material items of fixed assets and machinery and equipment. The real property (other than land), fixtures, fixed assets and machinery and equipment of the Company (or a Subsidiary) are in a state of good repair and maintenance and are in good operating condition, reasonable wear and tear excepted. The Company (or a Subsidiary) owns, rents or leases all tangible assets necessary for the conduct of the combined business of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted until the Closing.

        C. With respect to each parcel of such real property owned by the Company (or a Subsidiary), except as set forth in SECTION 3.6(C) of the Company Disclosure Schedule:

         (i) there are no pending or, to the knowledge of the Company, threatened condemnation proceedings relating to such parcel, and there are no pending or, to the knowledge of the Company, threatened litigation or administrative actions relating to such parcel or other matters Adversely Affecting the use, occupancy or value thereof;

         (ii) the buildings and improvements may be used as of right under applicable zoning and land use laws for the operation of the business of the Company (or a Subsidiary) as now conducted (the "CURRENT USES") and such buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of Applicable Laws and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and such parcel is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

        (iii) there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein;

         (iv) all facilities located on such parcel are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the Current Uses and in accordance with all material Applicable Laws, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel;

         (v) such parcel abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefiting such parcel;

         (vi) the Company (or a Subsidiary) has received no written notice of any proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the parcels; and

        (vii) each parcel is an independent unit which does not rely on any facilities (other than the facilities of public utility and water companies) located on any other property (a) to fulfill any zoning, building code, or other municipal or governmental requirement, (b) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to electric, plumbing, mechanical, heating, ventilating, and air conditioning systems, or (c) to fulfill the requirements of any lease. No building or other improvement not included in the parcels relies on any part of the parcels to fulfill any requirement of Applicable Laws or for structural support or the furnishing of any essential building systems or utilities. Each of the parcels is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels.

        D. With respect to each Lease, except as set forth in SECTION 3.6(D) of the Company Disclosure Schedule:

         (i) there are no disputes, oral agreements or forbearance programs in effect as to any Lease;

         (ii) all facilities occupied under each Lease are supplied with utilities and other services necessary for the operation of said facilities;

        (iii) to the knowledge of the Company, the owner of the facility occupied under each Lease has good and clear record and marketable title to the parcel of real property, free and clear of any Lien, except for recorded easements, covenants, and other restrictions which do not impair the Current Uses, occupancy or value of the property subject thereto; and

         (iv) no Event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration of any Lease.

    Section 3.7 INVENTORY. The inventory of the Company and its Subsidiaries as set forth on the most recent balance sheet in the Company Financial Statements, was, and the inventory of the Company and its Subsidiaries on the date hereof is and on the Closing Date will be, in good and merchantable condition, and in reasonably useable or saleable condition in the ordinary course of business, except for obsolete or defective materials and any excess stock items which alone and in the aggregate are not material. Such inventory does not include any material amounts of any item that was at any prior time written off or written down by the Company. To the knowledge of the Company, there is no Adverse condition currently affecting the supply of materials or inventory available to the Company.

    Section 3.8 ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable reflected on the most recent balance sheet in the Company Financial Statements and all accounts and notes receivable arising subsequent to the date of such balance sheet have or will have arisen in the ordinary course of business, represent valid obligations to the Company (or a Subsidiary), and have been collected or will be collected in the aggregate amounts thereof recorded on the books of the Company, in each case net of the reserve for bad debts reflected on such balance sheet.

    Section 3.9 COMPLIANCE WITH PRIVATE AUTHORIZATIONS. SECTION 3.9 of the Company Disclosure Schedule sets forth a true, correct and complete list and description of each Private Authorization which individually is material to the Company and its Subsidiaries taken as a whole, all of which are in full force and effect. The Company (or a Subsidiary) has obtained all Private Authorizations which are necessary for its ownership of its properties and the conduct of its business as now conducted, except to the extent that the failure to have obtained any such Private Authorization would not have an Adverse Effect. Neither the Company nor any Subsidiary is in breach or violation of, or in default in the performance, observance or fulfillment of, any Private Authorization, except for such defaults, breaches or violations, as do not in the aggregate have any Adverse Effect on the Company or the ability of the Company (or a Subsidiary) to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Acquisition Merger and the Transactions. No Private Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination.

    Section 3.10  COMPLIANCE WITH GOVERNMENTAL AUTHORIZATIONS AND APPLICABLE
LAW.

        A. SECTION 3.10(A) of the Company Disclosure Schedule contains a description of:

         (i) all Legal Actions which are pending or, to the Company's knowledge, threatened or contemplated against, and which in any manner relate Adversely to, the Company or the business, operations or properties, or the officers or directors or any Subsidiary of the Company in connection therewith; and

         (ii) each material Governmental Authorization to which the Company (or any Subsidiary) is subject and which relates to the business, operations, properties, prospects, condition (financial or other), or results of operations of the Company and its Subsidiaries, all of which are in full force and effect.

        B. The Company (or a Subsidiary) has obtained all Governmental Authorizations which are necessary for the ownership or uses of its properties and the conduct of its business as now conducted or as presently proposed to be conducted by it or which, if not obtained and maintained, could singly or in the aggregate, have any Adverse Effect on the Company, except as otherwise described in SECTION 3.10(B) of the Company Disclosure Schedule. No Governmental Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination. Neither the Company nor any Subsidiary is, or at any time since January 1, 1994 has been, or is or has during such time been charged with, or to the Company's knowledge, is threatened or under investigation with respect to any material breach or violation of, or default in the performance, observance or fulfillment of any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not have in the aggregate any Adverse Effect on the Company or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or to consummate the Acquisition Merger and the Transaction, except as otherwise described in SECTION 3.10(B) of the Company Disclosure Schedule.

        C. Except as set forth in SECTION 3.10(C) of the Company Disclosure Schedule, the Company and each Subsidiary, and the conduct and operations of its business, is in compliance with all Applicable Laws which (i) affect or relate to this Agreement or the Transactions or (ii) are applicable to it or its business, except for any violation of, or default under, any Applicable Law which reasonably may be expected not to have an Adverse Effect on the Company.

    Section 3.11  INTANGIBLE ASSETS; INTELLECTUAL PROPERTY.

        A. SECTION 3.11 of the Company Disclosure Schedule sets forth a true, correct and complete description of all Governmental Authorizations relating to Intangible Assets or Intellectual Property or rights with respect thereto, that are necessary for the present conduct of the Company's consolidated business, including without limitation the nature of the Company's (or a Subsidiary's) interest in each and the extent to which the same have been duly registered in the offices as indicated therein. The Company (or a Subsidiary) owns or possesses or otherwise has the right to use all material Governmental Authorizations, Intangible Assets and Intellectual Property necessary for the conduct of the Company's business free and clear of all Liens and without any conflict with the rights of others. Except as otherwise described in SECTION 3.11 of the Company Disclosure Schedule, no Governmental Authorization, Intangible Asset or Intellectual Property has been or is now involved in any opposition, invalidation, or cancellation, and no Intellectual Property materially infringes any trade name, trademark or service mark of any third party. Each of the Company and its Subsidiaries has taken all necessary or desirable action to protect each item of Intellectual Property that it owns or uses. None of the Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Company and its Subsidiaries has ever received any charge, complaint, claim, or notice alleging any such knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company and its Subsidiaries.

        B. With respect to each item of Intellectual Property that any of the Company and its Subsidiaries owns:

         (i) the identified owner possesses all right, title, and interest in and to the item;

         (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

        (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

         (iv) none of the Company and its Subsidiaries has ever agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          C. SECTION 3.11 of the Disclosure Schedule also identifies each item of Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement or permission. The Company has supplied the Parent with correct and complete copies of all such licenses, sublicenses, and permissions (as amended to date). With respect to each such item of used Intellectual Property:

         (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

         (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

        (iii) no party to the license, sublicense, agreement or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

         (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

         (v) with respect to each sublicense, the representation and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

         (vi) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction or charge;

        (vii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending, or, to the knowledge of the Company and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual property; and

       (viii) none of the Company and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

    SECTION 3.12 RELATED TRANSACTIONS. SECTION 3.12 of the Company Disclosure Schedule sets forth a true, correct and complete description of any Contractual Obligation or transaction between the Company and any of its officers, directors, employees, stockholders, or any Affiliate of any thereof (other than reasonable compensation for services as officers, directors and employees and reimbursement for out-of-pocket expenses reasonably incurred in support of the Company's business), including without limitation any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer, director, stockholder or employee, or any Affiliate of any thereof.

    SECTION 3.13 INSURANCE. The Company and its Subsidiaries have been covered during the past five (5) years by insurance in scope and amount reasonable for the business in which they have been engaged during such period. SECTION 3.13 of the Company Disclosure Schedule lists all insurance policies maintained by the Company (or a Subsidiary) and includes the insurers' names, policy numbers, expiration dates, risks insured against, amounts of coverage, annual premiums, exclusions, deductibles and self-insured retention and describes in reasonable detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Company (or a Subsidiary) or imposed upon the Company (or a Subsidiary) by any such insurers, as well as any self-insurance program that is in effect. Neither the Company nor any Subsidiary is in breach or violation of or in default under any such policy, and all premiums due thereon have been paid, and each such policy or a comparable replacement policy will continue to be in force and effect up to and including the Closing Date. The Company (or a Subsidiary) has not received any written notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company (or a Subsidiary) has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

    SECTION 3.14  TAX MATTERS.

        A. The Company (or a Subsidiary) has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all material Taxes which have or may become due and payable pursuant to said Returns and all other material governmental charges and assessments received to date. All Taxes which the Company (or a Subsidiary) is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable, except as set forth on SECTION 3.14 (A) of the Company Disclosure Schedule. The Company (nor any Subsidiary) has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company (or a Subsidiary) for the fiscal years prior to and including the most recent fiscal year. Except as set forth in SECTION
    3.14 (A) of the Company Disclosure Schedule, adequate provision has been made on the most recent balance sheet forming part of the Company Financial Statements for all Taxes of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other. Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code.

        B. The Company (or a Subsidiary) has paid all material Taxes which have become due pursuant to its Returns.

        C. From the end of its most recent fiscal year to the date hereof, the Company and its Subsidiaries have not made any payment on account of any Taxes except regular payments required in the ordinary course of business, consistent with prior practice, with respect to current operations or property presently owned.

        D. The information shown on the consolidated Federal income Tax Returns of the Company and its Subsidiaries (true, correct and complete copies of which have been furnished by the Company to the Parent) is true, correct and complete and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of the Company have been examined by the IRS or applicable state Authority through the taxable periods set forth in SECTION 3.14(D) of the

    Company Disclosure Schedule, and the Company has not been notified regarding any pending examination, except as shown in SECTION 3.14(D) of the Company Disclosure Schedule.

        E. The Company is not a party to any tax sharing agreement or arrangement, except as set forth in SECTION 3.14(E) of the Company Disclosure Schedule.

        F. The Company is not and within five years of the date hereof has not been, a "United States real property holding corporation" as defined in
    Section 897 of the Code.

    SECTION 3.15  EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974.

        A. The Company (which for purposes of this SECTION 3.15 shall include any Subsidiary or ERISA Affiliate with respect to any Plan subject to Title IV of ERISA) does not contribute to any Plan or sponsor any Plan or Benefit Arrangement and has not contributed to or sponsored any Plan or Benefit Arrangement, except as set forth in SECTION 3.15(A) of the Company Disclosure Schedule. As to all Plans and Benefit Arrangements listed in
    SECTION 3.15(A) of the Company Disclosure Schedule, and except as disclosed in such SECTION 3.15(A)of the Company Disclosure Schedule:

         (i) all Plans and Benefit Arrangements comply and have been administered in all material respects in form and in operation with all Applicable Laws, and the Company has not received any outstanding notice from any Authority questioning or challenging such compliance;

         (ii) all Plans maintained or previously maintained by the Company that are or were intended to comply with Section 401 of the Code comply and complied in form and in operation with all applicable requirements of such Section, and no event has occurred which will or could reasonably be expected to give rise to disqualification of any such Plan under such Section;

        (iii) none of the assets of any Plan are invested in employer securities or employer real property;

         (iv) there are no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan for which the Company has any liability;

         (v) there are no Claims (other than routine claims for benefits) pending or threatened involving Plans or the assets of Plans;

         (vi) neither the Company nor any ERISA Affiliate has maintained any Plan that is subject to Title IV of ERISA;

        (vii) to the extent that the most recent balance sheet forming part of the Company Financial Statements do not include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Closing Date, such amounts are set forth in SECTION 3.15(A) of the Company Disclosure Schedule;

       (viii) the Company nor any of its directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA that would subject the Company or any of its respective directors, officers or employees to any material liability under ERISA;

         (ix) except as set forth in SECTION 3.15(A), of the Company Disclosure Schedule (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, the Company maintains no Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees of the Company; and

         (x) the Company has made available to the Buyer a copy of the two most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Plan.

        B. The Company is not nor ever has been a party to any Multiemployer Plan or made contributions to any such plan.

    SECTION 3.16  EMPLOYMENT ARRANGEMENTS.

        A. The Company (which term for purposes of this SECTION 3.16 shall include any Subsidiary) has no obligation or liability, contingent or other, under any Employment Arrangement (whether or not listed in SECTION 3.15(A) of the Company Disclosure Schedule), other than those listed or described in
    SECTION 3.16(A) of the Company Disclosure Schedule. The Company is not now nor during the past three (3) years has been subject to or involved in or, to the Company's knowledge, threatened with any union elections, petitions therefor or other organizational activities, except as described in SECTION 3.16(A) of the Company Disclosure Schedule. None of the employees of the Company is represented by any labor union or other employee collective bargaining organization and there are no pending grievances, disputes or controversies with any union or any other employee collective bargaining organization of such employees.

        B. Except as set forth in SECTION 3.16(B) of the Company Disclosure Schedule, no employee shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employment Arrangement, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of this Agreement, the Acquisition Merger or the Transactions.

    SECTION 3.17 MATERIAL AGREEMENTS. Listed on SECTION 3.17 of the Company Disclosure Schedule are all Material Agreements relating to the ownership or operation of the business and property of the Company (or a Subsidiary) presently held or used by it or to which it is a party or to which it or any of its property is subject or bound. True, complete and correct copies of each of the Material Agreements have been furnished by the Company to the Parent (or, if oral, true, complete and correct descriptions thereof have been set forth in
SECTION 3.17 of the Company Disclosure Schedule). All of the Material Agreements are valid, binding and legally enforceable obligations of the Company (or a Subsidiary) and, to the Company's knowledge, the other parties thereto (except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity), and the Company is validly and lawfully operating its business and owning its property under each of the Material Agreements. Except as disclosed in SECTION
3.17 of the Company Disclosure Schedule: (i) the Company (or any Subsidiary) is not in default in the payment or performance of any of its obligations under any Material Agreement; (ii) no Event which, with the giving of notice or the passage of time, or both, constitutes an event of default by the Company (or a Subsidiary) under any Material Agreement has occurred and is continuing; and
(iii) to the knowledge of the Company, no other party to any Material Agreement is in default in any material respect in the payment or performance of its obligations thereunder and no Event which, with the giving of notice or the passage of time, or both, constitutes a material event of default by such other party under any Material Agreement has occurred and is continuing.

    SECTION 3.18  ORDINARY COURSE OF BUSINESS.

        A. The Company (which term for purposes of this SECTION 3.18 shall include any Subsidiary), from the date of the most recent audited balance sheet forming part of the Company Financial Statements to the date hereof and until the Closing Date, except as may be described on SECTION 3.18(A) of the Company Disclosure Schedule, disclosed in the Company's periodic reports under the Securities Exchange Act of 1934, as amended, or as may expressly be required or permitted by the terms of this Agreement:

         (i) has operated, and will continue to operate, its business in the normal, usual and customary manner in the ordinary course of business, consistent with prior practice;

         (ii) has not sold or otherwise disposed of, or contracted to sell or otherwise dispose of, and will not sell or otherwise dispose of or contract to sell or otherwise dispose of, any of its properties or assets, other than in the ordinary course of business;

        (iii) except in each case in the ordinary course of business, consistent with prior practice,

           (a) has not incurred and will not incur any Indebtedness, obligations or liabilities (fixed, contingent or other);

           (b) has not entered and will not enter into any commitments;

           (c) has not canceled and will not cancel any debts or claims; and

           (d) has not prepaid and will not prepay any Indebtedness in advance of its contractual maturity date.

         (iv) has not made or committed to make, and will not make or commit to make, any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements;

         (v) has not discharged or satisfied, and will not discharge or satisfy, any Lien and has not paid and will not pay any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, consistent with prior practice, and commitments under Leases existing on that date or incurred since that date in the ordinary course of business;

         (vi) has not created or permitted to be created, and will not create or permit to be created any Lien on any of its tangible property;

        (vii) has not transferred or created, or permitted to be created, and will not transfer or create, or permit to be created, any Lien on any Intangible Assets;

       (viii) except in the ordinary course of business, consistent with prior practice, has not increased and will not increase the compensation payable or to become payable to any of its directors, officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement;

         (ix) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

         (x) has not waived, and will not waive, any rights of material value without fair and adequate consideration;

         (xi) has not experienced any work stoppage;

        (xii) has not entered into, amended or terminated and will not enter into, amend or terminate any Lease, Governmental Authorization, Private Authorization, Material Agreement or Employment Arrangement or any Contractual Obligation or transaction with any Affiliate, except for amendments or terminations in the ordinary course of business, consistent with prior practice, in accordance with the terms thereof, and except for the termination of all outstanding option, employment and severance agreements as of the Effective Date;

       (xiii) has not amended or terminated and will not amend or terminate, and has kept and will keep in full force and effect including without limitation renewing to the extent the same would otherwise expire or terminate, all insurance policies and coverage;

        (xiv) has not entered into, and will not enter into, any other transaction or series of related transactions which individually or in the aggregate is material to the Company, except in the ordinary course of business, consistent with prior practice;

        (xv) has not incurred and will not incur any Indebtedness owing to any Stockholder and has not made and will not make any loans or advances to any Stockholder;

        (xvi) has not split, combined or reclassified any of the Company's capital stock or issued or authorized the issuance of any securities in respect of, in lieu of or in substitution of any shares of the Company's capital stock, and will not do any of the foregoing;

       (xvii) has not issued, sold or otherwise disposed of any of its capital stock, or issued Option Securities or Convertible Securities or preemptive rights or other rights to purchase or obtain any of its capital stock, and has not declared, set aside, or paid any dividend or distributions with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;

       (xviii) has not amended and will not amend any of its Organic Documents;

        (xix) has not changed and will not change any method of accounting or accounting practice or policy, except as required by Applicable Law or by GAAP; and

        (xx) has not accelerated accounts receivable, delayed accounts payable, or liquidated inventory, and will not do so, except in the ordinary course of business consistent with past practice.

        B. From the end of its most recent fiscal year to the date hereof, except as described in SECTION 3.18(B) of the Company Disclosure Schedule, the Company has not, or on or prior to the Closing Date will have, declared, made or paid, or agreed to declare, make or pay, any Distribution.

    SECTION 3.19 BROKER OR FINDER. Other than the Management Resource Center, Inc., which acted as the financial adviser to the Company, no Person assisted in or brought about the negotiation of this Agreement, the Acquisition Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of the Company (or a Subsidiary).

    SECTION 3.20 ENVIRONMENTAL MATTERS. Except as set forth in SECTION 3.20 of the Company Disclosure Schedule:

        A. As of the date hereof, to the knowledge of the Company, no underground storage tanks are present under any property that the Company (which term for purposes of this SECTION 3.20 shall include any Subsidiary) or any Affiliate has at any time owned, operated, occupied or leased. As of the date hereof, to the knowledge of the Company, no material amount of any substance that has been designated by any federal, state or local governmental agency, board or authority (a "GOVERNMENTAL ENTITY") or by applicable federal state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCB's, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies, are present, as a result of the actions of the Company or to the knowledge of the Company any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that the Company or any Affiliate has at any time owned, operated, occupied or leased. The Company is not aware of any Event which could involve the Company in any environmental litigation or impose upon the Company any environmental liabilities which would have an Adverse Effect on the Company.

        B. To the knowledge of the Company, at no time has the Company or an Affiliate transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or any Affiliate disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "HAZARDOUS MATERIALS ACTIVITIES") in material violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, which such violation would have an Adverse Effect on the Company.

        C. To the Company's knowledge, the Company currently holds all material environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of its Hazardous Material Activities and other businesses as such activities and businesses are currently being conducted, the absence of which would have an Adverse Effect on the Company.

        D. To the Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ injunction or claim is pending or threatened concerning any Environmental Permit or any Hazardous Materials Activity of the Company.

        E. The Company has not performed an environmental site assessment, nor has such an assessment been conducted by or on behalf of the Company at any property owned or leased by the Company. The Company has received a copy of the Phase One Environmental Site Assessment, draft dated May 1, 1998, by Dames & Moore, attached hereto as EXHIBIT F (the "Dames & Moore Report").

    SECTION 3.21 BOOKS AND RECORDS. Except as set forth in SECTION 3.21 of the Company Disclosure Schedule, the minute books and other similar records of the Company and its Subsidiaries contain true and complete records of all actions taken at any meetings of the Company's and Subsidiaries' stockholders, Board of Directors, members, managers or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.

    SECTION 3.22 CUSTOMERS AND SUPPLIERS. SECTION 3.22 of the Company Disclosure Schedule sets forth a list of the ten (10) largest suppliers and a list of the ten (10) largest customers of the Company and its Subsidiaries based on dollar values of purchases during the twelve-month period ended March 31, 1998. Neither the Company nor any Subsidiary has any reason to believe that any customer or supplier listed on SECTION 3.22 of the Company Disclosure Schedule has any plan or intention to materially alter its relationship with the Company or any Subsidiary.

    SECTION 3.23 OFFICERS AND DIRECTORS. SECTION 3.23 of the Company Disclosure Schedule sets forth a true and complete list of all officers, directors, members and managers of the Company and its Subsidiaries.

    SECTION 3.24 BANK ACCOUNTS. SECTION 3.24 of the Company Disclosure Schedule sets forth all checking accounts, savings accounts, custodial accounts, certificates of deposit, safe deposit boxes or other similar accounts maintained by the Company and its Subsidiaries, together with the name of each person with signature authority for each such account.

    SECTION 3.25 ANTI-TAKEOVER STATUTES NOT APPLICABLE. No "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation is applicable to the Company's or the Stockholders' entering into this Agreement and consummating the transactions contemplated hereby.

    SECTION 3.26 PROXY STATEMENT. The information included in the Proxy Statement (the "Proxy Statement") to be sent to the stockholders of the Company in connection with the solicitation of proxies to approve the Acquisition Merger shall not, on the date the Proxy Statement is first mailed to such stockholders or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading or necessary to correct any statement in any earlier communication which has become false or misleading.

    SECTION 3.27 OPINION OF FINANCIAL ADVISOR. The financial advisor of the Company, Marshall & Stevens Incorporated, has delivered to the Company an opinion dated April 20, 1998 to the effect that, as of such date, the Consideration Per Share is fair, from a financial point of view, to the stockholders of the Company. The Company has provided a true and correct copy of such opinion to the Buyer.

    SECTION 3.28 LITIGATION. SECTION 3.28 of the Company Disclosure Schedule sets forth each instance in which any of the Company and its Subsidiaries (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the knowledge of the Company, is threatened to be made a party to any charge, complaint, action, suit, proceeding or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in SECTION 3.28 of the Company Disclosure Schedule could result in any Adverse Change to the Company.

    SECTION 3.29 PRODUCT WARRANTY. Each product manufactured, distributed, sold, or delivered by any of the Company and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any liability for damages in connection therewith, subject only to the reserve for product warranty claims set forth in the most recent audited balance sheet contained in the Company Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, distributed, serviced, leased, or delivered by any of the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity of the company or any Subsidiary beyond the applicable standard terms and conditions of sale or lease.

    SECTION 3.30  PRODUCT LIABILITY.  Except as set forth in SECTION 3.28 or
3.30 of the Company Disclosure Schedule, none of the Company and its Subsidiaries has any material liability arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, distributed, sold, leased, serviced or delivered by any of the Company and its Subsidiaries.

    SECTION 3.31 CONTINUING REPRESENTATIONS AND WARRANTIES. Except for those representations and warranties which speak as of a specific date, all of the representations and warranties of the Company set forth in this Article shall be true and correct on the Closing Date with the same force and effect as though made on and as of that date and those, if any, which speak as of a specific date shall be true and correct as of such date on the Closing Date.

    SECTION 3.32 DISCLOSURE. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or, to the knowledge of the Company, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF THE
                        PARENT AND THE MERGER SUBSIDIARY

    Each of the Parent and the Merger Subsidiary represents, warrants and covenants to, and agrees with, the Company as follows:

    SECTION 4.1 ORGANIZATION AND BUSINESS; POWER AND AUTHORITY; EFFECT OF TRANSACTION.

        A. Each of the Parent and the Merger Subsidiary:

        (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,

        (ii) has all requisite corporate power and authority to own or hold under lease its properties and to conduct its business as now conducted and has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, except to the extent that the failure to have obtained any such Governmental Authorization or Private Authorization or to have made any such Governmental Filing would not have an Adverse Effect; and

       (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth in SECTION 4.1(A)(III) of the Parent Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure so to qualify or to maintain such authorizations would not have an Adverse Effect.

        B. Each of the Parent and the Merger Subsidiary has all requisite power and authority (corporate and other) and, other than the filing and termination of the waiting period pursuant to the HSR Act and as set forth in SECTION 4.1(C) of the Parent Disclosure Schedule, has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Acquisition Merger and the Transactions, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed and delivered by the Parent and the Merger Subsidiary and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Acquisition Merger and the Transactions, when executed and delivered by the Company will constitute, legal, valid and binding obligations of the Parent and the Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance or other similar laws relating to or affecting the rights of creditors, and except as the same may be subject to the effect of general principles of equity.

        C. Except as set forth in SECTION 4.1(C) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Acquisition Merger or the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Parent, the Merger Subsidiary or any of the other parties hereto or thereto which is Affiliated with the Parent or the Merger Subsidiary:

        (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of the Parent or any Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of the Parent or any Subsidiary, or

        (ii) will require any Governmental Authorization or Governmental Filing or Private Authorization and filing requirements under Applicable Law in connection with the Acquisition Merger and the Transactions and pursuant to the HSR Act.

                                   ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

    Each Stockholder, for himself or itself only, hereby represents and warrants to, and agrees with, the Parent and Merger Subsidiary as follows:

    SECTION 5.1 OWNERSHIP. Such Stockholder is the lawful owner of record and beneficial owner of the number of shares of Company Common Stock set forth opposite his or its name in SECTION 5.1 of the Company Disclosure Schedule. Such Stockholder is not party to or bound by any agreement or commitment pursuant to which it is obligated to purchase or otherwise acquire any equity securities, Option Securities or Convertible Securities of the Company, and (ii) between the date hereof and the Closing, such Stockholder will not sell or purchase, or agree to sell or purchase, any equity securities, Option Securities or Convertible Securities of the Company.

    SECTION 5.2 LIENS. The shares of the Company Common Stock owned by such Stockholder are free and clear of all Liens, and none of such shares of the Company Common Stock is subject to any written or oral agreement whatsoever with respect to the voting thereof, the sale of pledge thereof (including, without limitation, any option or right of first refusal to sell any such shares) or any like matter, nor has any proxy been granted to any Person with respect to any such shares of the Company Common Stock (except as provided in the Voting and Option Agreement and the Letter of Intent, dated March 19, 1998, between the Parent and the Company).

    SECTION 5.3 AUTHORIZATION OF AGREEMENT. This Agreement has been duly and validly executed and delivered on behalf of such Stockholder and constitutes a valid obligation such Stockholder, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable insolvency, bankruptcy or similar laws affecting the enforcement of creditors' rights generally.

    SECTION 5.4 NO GOVERNMENTAL CONSENTS. Except as set forth in SECTION 5.4 of the Company Disclosure Schedule, no Governmental Authorization or Governmental Filing or Private Authorization is required to be obtained or made by the Company or such Stockholder in connection with the Acquisition Merger and the Transactions except for filing requirements under Applicable Laws in connection with the Acquisition Merger and the Transactions and except pursuant to the HSR Act.

    SECTION 5.5 INFORMATION SUPPLIED. None of the information specifically supplied or to be supplied by such Stockholder with respect to such Stockholder for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 6

                              ADDITIONAL COVENANTS

    SECTION 6.1  CONFIDENTIALITY; ACCESS TO INFORMATION.

        A. The Company and the Parent acknowledge that the Company and the Parent have heretofore executed confidentiality letters, dated November 25, 1997 and December 1, 1997 (the "CONFIDENTIALITY LETTERS"), which separately and as incorporated herein shall remain in full force and effect after and notwithstanding the execution and delivery of this Agreement, and that information obtained from the Company by the Parent or its Representatives or by the Company or its Representatives from the Parent, pursuant to
    SECTION 6.1(B), the Confidentiality Letters or otherwise shall be subject to the provisions of the Confidentiality Letters.

        B. The Company will afford to the Parent and the Parent's Representatives full access during normal business hours throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments and records (including without limitation Tax Returns) and, during such period, shall furnish promptly upon request all information relating to the Company, that the Parent or any of its Representatives reasonably requires. Subject to the terms and conditions of the Confidentiality Letter which are expressly incorporated herein by reference thereto for the benefit of the parties hereto, the Parent shall hold and shall use its best efforts to cause the Parent's Representatives to hold, and the Company shall hold and shall use its best efforts to cause its Representatives to hold, in strict confidence all non-public documents and information furnished (whether prior or subsequent hereto) to the Parent or the Company, as the case may be, in connection with this Agreement, the Acquisition Merger and the Transactions.

        C. Subject to the terms and conditions of the Confidentiality Letter, the Parent and the Company may disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated in accordance with its terms, the Parent and the Company shall each promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Acquisition Merger and the Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof which shall be delivered to independent counsel for such party.

        D. No investigation pursuant to this Section 6.1 shall affect any representation or warranty in this Agreement of any Party hereto or any condition to the obligations of the Parties hereto; provided, however, that Parent and the Merger Subsidiary acknowledge and agree that the representations and warranties of the Company in Section 3.20 are subject to the information concerning the premises leased by the Company in Santa Ana, California, contained in the Dames & Moore Report.

    SECTION 6.2 APPROVAL OF STOCKHOLDERS. The Company will (a) as promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving the Acquisition Merger and will use best efforts to obtain the necessary approvals of its stockholders of the Acquisition Merger. In connection therewith, Benjamin C. Harris, Willard V. Harris, Jr., Willard P. Harris, James L. Behrens and John D. Hornsby have simultaneously with the execution of this Agreement, executed and delivered to the Company a Voting and Option Agreement in the form of EXHIBIT A hereto (the "Voting and Option Agreement").

    SECTION 6.3  AGREEMENT TO COOPERATE.

        A. COMPANY PROXY SOLICITATION. The Parties will cooperate in connection with the preparation and filing by the Company with the SEC such proxy or information materials as may be necessary or appropriate relating to the Acquisition Merger (the "Proxy Statement"), or as shall be necessary or desirable in order to consummate the transactions contemplated by this Agreement, each to be undertaken as promptly as practicable, and the Company will use its best efforts to mail the Proxy Statement to the Company's stockholders as promptly as practicable.

        B. Each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Acquisition Merger and make effective the Transactions, including using its best efforts
    (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Acquisition Merger and the Transactions by all such applicable Authorities; (ii) to obtain all necessary or appropriate waivers, consents and approvals, and
    (iii) to effect all necessary registrations, filings and submissions (including without limitation filings under federal or state securities laws or the HSR Act and any other submissions requested by the Federal Trade Commission or Department of Justice) and (iv) to lift any injunction or other legal bar to the Acquisition Merger and the Transactions (and, in such case, to proceed with the Acquisition Merger and the Transactions as expeditiously as possible). Each of the Parties recognizes that the consummation of the Acquisition Merger and the Transactions is subject to the preacquisition notification requirements of the HSR Act. Each agrees that, to the extent required by Applicable Law to consummate the Acquisition Merger, it will file with the Antitrust Division of the Department of Justice and the Federal Trade Commission a Notification and Report Form in a manner so as to constitute substantial compliance with the notification requirements of the HSR Act. Each covenants and agrees to use its best efforts to achieve the prompt termination or expiration of any waiting period or any extension thereof under the HSR Act.

        C. Each of the Parties agrees to take such actions as may be necessary to obtain any Governmental Authorizations legally required for the consummation of the Acquisition Merger and the Transactions, including the making of any Governmental Filings, publications and requests for extensions and waivers.

        D. The Company will use its best efforts on or prior to the Closing Date
    (i) to obtain the satisfaction of the conditions specified in SECTIONS 7.1 and 7.2; and (ii) if requested by the Parent, to obtain the consents (to the extent required) to the continued existence in accordance with its then-stated terms of all long-term debt of each of the Company and each Subsidiary. The Parent will use its best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions applicable to it specified in SECTIONS 7.1 and 7.3.

    SECTION 6.4 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Parent, and the Parent shall give prompt notice to the Company, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty of the Company or the Parent (or Merger Subsidiary), as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) in the case of the Company, any change to be made in the Company Disclosure Schedule and any failure of the Company or the Parent (or Merger Subsidiary), as the case may be, to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice hereunder shall not limit or otherwise affect the liability of any Party giving such notice or the remedies available hereunder to the Party receiving such notice.

    SECTION 6.5 PUBLIC ANNOUNCEMENTS. Except as may be required by applicable law, the Parties agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the transactions contemplated hereby and shall endeavor to agree on the text of such release or the making of such public announcement. The foregoing shall not restrict in any way the method and timing of any Party's compliance with securities or other laws applicable to it, even if the same require a unilateral public disclosure of the matters addressed in this Agreement or any Collateral Document. Any

Party making any public disclosure of the matters addressed herein shall give the other Parties prompt notice thereof, in advance of public disclosure if practicable and legally permissible.

    SECTION 6.6 CONVEYANCE TAXES. The Parties shall cooperate with one another in the preparation, execution and filing of all Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Closing Date. Any such Taxes shall be paid by the Party required to do so under Applicable Law.

    SECTION 6.7  NO SOLICITATION.

        A. The Company shall not, and shall cause its Representatives not to, and no Stockholder shall, during the period commencing on the date hereof and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly (i) solicit or initiate the submission of proposals or offers from any Person for, (ii) participate in any discussions pertaining to, or (iii) furnish any information to any Person other than the Parent and its Representatives relating to, any acquisition or purchase of any of the Company Common Stock or all or a material portion of the assets of the Company, or a merger, consolidation or business combination of the Company (or a Subsidiary), or any Other Transaction (other than the Acquisition Merger).

        B. Nothing contained in the foregoing shall prevent the Company or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal in respect of an Other Transaction by such person or entity or recommending an unsolicited bona fide written proposal in respect of an Other Transaction to the shareholders of the Company, if and only to the extent that the Board of Directors of the Company determines in good faith by a majority vote, (x) after consultation with its financial advisor, that such proposal in respect of an Other Transaction would, if consummated, result in a transaction more favorable to the shareholders of the Company from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Other Transaction being referred to in this Agreement as a "Superior Proposal") and (y) based on the written opinion of outside legal counsel, that failing to take such action would likely result in a breach of its fiduciary duties to shareholders under applicable law. Nothing contained in this Agreement shall prevent the Company's Board of Directors from performing its fiduciary duties, however, such performance of fiduciary duties shall under no circumstances absolve the Company of its obligations under this Agreement.

        C. The Company will notify Parent immediately (and no later than 24 hours) after receipt by the Company (or its advisors) of any proposal in respect of any Other Transaction or any request for non-public information in connection with any Other Transaction or for access to the properties, books or records of the Company or any of its subsidiaries by any person or entity that informs the Company that it is considering making, or has made a proposal concerning any Other Transaction. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company will keep Parent informed of all material developments and the status of any proposal in respect of any Other Transaction, any negotiations or discussions with respect to any such proposal in respect of any Other Transaction or any request for non-public information in connection with any such proposal in respect of any Other Transaction or for access to the properties, books or records of the Company or any of its subsidiaries by any person or entity that is considering making, or has made, a proposal in respect of any Other Transaction. The Company will provide Parent with copies of all documents received from or delivered or sent to any person or entity that is considering making or has made, a proposal in respect of any Other Transaction.

    SECTION 6.8  ENVIRONMENTAL INSPECTIONS.

        A. Prior to the Closing, the Parent shall have the right to conduct environmental and other tests, audits, studies and assessments of the real property owned or leased by the Company (or a Subsidiary) and the buildings and improvements thereon, and to review such records and documents as may be required by the Parent to enable it to evaluate the condition of and potential liabilities affecting such property.

        B. If, in the course of the Parent's tests, audits, studies, assessments and review pursuant to subsection (A) above, the Parent shall determine that any of the Company's representations and warranties set forth in SECTION 3.20 are untrue and such misrepresentations, individually or in the aggregate, could reasonably be expected to have an Adverse Effect, the Parent may terminate this Agreement pursuant and subject to SECTION 8.1(D).

                                   ARTICLE 7

                               CLOSING CONDITIONS

    SECTION 7.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS
AGREEMENT. The respective obligations of each Party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

        A. STOCKHOLDERS' APPROVAL. This Agreement, the Acquisition Merger and the Transactions shall have been approved by the requisite vote of the stockholders of the Company.

        B. GOVERNMENTAL CONSENTS. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental or regulatory authority or agency which are necessary for the consummation of the transactions contemplated by this Agreement, including without limitation the Acquisition Merger, shall have been filed, occurred or been obtained (all such authorizations, orders, declarations, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "REQUISITE REGULATORY APPROVALS") and all such Requisite Regulatory Approvals shall be in full force and effect.

        C. NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the transactions contemplated by this Agreement shall be in effect; nor shall there be any statute, rule or regulation enacted, enforced or deemed applicable to the Acquisition Merger which makes the consummation of the Acquisition Merger illegal.

        D. EXCHANGE AGREEMENT. Parent and the Exchange Agent shall have executed and delivered the Exchange Agreement.

    SECTION 7.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND THE MERGER SUBSIDIARY UNDER THIS AGREEMENT. The obligations of the Parent and the Merger Subsidiary under this Agreement shall be further subject to the satisfaction or waiver by the Parent and the Merger Subsidiary, at or prior to the Effective Time, of the following conditions:

        A. ABSENCE OF MATERIAL ADVERSE CHANGES. There shall not have occurred any change since December 31, 1997 in the assets, liabilities, business, operations, results of operations, financial condition or prospects of the Company which has had, individually or in the aggregate, an Adverse Effect on the Company.

        B. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The obligations of the Company and the Stockholders required to be performed by it or them at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with and the representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the

    Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Parent shall have received certificates to that effect signed on behalf of the Company by the chairman or president and the chief financial officer or chief accounting officer of the Company and by each Stockholder on behalf of himself. The use of the term "material" in this SECTION 7.2(B) shall be disregarded when determining whether any representation or warranty of the Company or the Stockholders contained in this Agreement is true and correct if the term "material," "materially" or any other similar term is used in the text of any such representation or warranty.

        C. THIRD-PARTY (NON-GOVERNMENTAL) APPROVALS. Any and all permits, consents, waivers, clearances, approvals and authorizations of or notices to all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received, made or obtained by the Company or the Stockholders, shall have been so received, made or obtained, other than permits, consents, waivers, clearances, approvals, authorizations and notices the failure of which to have received, made or obtained would neither make it impossible to consummate the transactions contemplated by this Agreement nor result in any Adverse Effect on the Parent after the Effective Time.

        D. BURDENSOME CONDITION. None of the Requisite Regulatory Approvals shall impose any term, condition or restriction upon Parent that Parent in good faith reasonably determines would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable in the reasonable judgment of Parent the consummation of the Acquisition Merger.

        E. LEGAL OPINION. The Parent shall have received the opinion of Jeffer, Mangels, Butler & Marmaro LLP, counsel to the Company, dated the Closing Date covering the matters set forth on EXHIBIT C hereto.

        F. LITIGATION. There shall be no pending or threatened litigation or proceeding which, in the judgment of the Buyer, makes it inadvisable to proceed with the Acquisition Merger; nor shall there be issued and in effect any Injunction limiting or restricting the conduct of the business of the Company by Parent or Buyer after the Acquisition Merger.

        G. DISSENTERS. The holders of no more than 10% of the Company's outstanding Common Stock of record shall have asserted dissenters' rights under Chapter 13 of the CGCL in connection with the Acquisition Merger.

        H. VOTING AND OPTION AGREEMENT. The Stockholders shall have executed and shall be in full compliance with the Voting and Option Agreement.

        I. CANCELLATION OF SEVERANCE PROVISIONS. All contractual provisions whereby an obligation of the Company to pay severance to any person may be triggered in whole or in part by a change of control transaction such as the Acquisition Merger shall be terminated.

        J. CANCELLATION OF OPTIONS. All outstanding options and other securities convertible or exchangeable into Company Common Stock shall have been canceled.

        K. EMPLOYMENT AGREEMENTS. Willard P. Harris and John D. Hornsby shall have entered into employment agreements with the Company, all such agreements to be substantially in the form attached hereto as Exhibit D and to become effective at the closing of the Acquisition Merger.

        L. INDEBTEDNESS FOR BORROWED MONEY. The Company shall have delivered a certificate executed by an officer representing in reasonable detail the amount of the Company's Indebtedness for Borrowed Money on the Closing Date.

        M. NON-COMPETITION AGREEMENTS. Parent and Willard V. Harris, Jr., Benjamin C. Harris, Willard P. Harris, John D. Hornsby and James L. Behrens shall have executed and delivered non-competition agreements substantially in the form of EXHIBIT B hereto, which shall include provisions for one-time non-competition payments of (i) $517,500 to Willard V. Harris, Jr., (iii) $382,500 to Benjamin C. Harris, (iii) $950,000 to each of Willard P. Harris and John D. Hornsby and (iv) $250,000 to James L. Behrens.*

        N. PARTNERSHIP INTEREST. The Company shall have completed the transfer, sale and assignment of its entire limited partnership interest in California Real Estate Partners to Willard V. Harris, Jr. under terms which
    (i) provide for nominal consideration (approximately $25,000) to be paid for such interest, (ii) are reasonably satisfactory to Parent, Company and Mr. Harris, and (iii) provide for full indemnification of the Company for any and all Claims based upon, attributable to or resulting from the Company's ownership, sale, disposition or transfer of such interest.

------------------------

As amended in Amendment No. 2, dated July 29, 1998.

    O. TERMINATION OF EMPLOYMENT AGREEMENTS. Parent and Merger Subsidiary shall have received from the Company evidence, reasonably satisfactory to the Parent, that any and all Employment Arrangements between the Company (which for purpose of this Section 2.2(O) include any Subsidiary thereof) and (i) Willard
V. Harris, Jr. and (ii) Benjamin C, Harris have been terminated.*

    In addition to the foregoing, the Company will furnish the Parent with such additional certificates, instruments or other documents in the name or on behalf of the Company executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this SECTION 7.2 as the Parent may reasonably request.

    SECTION 7.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS UNDER THIS AGREEMENT. The obligations of the Company and the Stockholders under this Agreement shall be further subject to the satisfaction or waiver by the Company, at or prior to the Effective Time, of the following conditions:

    A. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The obligations of the Parent and the Merger Subsidiary required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with and the representations and warranties of the Parent and the Merger Subsidiary contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Company shall have received a certificate to that effect signed by the president and chief financial officer (or other authorized officer(s)) of the Parent.

    B. LEGAL OPINION. The Company shall have received the opinion of Sullivan & Worcester LLP, counsel to Parent, dated the Closing Date, in a form that is customary for transactions of this type.

    In addition to the foregoing, the Parent will furnish the Company with such additional certificates, instruments or other documents in the name or on behalf of the Parent, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this SECTION 7.3 as the Company may reasonably request.

------------------------

* Added in First Amendment to the Agreement and Plan of Reorganization, dated July 8, 1998.

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

        A. by mutual consent of the Parent and the Company;

        B. by either the Parent or the Company if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Acquisition Merger shall have become final and nonappealable;

        C. by the Company: (i) in the event of a material breach of this Agreement by the Parent or the Merger Subsidiary that has not been cured, or if any representation or warranty of the Parent or the Merger Subsidiary shall have become untrue in any material respect, which in either case is incapable of being cured by the Closing Date or will prevent or delay consummation of the Acquisition Merger by or beyond the Termination Date; or
    (ii) if the Closing shall not have occurred on or before the Termination Date by reason of the failure of any condition precedent under SECTION 7.1 or 7.3 hereof (unless the failure results primarily from the Company's or any Stockholder's breaching any representation, warranty or covenant contained in this Agreement or any Collateral Document);

        D. by the Parent (on behalf of itself and the Merger Subsidiary): (i) in the event of a material breach of this Agreement by the Company or the Stockholders that has not been cured, or if any representation or warranty of the Company or the Stockholders shall have become untrue in any material respect, which in either case is incapable of being cured by the Closing Date or will prevent or delay consummation of the Acquisition Merger by or beyond the Termination Date; or (ii) if the Closing shall not have occurred on or before the Termination Date by reason of the failure of any condition precedent under SECTION 7.1 or 7.2 hereof (unless the failure results primarily from the Parent's or Merger Subsidiary's breaching any representation, warranty or covenant contained in this Agreement or any Collateral Document); or

        E.  by the Parent (on behalf of itself and the Merger Subsidiary), if
    (i) the Board of Directors of the Company shall have withdrawn or modified its recommendation in favor of the Acquisition Merger in a manner adverse to Parent or shall have resolved to do so; (ii) the Company or its Board of Directors or any Stockholder takes any action prohibited by SECTION 6.7;
    (iii) the Company or its Board of Directors, in accordance with the provisions of SECTION 6.7(B), furnishes non-public information to, or enters into discussions or negotiations with, any Person in connection with, or the Board of Directors of the Company recommends an unsolicited bona fide written proposal concerning, an Other Transaction; or (iv) any of the Stockholders shall have breached any material provision of the Voting and Option Agreement referenced in SECTION 6.2.

    The use of the term "material" in any provision of this SECTION 8.1 shall be disregarded when determining whether the breach of any term of this Agreement has occurred, or whether any representation or warranty of the Company, Parent, Merger Sub or any Stockholder has become untrue, if the term "material," "materially" or any other similar term is used in the text of any such term of this Agreement or representation or warranty.

    SECTION 8.2 EFFECT OF TERMINATION. Except as provided in SECTIONS 6.1 and 8.5, in the event of the termination of this Agreement pursuant to SECTION 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of any Party, or any of their respective officers or directors, to the other and all rights and obligations of any Party shall cease; provided, however, that such termination shall not relieve any Party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    SECTION 8.3 AMENDMENT. This Agreement may be amended by the Parties by action taken by or on behalf of the respective Boards of Directors thereof at any time prior to the Closing Date; provided, however, that any such amendment executed after approval of this Agreement by the Company's stockholders which by law requires further approval of such stockholders shall be subject to such further approval. This Agreement may not be amended to impose any additional material obligation on a Party or to burden or limit a material right of such Party except by an agreement in writing signed by the Party so affected.

    SECTION 8.4 WAIVER. At any time prior to the Closing Date, except to the extent Applicable Law does not permit, either the Parent and the Company may extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the terms and conditions of SECTION 8.1, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an agreement in writing signed by the Party or Parties to be bound thereby.

    SECTION 8.5 FEES, EXPENSES AND OTHER PAYMENTS. Each of the Parent and the Merger Subsidiary, on the one hand, and the Company, on the other hand, shall be responsible for the filing fees and expenses incurred by such Party under the HSR Act. In the event of termination of this Agreement, all costs and expenses, incurred in connection with this Agreement, the Acquisition Merger and the Transactions, and compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Parties shall be borne solely and entirely by the Party which has incurred such costs and expenses.

    SECTION 8.6 EFFECT OF INVESTIGATION. The right of any Party to terminate this Agreement pursuant to SECTION 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.

                                   ARTICLE 9

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

    SECTION 9.1  EFFECTIVENESS OF REPRESENTATIONS, ETC.  Except as set forth in
SECTION 6.1(D), regardless of any investigation made by or on behalf of any other party hereto, any Person controlling such party or any of their respective Representatives whether prior to or after the execution and consummation of this Agreement, the representations, warranties, covenants and agreements set forth in ARTICLE 3 and ARTICLE 4 and ARTICLE 5 hereof shall survive the Acquisition Merger and remain operative and in full force and effect until the date that is twelve months after the Closing Date, except for (i) those representations and warranties set forth in SECTIONS 3.20 which shall remain operative and in full force and effect until the date that is three (3) years after the Closing Date,
(ii) those representations and warranties set forth in SECTIONS 3.3, 3.14 and 3.15, which shall remain operative and in full force and effect until the expiration of the applicable statute of limitations after the Closing Date, and
(iii) those representations and warranties set forth in SECTIONS 5.1, 5.2, 5.3 and 5.5 which shall remain operative and in full force and effect indefinitely.

    SECTION 9.2  INDEMNIFICATION.

        A. The Company and the Stockholders, jointly and severally, agree to make whole, indemnify and hold the Parent and its Affiliates, agents, successors and assigns (collectively, the "PARENT INDEMNIFIED PARTIES") harmless as a result of, from or against:

        (i) any and all Claims of the Parent Indemnified Parties or other Persons based upon, attributable to or resulting from any inaccuracy in or breach of any representation or warranty on the part of any one or more of the Company or any Stockholder under this Agreement or any Collateral Document;

        (ii) any and all Claims of the Parent Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of any one or more of the Company or any Stockholder under this Agreement or any Collateral Document;

       (iii) any and all Claims of the Parent Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section;

        (iv) all transaction costs and expenses of the sort specified in clause
             (ix) of the definition of "Indebtedness for Borrowed Money", set forth in Article 11 hereof, to the extent such costs and expenses are not deducted from the Merger Consideration paid at the Closing; and

        (v) any and all Claims of the Parent Indemnified Parties or other Persons asserted within three (3) years after the Closing Date based upon, attributable to or resulting from any matters set forth in the Dames & Moore Report.

        B. The Parent hereby agrees to make whole, indemnify and hold the Company, the Stockholders and their respective Affiliates, agents, heirs, successors and assigns (collectively, the "COMPANY INDEMNIFIED PARTIES") harmless as a result of, from or against:

        (i) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from any inaccuracy in or breach of any representation or warranty on the part of the Parent or Merger Sub under this Agreement or any Collateral Document;

        (ii) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of the Parent; and

       (iii) any and all Claims of the Company Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section,

        C.  Notwithstanding the foregoing:

        (i) None of the Company or the Stockholders shall be required to pay any amount for indemnification to the Parent Indemnified Parties except to the extent the aggregate amount of Claims under this SECTION 9.2 asserted against the Company and the Stockholders exceeds Two Hundred Thousand Dollars ($200,000), and then only with respect to such Claims in excess of such sum (the "DEDUCTIBLE"); and

        (ii) The aggregate amount that the Company and the Stockholders shall be required to pay for indemnification to the Parent Indemnified Parties under this SECTION 9.2 shall be limited to One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000), PROVIDED, that such aforesaid sum shall be increased by up to an additional Seven Hundred and Fifty Thousand Dollars ($750,000) (the "Additional Cap") in respect of, and solely in respect of, Claims made in connection with SECTION 9.2(A)(V) or SECTION 9.2(A)(I) (solely on account of any inaccuracy in or breach of any of the representations and warranties contained in SECTION 3.20). All obligations of the Company and the Stockholders in respect of the Additional Cap shall terminate upon the earliest to occur of.

           (a) the amendment of Section 4.B of the lease of the Company's facility in Santa Ana, California, to provide in substance as set forth in Exhibit E hereto; or

           (b) the date which is two (2) years after the Closing Date, provided, that no notice of any Claim has been given with respect to the Additional Cap prior thereto.

       (iii) Notwithstanding anything else in this Article 9, to the extent that any Claim relates to a breach by a Stockholder of a representation or warranty contained in Article V of this Agreement, then only such breaching Stockholder shall be subject to this Article 9 with respect to the Claim resulting from such breach.

        (iv) The Deductible and cap set forth in clauses (i) and (ii) of this
             SECTION 9.2(C) shall not apply to or limit indemnification Claims under SECTION 9.2(A)(IV).

    SECTION 9.3 PROCEDURES CONCERNING CLAIMS BY THIRD PARTIES; PAYMENT OF DAMAGES; ETC.

        A. In the event that any Legal Action shall be instituted or asserted by any Person other than such indemnified party in respect of which payment may be sought hereunder, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Legal Action of which it has knowledge which is covered by the indemnities under SECTION 9.2 to be forwarded to the indemnifying party. In such event, unless in such indemnified party's reasonable judgement a conflict of interest between the indemnified party and the indemnifying party may exist in respect of the Claims, the indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Legal Action which relates to any Claims instituted or asserted by any Person other than such indemnified party and indemnified against hereunder; provided, however, that no settlement thereof shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Legal Action which relates to any such Claims, it shall within thirty (30) days (or sooner, if the nature of the Legal Action so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Legal Action which relates to any such Claims, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Claims under this Agreement, or the indemnified party determines that a conflict of interest may exist, the indemnified party may defend against, negotiate, settle or otherwise deal with such Legal Action. If the indemnified party defends any Legal Action, then the indemnifying party shall reimburse the indemnified party for Claims incurred in defending such Legal Action upon submission of periodic bills, The indemnified party may not settle any Legal Action without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. If the indemnifying party shall assume the defense of any Legal Action instituted or asserted by any Person other than an indemnified party, the indemnified party may participate in the defense of such Legal Action at such party's own expense.

        B. After any final judgment or award shall have been rendered by a court, arbitration board (which may be engaged as required by law or contract or upon the consent of each of the indemnifying party and the indemnified parties) or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Legal Action hereunder, the indemnifying party shall deliver to the indemnified party, by wire transfer of immediately available funds, an amount equal to the sums due and owing to the indemnified party within five business days after the date of notice of such judgment or award.

        C. The failure of the indemnified party to give reasonably prompt notice of any Legal Action instituted or asserted by any Person other than such indemnified party and indemnified against hereunder shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss or material prejudice as a result of such failure. The indemnified parties shall not be deemed to have notice of any Legal Action by virtue of knowledge acquired on or prior to the Closing Date by an employee or other Representative of the Company or the Parent.

        D. No Legal Action to enforce a claim for indemnity shall be stayed or dismissed for failure to join one or more indemnifying parties or to permit an indemnifying party to cross-claim against another indemnifying party, nor shall the failure to join an indemnifying party be deemed grounds for preventing a separate or subsequent Legal Action to enforce a Claim for indemnification against such party, each such Legal Action being deemed a separate and independent Claim for indemnification.

        E. If such claim does not arise from the Claim of a third party, the indemnifying party shall have forty five (45) days after notice thereof to either cure the conditions giving rise to such claim or to present the indemnified party with materials indicating that such Claim is not subject to indemnity under SECTION 9.2 hereof before the indemnified party may commence legal action against the indemnifying party in respect thereof.

        F. Notwithstanding anything herein to the contrary, with respect to any indemnification claim by the Parent for Claims arising out of any breach or inaccuracy of any representation or warranty made by the Company and the Stockholders set forth in SECTION 3.14 hereof with respect to Taxes, the Stockholders shall have the fight to participate in any Tax audit or administrative, judicial or other proceeding to the extent such audit, proceeding or determination affects the amount of the Claim for which the Company and Stockholders are liable under SECTION 9.2 hereof

    SECTION 9.4 EXCLUSIVE REMEDY. The indemnification provisions set forth in this ARTICLE 9 shall be the exclusive remedy following and subject to the Closing for any breaches or alleged breaches of any representation, warranty or covenant contained in this Agreement or any Collateral Document, except for breaches arising from intentional fraud or intentional misconduct.

    SECTION 9.5 NET RECOVERY. The amount to which a Parent Indemnified Party or a Company Indemnified Party may become entitled in respect of any Claim under this ARTICLE 9 shall be reduced by any tax, insurance or other third party recovery, reimbursement or benefit received in respect of such Claim before the expiration of two years after payment of such Claim by the indemnifying party. The amount of any such recovery, less all reasonable costs, charges and expenses incurred by the relevant Parent Indemnified Party or Company Indemnified Party, as the case may be, in obtaining such recovery from the third party, shall be repaid by the relevant Parent Indemnified Party or Company Indemnified Party, as the case may be, to the relevant indemnifying Party promptly upon the receipt thereof from the third party.

    SECTION 9.6 INDEMNIFICATION OF OFFICERS AND DIRECTORS. From and after the Effective Date, Parent shall indemnify persons who served as directors, officers and agents of the Company on or before the Effective Date in accordance with and subject to the provisions of the Company's current Articles of Incorporation and By-laws as delivered to the Parent prior to the execution of this Agreement until the date that is three years after the Closing Date.

                                   ARTICLE 10

                               GENERAL PROVISIONS

    SECTION 10.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the follOwing addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile number specified below:

    A. If to the Parent or the Merger Subsidiary:

             DESA International, Inc.
             2701 Industrial Drive
             Bowling Green, Kentucky 42102

             Attn.:  Robert H. Elman
             Facsimile No.:  (502) 781-9807

        with copies to:

             J.W. Childs Associates, L.P.
             One Federal Street, 21st Floor
             Boston, MA 02110
             Attn:  Adam L. Suttin
                   Facsimile No.:  (617) 753-1101

             Sullivan & Worcester LLP
             One Post Office Square
             Boston, MA 02109
             Attn:  Christopher Cabot, Esquire
                   Facsimile No.:  (617) 338-2880

    B.  If to the Company or the Stockholders:

             Fireplace Manufacturers, Inc.
             2701 South Harbor Boulevard
             Santa Ana, CA 92704
             Attn.:  Willard P. Harris
                    Facsimile No.:  (714) 549-4723

        with a copy to:

             Jeffer, Mangles, Butler & Marmaro LLP
             2121 Avenue of the Stars, 10th Fl
             Los Angeles, CA 90067-5010
             Attn.:  Ronald P. Givner, Esquire
                    Facsimile No.:  (310) 203-0567

    SECTION 10.2 HEADINGS. The headings contained in this Agreement are for purposes of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 10.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner Adverse to any party. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parent and the Company shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

    SECTION 10.4 ENTIRE AGREEMENT. This Agreement (together with the Company Disclosure Schedule, the Confidentiality Letter and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the Parties and supersedes all prior agreements (other than the Confidentiality Letter) and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof.

    SECTION 10.5 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise and any purported assignment shall be null and void.

    SECTION 10.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    SECTION 10.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware governing contracts made and to be performed in such jurisdiction, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

    SECTION 10.8 ENFORCEMENT OF THE AGREEMENT. Each Party recognizes and agrees that each other Party's remedy at law for any breach of the provisions of this Agreement would be inadequate and agrees that for breach of such provisions, such Party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each Party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting a Party from pursuing any other remedies available to such Party for any breach or threatened breach hereof or failure to take or refrain from any action as required hereunder to consummate the Acquisition Merger and carry out the Transactions.

    SECTION 10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 10.10 MUTUAL DRAFTING. This Agreement is the result of the joint efforts of the Parent and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any Party based on any presumption of that Party's involvement in the drafting thereof.

    SECTION 10.11 DISCLOSURE SUPPLEMENTS. From time to time prior to the Closing Date, each Party will promptly supplement or amend its respective Disclosure Schedule delivered in connection herewith with respect to any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Company Disclosure Schedule or which is necessary to correct any information in such Company Disclosure Schedule which has been rendered inaccurate thereby. The making of any such amendment shall not otherwise affect the liability of any Party delivering such Amendment or the rights of any Party receiving such amendment.

                                   ARTICLE 11
                                  DEFINITIONS

    As used herein, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and VICE VERSA, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Disclosure Schedules and each Collateral Document, notice, certificate, communication, opinion or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

    ACQUISITION MERGER shall have the meaning given to it in SECTION 2.1.

    ADVERSE, ADVERSELY, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") shall mean, with respect to the Company, or to the Parent, as the case may be, any Event which could reasonably be expected to (a) adversely affect the validity or enforceability of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or (b) adversely affect the business, properties, assets, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole or the Parent and its Subsidiaries, taken as a whole, as the case may be, or (c) impair the ability of the Company and/or its Subsidiaries or the Parent and Buyer, as applicable, to fulfill its obligations under the terms of any Collateral Document executed or required to be executed pursuant hereto or thereto, or (d) adversely affect the aggregate rights and remedies of the Parent and Buyer or the Company and/or its Subsidiaries, as the case may be, under this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, in all cases, unless otherwise specifically set forth, in a material respect or manner or to a material degree.

    AFFILIATE, AFFILIATED shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, fifty percent (50%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, fifty percent (50%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

    AGREEMENT shall mean this Agreement and Plan of Reorganization as originally in effect, including unless the context otherwise specifically requires, all schedules, including the Disclosure Schedules and exhibits hereto, and as the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

    ALTERNATIVE MERGER STRUCTURE shall have the meaning given to it in SECTION 2.9.

    APPLICABLE LAW shall mean any Law of any Authority, whether domestic or foreign, including without limitation all federal and state securities laws and Environmental Laws, to or by which a Person or it or any of its business or operations is subject or any of its property of assets is bound.

    ARTICLES OF MERGER shall have the meaning given to it in SECTION 2.2.

    AUTHORITY shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

    BENEFIT ARRANGEMENT shall mean, with respect to any Person, any material benefit arrangement that is not a Plan, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits, (iii) any incentive bonus or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance or similar benefits, (v) any equity compensation plan, (vi) any deferred compensation plan and (vii) any compensation policy and practice.

    BEST EFFORTS shall mean commercially reasonable, good faith efforts.

    BUYER shall have the meaning given in the recitals to this Agreement.

    CERTIFICATE shall have the meaning given to it in SECTION 2.7.

    CERTIFICATE OF MERGER shall have the meaning given to it in SECTION 2.2.

    CGCL shall mean the California General Corporation Law.

    CLAIM shall mean any debt, liability, obligation, loss, damage, deficiency, assessment or penalty, together with any Legal Action, pending or threatened, or any claim or judgment of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing, provided that in no event shall a change in the value of Parent Common Stock give rise to or constitute a Claim.

    CLOSING shall have the meaning given to it in SECTION 1.1.

    CLOSING DATE shall mean the date which is (a) five business days after the later to occur of (i) approval of the Acquisition Merger under the HSR Act or
(ii) approval of the Acquisition Merger by the Company's stockholders, or (b) upon the agreement of the Parent and the Company, a date or successive dates subsequent thereto not later than the Termination Date.

    COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

    CODE shall mean the Internal Revenue Code of 1986, as amended.

    COLLATERAL DOCUMENT shall mean any agreement, instrument, certificate, opinion, memorandum, schedule or other document delivered by a Party pursuant to this Agreement or in connection with the Acquisition Merger and the Transactions.

    COMPANY shall have the meaning given to it in the recitals of this Agreement.

    COMPANY COMMON STOCK shall have the meaning given it in SECTION 3.3.

    COMPANY DISCLOSURE SCHEDULE shall mean the Company Disclosure Schedule dated as of the date of this Agreement delivered by the Company to the Parent.

    COMPANY FINANCIAL STATEMENTS shall have the meaning given to it in SECTION 3.2.

    COMPANY INDEMNIFIED PARTIES shall have the meaning given to it in SECTION 9.2(B).

    CONFIDENTIALITY LETTER shall have the meaning given to it in SECTION 6.1(A).

    CONSIDERATION PER SHARE shall mean the Merger Consideration divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.*

    CONSTITUENT CORPORATIONS shall have the meaning given to it in SECTION 2.1.

    CONTRACT, CONTRACTUAL OBLIGATION shall mean, with regard to any Person, any term, condition, provision, representation, warranty, agreement, covenant, undertaking, commitment, indemnity or other obligation set forth in the Organic Documents of such Person or which is outstanding or existing under any instrument, contract, lease or other contractual under-taking (including without limitation any instrument relating to or evidencing any Indebtedness) to which such Person is a party or by which it or any of its business is subject or property or assets is bound, to the extent that any of the foregoing is material to such Person.

    CONTROL (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

    CONVERTIBLE SECURITIES shall mean any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for equity securities, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

    CURRENT USES shall have the meaning given to it in SECTION 3.6(C).

    DGCL shall mean the Delaware General Corporation Law, as amended.

    DISTRIBUTION shall mean, with respect to a Party: (a) the declaration or payment of any dividend (except dividends payable in common stock of such Party) on or in respect of any shares of any class of capital stock of such Party or any equity securities of any Subsidiary owned by a Person other than such Party or a Subsidiary, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of such Party or any shares of capital stock of any Subsidiary owned by a Person other than such Party or a Subsidiary, and (c) any other distribution on or in respect of any shares of any class of capital stock of such Party or any shares of capital stock of any Subsidiary owned by a Person other than such Party or a Subsidiary.

    EFFECTIVE TIME shall mean the specific time on the Closing Date at which the Acquisition Merger has become effective pursuant to Delaware and California law.*

    EMPLOYMENT ARRANGEMENT shall mean, with respect to any Person, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by such Person or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA.

    ENTITY shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust, estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

    ENVIRONMENTAL LAW shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment.

    ENVIRONMENTAL PERMITS shall have the meaning given to it in SECTION 3.20(C).

    ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

    ERISA AFFILIATE shall mean any Person that is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

    EVENT shall mean the occurrence or existence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

------------------------

*   As amended in Amendment No. 2, dated July 29, 1998.

    EXCHANGE AGENT, EXCHANGE AGREEMENT AND EXCHANGE FUND shall have the meanings given to in SECTION 2.7.

    GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

    GOVERNMENTAL AUTHORIZATIONS shall mean, with regard to any Person, all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities that are material to such Person.

    GOVERNMENTAL ENTITY shall have the meaning given to it in SECTION 3.20(A).

    GOVERNMENTAL FILINGS shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

    GUARANTY OR GUARANTEED shall mean any agreement, undertaking or arrangement by witch a Party guarantees, endorses or otherwise becomes or is liable, directly or indirectly, contingently or otherwise, upon any Indebtedness of any other Person including without limitation the payment of amounts drawn down by beneficiaries of letters of credit (other than by endorsements of negotiable instruments for deposit or collection in the ordinary course of business). The amount of the obligor's obligation under any Guaranty shall be deemed to be the outstanding amount (or maximum permitted amount, if larger) of the Indebtedness directly or indirectly guaranteed thereby (subject to any limitation set forth therein).

    HAZARDOUS MATERIALS shall have the meaning given to it in SECTION 3.20(A).

    HAZARDOUS MATERIALS ACTIVITIES shall have the meaning given to it in SECTION 3.20(B).

    HSR Act shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

    INDEBTEDNESS shall mean, with respect to a Party, (a) all items, except items of capital stock or of surplus on the consolidated balance sheet of such Party, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Party or such Subsidiary, (b) all obligations secured by any Lien to which any property or asset owned or held by such Party is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Party constituting capitalized leases and all obligations of such Party with respect to Leases constituting part of a sale and leaseback arrangement and off-balance sheet financings (including, without limitation, synthetic leases and other similar financing arrangements).

    INDEBTEDNESS FOR BORROWED MONEY shall mean, without duplication on a consolidated basis with its Subsidiaries, all indebtedness of the Company (without regard to the above definition of Indebtedness) for or under any of the following: (i) borrowed money, whether current, short-term, or long-term, secured or unsecured, (ii) the deferred purchase price for purchases of property (other than trade payables which are not overdue by more than 90 days), (iii) any conditional sale or other title retention agreement with respect to property acquired, (iv) all off-balance sheet financings including, without limitation, synthetic leases and other similar financing arrangements, and excluding the operating leases described in Note 9 to the most recent audited financial statements forming part of the Company Financial Statements, (v) any payment obligations in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (vi) any liability with respect to interest rate swaps, collars, caps and similar obligation, (vii) any debt paid or prepaid since the date of this Agreement, which payment or prepayment is a breach of the representations and warranties set forth in SECTION 3.18(A)(III)(D), (viii) any accrued and unpaid interest or other charges (including any contractual prepayment premiums, penalties or similar charges resulting from the transactions contemplated hereby or the discharge of such obligations) with respect to any of the foregoing, and (ix) all costs or expenses incurred by the Company in connection with the transactions contemplated hereby, including legal fees and disbursements, and any other payments to any broker, finders, agents or similar intermediary, which have not been paid on or before the Closing, to the extent that the Company at the Effective Time does not have on hand cash or cash equivalents in an amount sufficient to pay such costs and expenses.

    INJUNCTION shall have the meaning given to it in SECTION 7.1.

    INTANGIBLE ASSETS shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means.

    INTELLECTUAL PROPERTY means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, tradenames, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposal, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium.

    KNOWLEDGE of a Party means actual knowledge after reasonable investigation (or what such party would have known if reasonable investigation had been made).

    LAW shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ or any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referees award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

    LEASE shall mean any lease or sublease of property, whether real, personal or mixed, and all amendments thereto.

    LEGAL ACTION shall mean any litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority, or suits, at law or in arbitration, equity or admiralty commenced by any Person, whether or not purported to be brought on behalf of a party hereto affecting such party or any of such party's business, property or assets.

    LIEN shall mean any of the following: mortgage; lien (statutory or other);, preference, priority or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building or use restriction, encroachment, and the like except utility and similar easements which do not interfere in any material respect with the use of the property involved or which materially reduces the fair market value of such property); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition, Lease or other alienation, or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

    MATERIAL OR MATERIALITY for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

    MATERIAL AGREEMENT OR MATERIAL COMMITMENT shall mean, with respect to a Party, any Contractual Obligation which (a) was not entered into in the ordinary course of business, (b) was entered into in the ordinary course of business which (i) involves the purchase, sale or lease of goods or materials or performance of services aggregating more than Fifty Thousand Dollars ($50,000),
(ii) extends for more than three (3) months, or (iii) is not terminable on thirty (30) days or less notice without penalty or other payment, (c) involves Indebtedness for money borrowed in excess of Fifty Thousand Dollars ($50,000),
(d) is or otherwise constitutes a written agency, dealer, license, distributorship, sales representative or similar written agreement, or (e) would account for more than ten percent (10%) of purchases or sales projected to be made by such Party during its current fiscal year.

    MERGER CONSIDERATION shall mean Twenty Three Million Seven Hundred and Fifty Thousand Dollars ($23,750,000) minus the Company's Indebtedness for Borrowed Money at the Effective Time.

    MERGER SUBSIDIARY shall have the meaning given to it in the recitals of this Agreement.

    MERGER SUBSIDIARY COMMON STOCK shall mean the common stock, par value $1.00 per share, of the Merger Subsidiary.

    MULTIEMPLOYER PLAN shall mean a "multiemployer plan" within the meaning of
Section 4001(a)3 of ERISA.

    OPTION SECURITIES shall mean all rights, options and warrants, and calls or commitments evidencing the fight, to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

    ORGANIC DOCUMENT shall mean, (a) with respect to a Person which is a corporation, its charter, its by-laws and all Company agreements, voting trusts and similar arrangements applicable to any of its capital stock, (b) with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof), and (c) with respect to a Person which is a limited liability company, its certificate of organization and operating agreement, any agreements among members, and any management and similar agreements between the limited liability company and any members (or any Affiliate thereof).

    OTHER TRANSACTION shall mean a transaction or series of related transactions (other than the Acquisition Merger) resulting in (a) any change in control of the Company, (b) any merger or consolidation of the Company or any Subsidiary, regardless of which is the surviving Entity, (c) any tender offer or exchange offer for, or any acquisition of, any securities of the Company, or (d) any sale or other disposition of assets of the Company or any Subsidiary not otherwise permitted under SECTION 3.18 hereof.

    PARENT shall have the meaning given to it in the recitals of this Agreement.

    PARENT COMMON STOCK shall have the meaning given to it in SECTION 4.3.

    PARENT DISCLOSURE SCHEDULE shall mean the disclosure schedule dated as of the date of this Agreement delivered by the Parent to the Company.

    PARENT INDEMNIFIED PARTIES shall have the meaning given to it in SECTION 9.2(A).

    PARTY shall mean a signatory to this Agreement.

    PERSON shall mean any natural individual or any Entity.

    PLAN shall mean, with respect to a Party and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Party is an "employer" as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

    PRIVATE AUTHORIZATIONS mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to agreements, leases, contracts, patents, trademarks, service marks, trade names, copyrights, computer software programs, technology and know-how.

    PROXY STATEMENT shall have the meaning given to it in SECTION 6.3.

    PURCHASE PRICE shall have the meaning given to it in SECTION 2.5.

    REPRESENTATIVES (of a Party) shall mean the officers, directors, employees, accountants, counsel, financial advisors, consultants, financing sources, and other representatives (of such Party or its Affiliates).

    REQUIRED REGULATORY APPROVALS shall have the meaning given to it in SECTION 7.1.

    STOCKHOLDERS shall have the meaning given to it in the recitals of this Agreement.

    SUBSIDIARY shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

    SUPERIOR PROPOSAL shall have the meaning given to it in SECTION 6.7.

    SURVIVING CORPORATION shall have the meaning given to it in SECTION 2 1.

    SURVIVING CORPORATION COMMON STOCK shall mean the common stock of the Surviving Corporation as provided in SECTION 2.5(B).

    TAX (and "Taxable", which shall mean subject to Tax), shall mean, with respect to a Party, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Party, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Party with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Party for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

    TAX RETURN OR RETURNS shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

    TAXING AUTHORITY shall mean any Authority responsible for the imposition of any Tax.

    TERMINATION DATE shall mean September 30, 1998.

    TRANSACTIONS shall mean the other transactions contemplated by this Agreement or the Acquisition Merger or by any Collateral Document executed or required to be executed in connection herewith or therewith.

    IN WITNESS WHEREOF, the Parent, the Merger Subsidiary, the Company and the Stockholders have caused this Agreement to be executed as of the date first written above.

                                         DESA INTERNATIONAL, INC.

By:                   /s/ ROBERT H. ELMAN
           ----------------------------------------
                   Chairman, President or VP

By:                  /s/ EDWARD G. PATRICK
           ----------------------------------------
               Secretary or Assistant Secretary

FMI ACQUISITION, INC.

By:                     /s/ ADAM SUTTIN
           ----------------------------------------
                   Chairman, President or VP

By:                     /s/ ADAM SUTTIN
           ----------------------------------------
               Secretary or Assistant Secretary

FIREPLACE MANUFACTURERS, INC.

By:                  /s/ WILLARD P. HARRIS
           ----------------------------------------
                   Chairman, President or VP

By:                    /s/ JOHN HORNSBY
           ----------------------------------------
               Secretary or Assistant Secretary

STOCKHOLDERS

/s/ WILLARD V. HARRIS, JR.
---------------------------------------------
Name: Willard V. Harris, Jr.

/s/ WILLARD P. HARRIS
---------------------------------------------
Name: Willard P. Harris

/s/ BENJAMIN C. HARRIS
---------------------------------------------
Name: Benjamin C. Harris

/s/ JOHN HORNSBY
---------------------------------------------
Name: John D. Hornsby

                                   EXHIBITS*

Exhibit A         --  Voting and Option Agreement

Exhibit B         --  Non-competition agreements

Exhibit C         --  Matters to be addressed in Company counsel opinion

Exhibit D         --  Form of Employment Agreement

Exhibit E         --  Form of Lease amendment under Section 9.2(C)

Exhibit F         --  Phase One Environmental Site Assessment, draft dated May 1, 1998, by Dames &
                      Moore

------------------------

* Exhibits, except the Voting and Option Agreement which follows as part of this Appendix A, are available from the Corporate Secretary of Fireplace Manufacturers, Inc. upon written request.

                                   SCHEDULES*

Company Disclosure Schedule

Parent Disclosure Schedule

------------------------

* Schedules are available from the Corporate Secretary of Fireplace Manufacturers, Inc. upon written request.

                          VOTING AND OPTION AGREEMENT
                                  BY AND AMONG
                           DESA INTERNATIONAL, INC.,
                             FMI ACQUISITION, INC.
                                      AND
                                    CERTAIN
                               SECURITYHOLDERS OF
                         FIREPLACE MANUFACTURERS, INC.
                            DATED AS OF MAY 13, 1998

                          VOTING AND OPTION AGREEMENT

    THIS VOTING AND OPTION AGREEMENT (this "Agreement"), is dated as of May 13, 1998, by and among each of the undersigned securityholders (individually, a "Securityholder" and collectively, the "Securityholders" of Fireplace Manufacturers, Inc., a California corporation ("Company"), Desa International, Inc., a Delaware corporation ("Parent"), and FMI Acquisition, Inc., a Delaware corporation ("Acquiror").

                                    RECITALS

    A. Each Securityholder is the beneficial and record owner of the number of shares, if any, of common stock, par value $.01 per share, of Company ("Company Common Stock") set forth opposite such Securityholder's name on Schedule A hereto.

    B. Each Securityholder is the beneficial and record owner of the Company Option Securities, if any, (which under existing circumstances may be exercised for the number of shares of Company Common Stock set forth opposite each such Securityholder's name on Schedule A hereto) set forth opposite such Securityholder's name on Schedule A hereto.

    C. Parent, Acquiror, Company and the Securityholders have concurrently herewith entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which Company will be merged with Acquiror (the "Merger").

    D. The Board of Directors of Company has approved the Merger Agreement and this Agreement.

    E. In order to induce Parent and Acquiror to enter into the Merger Agreement, the Securityholders wish to make certain representations, warranties, covenants and agreements in connection with the Merger.

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

                                   ARTICLE 1
                                  DEFINITIONS

    1.1 DEFINITIONS. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. The reference to any gender shall be deemed to include all genders. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. The following terms shall have the following meanings:

        "BENEFICIALLY OWN" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

        "OPTION" shall have the meaning set forth in Section 5.1. hereof.

        "REPRESENTATIVES" shall mean in respect of a person, any of its partners, officers, affiliates, employees, agents, investment bankers, attorneys, financial advisors or other representatives.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                             OF THE SECURITYHOLDERS

    2.1 REPRESENTATIVES AND WARRANTIES OF THE SECURITYHOLDERS. The provisions of Article 5 of the Merger Agreement are incorporated herein in their entirety.

                                   ARTICLE 3

                                   COVENANTS

    3.1 NO DISPOSITION OF SECURITIES. Each Securityholder agrees that such Securityholder shall not, except pursuant to the Merger Agreement or this Agreement, sell, transfer, pledge, hypothecate, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance or other disposition of, any of or any interest in any of the shares of Company Common Stock or Company Option Securities, or shares of Company Common Stock issuable upon exercise of any such Company Option Securities, set forth opposite such Securityholder's name on Schedule A or hereafter owned beneficially or of record by such Securityholder. Each Securityholder agrees that (a) at the request of the Parent, the certificates representing the shares of Company Common Stock and Company Option Securities owned by such Securityholder, and the certificates and other instruments representing any shares of Company Common Stock or Company Option Securities hereafter owned by such Securityholder, shall bear the following legend:

    "The securities represented by this certificate are subject to the terms of that certain Voting and option Agreement, dated May 13, 1998, by and among DESA International, Inc., FMI Acquisition, Inc. and certain securityholders of Fireplace Manufacturers, Inc. This legend shall terminate upon the termination of such Voting and option Agreement."

(b) that any attempted or purported transfer of Company Common Stock or Company Option Securities in violation of this Section 3.1 shall be null and void and without effect, and (c) Company shall not be required to enter in its stock or other records, or reflect, recognize or give effect to for any purpose, any transfer of securities of Company in violation of this Agreement.

    3.2 VOTING ARRANGEMENTS. Each Securityholder agrees that, except pursuant to this Agreement, it shall not grant any proxies, deposit any shares of Company Common Stock into a voting trust or enter into any voting agreement with respect to any shares of Company Common Stock now or hereafter owned beneficially or of record by such Securityholder, other than proxies to vote such shares at any annual or special meeting of stockholders of Company on matters unrelated to the matters set forth in Section 4.1 hereof.

    3.3 SATISFACTION OF CONDITIONS TO THE MERGER. Each Securityholder agrees that, subject to its fiduciary duty as a director of Company, such Securityholder, in its capacity as such, shall assist and cooperate with the parties to the Merger Agreement in doing all things necessary, proper or advisable under Applicable Laws as promptly as practicable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement. Each Securityholder agrees that it shall not take any action in its capacity as such Securityholder that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made or in any of the conditions set forth in the Merger Agreement not being satisfied.

    3.4 SURRENDER OF COMPANY OPTION SECURITIES. Each Securityholder hereby agrees, at and subject to the Closing, to deliver to, and surrender for cancellation by, Company all Company option Securities legally or beneficially owned by such Securityholder on the Closing Date, and acknowledges and agrees that such Securityholder shall not be entitled to any payment of monies or any other consideration in connection with the delivery and surrender of such Company Option Securities.

                                   ARTICLE 4

                               PROXY; CONVERSION;
                          ELECTIONS; WAIVER OF RIGHTS

    4.1  PROXY.

    (a) Each Securityholder hereby agrees that, during the term of this Agreement, at any meeting of the stockholders of Company, however called, and at every adjournment thereof, and in any action by written consent of the stockholders of Company, to (i) vote all of the shares of Company Common Stock then owned by such Securityholder in favor of the adoption of the Merger Agreement as in effect on the date hereof (as such agreement may be amended) and each of the other transactions contemplated thereby and any action required in furtherance thereof, (ii) vote such shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement, and
(iii) vote such shares against any Other Transaction or any other action or agreement that, directly or indirectly, is inconsistent with or that would, or is reasonably likely to, directly or indirectly, impede, interfere with or attempt to discourage the Merger or any other transaction contemplated by the Merger Agreement, including but not limited to (I) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Company or any of its Subsidiaries, (II) a sale or transfer of a material amount of assets of Company and its Subsidiaries taken as a whole, (III) any redemption of securities of Company, or (IV) any material change in Company's capitalization, corporate structure or business; provided, however, that, if such Securityholder is a director of Company, nothing herein shall be construed to obligate such Securityholder to act in his capacity as a director in any manner which conflicts with such Person's fiduciary duties as a director of Company.

    (b) In furtherance of the foregoing, (i) each Securityholder hereby appoints Parent and the proper officers of Parent, and each of them, with full power of substitution in the premises, its proxies to vote all such Securityholder's shares of Company Common Stock now or hereafter owned beneficially or of record by such Securityholder at any meeting, general or special, of the stockholders of Company, and to execute one or more written consents or other instruments from time to time in order to take such action without the necessity of a meeting of the stockholders of Company, in accordance with the provisions of the preceding paragraph and (ii) Parent hereby agrees to vote such shares or execute written consents or other instruments in accordance with the provisions of the preceding paragraph.

    (c) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest and shall revoke all prior agreements to vote and proxies granted by such Securityholder. Such Securityholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the disability or incompetence of such Securityholder.

    4.2 WAIVER OF APPRAISAL RIGHTS. Each Securityholder hereby waives its dissenters' rights under Chapter 13 of the CGCL with respect to any shares of Company Common Stock owned by it or issuable to it in connection with the transactions contemplated by 5 the Merger Agreement.

    4.3 WAIVER OF CERTAIN RIGHTS. Each securityholder hereby waives and agrees not to assert any claims or rights it may have against any director of Company in respect of approval or adoption of the Merger-Agreement or the consummation of the Merger or the other transactions contemplated thereby.

                                   ARTICLE 5

                                     OPTION

    5.1 GRANT OF OPTION; PRICE. Each Securityholder hereby grants to Acquiror the unconditional, irrevocable (during the term of this Agreement) option (the "Option") to purchase from such Securityholder all Company Common Stock and Company Option Securities beneficially owned by such Securityholder at the time of exercise of the Option, as provided below. The Option granted hereunder may be exercised for all, but not less than all, Company Common Stock and Company Option Securities beneficially owned by all such Securityholders at the time of exercise. The price for Company Common Stock purchased by Acquiror hereunder shall be $7.14 per share and the price for Company Option Securities shall be the product of (x) the number of shares of Company Common Stock with respect to which such Company Option Securities are vested at the time of exercise and (y) the excess, if any, of $7.14 over the per share exercise price of such Company Option Securities.

    5.2  EXERCISE OF OPTION; DURATION.

    (a) The Acquiror may exercise the option in the event that (i) Parent has the right to terminate the Merger Agreement pursuant to Section 8.1(D)(i) or 8.1(E) thereof (irrespective of whether it actually terminates the Merger Agreement); or (ii) if any Securityholder shall breach the terms of this Agreement in any material respect or seeks to rescind or revoke any material provision hereof.

    (b) The Option will terminate automatically if it is not exercised by the later of 120 days after the date of the Voting and Option Agreement and Buyer's receipt of requisite governmental approvals under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and in any event it will terminate if not exercised within 180 days after the date hereof.

    (c) The terms and provisions of this Article 5 shall survive any termination of this Agreement triggered by the Termination of-the Merger Agreement by Parent pursuant to Section 8.1(D) or (E) thereof.

    5.3 MANNER OF EXERCISE; CLOSING. In the event that the Acquiror is entitled to and wishes to exercise the Option, it shall send to the Securityholders a written notice specifying a place and time, not more than thirty (30) business days after the date of such notice, for the closing of such purchase. At the closing, the Acquiror shall pay the Securityholders the aggregate purchase price specified above for Company Common Stock and Company Option Securities in immediately available funds by wire transfer to bank accounts designated by the Securityholders. At the closing, each Securityholder shall deliver to the Acquiror (i) a certificate or certificates representing all of the shares of Company Common Stock held by such Securityholder together with stock powers duly executed, with signatures guaranteed, and endorsed in blank; and (ii) duly executed instruments of assignment in form reasonably satisfactory to Acquiror in respect of all Company Option Securities held by such Securityholder. The Acquiror shall deliver to each Securityholder a written undertaking that it will not sell or offer to sell or otherwise dispose of any Company Common Stock and Company Option Securities in violation of Applicable Law.

    Simultaneously with the exercise of the Option, Parent shall cause the Company (then its subsidiary) to enter into Non-Competition Agreements, in the Form of Exhibit B to the Merger Agreement, with those Securityholders named
Section 7.2(M) of the Merger Agreement. Upon full execution of such Non-Competition Agreements the Parent shall pay the amounts, by wire transfer, provided for in Section 7.2(M) of the Merger Agreement to the Securityholders. The refusal of any Securityholder to enter into any such Non-Competition Agreement shall not prevent the exercise of the Option under the terms of this Agreement.

                                   ARTICLE 6
                                 MISCELLANEOUS

    6.1 TERMINATION. This Agreement shall terminate upon the earlier to occur of (a) the mutual consent of Parent, Acquiror and each of the Securityholders,
(b) the termination of the Merger Agreement and (c) the Effective Time of the Merger.

    6.2 AMENDMENT. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

    6.3 NOTICES. The notice provisions of Section 10.1 of the Merger Agreement are hereby incorporated herein by reference in their entirety.

    6.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

    6.5 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without reference to choice of law principles, including all matters of construction, validity and performance.

    6.6 SEVERABILITY; ENFORCEMENT. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

    6.7 FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

    6.8 PARTIES IN INTEREST; ASSIGNMENT. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Acquiror may assign the Option to an Affiliate.

    6.9 ENTIRE AGREEMENT. This Agreement and the Merger Agreement contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto or to the Merger Agreement with respect to the transactions contemplated by this Agreement and the Merger Agreement other than those set forth herein or therein or made hereunder or thereunder.

    6.10 SPECIFIC PERFORMANCE. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance or injunctive relief in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for the posting of a bond or other collateral in connection therewith.

    6.11 HEADINGS; REFERENCES. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

                  [remainder of page intentionally left blank]

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the day and year first above written,

PARENT:

           DESA INTERNATIONAL, INC.

           By:        /s/ ROBERT H. ELMAN
                      -------------------------------------------
                      Name: Robert H. Elman
                      Title: Chairman and CEO

ACQUIROR:

           FMI ACQUISITION, INC.

           By:        /s/ ADAM L. SUTTIN
                      -------------------------------------------
                      Name: Adam L. Suttin
                      Title: President

SECURITYHOLDERS:

                      /s/ BENJAMIN C. HARRIS
                      -------------------------------------------
                      Name: Benjamin C. Harris

                      /s/ WILLARD V. HARRIS, JR.
                      -------------------------------------------
                      Name: Willard V. Harris, Jr.

                      /s/ WILLARD P. HARRIS
                      -------------------------------------------
                      Name: Willard P. Harris

                      /s/ JOHN D. HORNSBY
                      -------------------------------------------
                      Name: John D. Hornsby

                      /s/ JAMES L. BEHRENS
                      -------------------------------------------
                      Name: James L. Behrens

                      /s/ DEBBY HORNSBY
                      -------------------------------------------
                      Name: Debby Hornsby

                      /s/ SHEILA F. HARRIS
                      -------------------------------------------
                      Name: Sheila F. Harris

                      Marisa E. Harris

                      /s/ WILLARD P. HARRIS
                      -------------------------------------------
                      By: Willard P. Harris
                      Title: Custodian

                      Willard P. Harris, Jr.

                      /s/ WILLARD P. HARRIS
                      -------------------------------------------
                      By: Willard P. Harris
                      Title: Custodian

                      Burton-Harris Family Trust

                      /s/ BENJAMIN C. HARRIS
                      -------------------------------------------
                      By:
                      Title:

                      Harris-Taylor Family Trust

                      /s/ WILLARD V. HARRIS, JR.
                      -------------------------------------------
                      By:
                      Title:

                      Hornsby Family Trust

                      /s/ JOHN D. HORNSBY
                      -------------------------------------------
                      By:
                      Title:

    Fireplace Manufacturers, Inc., a California corporation ("COMPANY") hereby approves and consents to the foregoing Voting and Option Agreement and hereby agrees that it will not enter in its stock or other records, or reflect, recognize or give effect to for any purpose, any transfer of securities of Company in violation of Section 3.1 of the foregoing Voting and Option Agreement. Company hereby waives any and all transfer restrictions applicable to any and all Company Common Stock and Company Option Securities held by any of the Securityholders in connection with the transfer thereof to Acquiror pursuant to the Option (as defined in the foregoing Voting and Option Agreement).

                                          FIREPLACE MANUFACTURERS, INC.
                                          /s/ WILLARD V. HARRIS, JR.
                                          --------------------------------------
                                          Name: Willard V. Harris, Jr.
                                          Title: Chairman of the Board-FMI

------------------------

Schedule A to the Voting and Option Agreement is available from the Corporate Secretary of Fireplace Manufacturers, Inc. upon written request.

                                                                      APPENDIX B

                               Marshall & Stevens
                                  Incorporated
                            ------------------------

                      Valuation and Financial Consultants
                       707 Wilshire Boulevard, Suite 5200
                             Los Angeles, CA 90017
                                  213.612.8000
                                FAX 213.612.8000
                        http://ww.marshall-stevens.com/m

April 20, 1998                                           File Reference 11-11765

The Board of Directors of
Fireplace Manufacturers, Inc.
2701 South Harbor Boulevard
Santa Ana, California 92704

Attention:John D. Hornsby
Chief Operating Officer and Secretary

Dear Mr. Hornsby:

    It is our understanding that a Draft Agreement and Plan of Reorganization (the "Agreement") dated March 27, 1998, was entered into, by and among Desa
International, Inc. ("Desa"), a Delaware corporation; [                       ]
Acquisition Corporation ("Merger Subsidiary"), a Delaware Corporation; Fireplace Manufacturers, Inc. ("FMI"), a California corporation, and the collective shareholders who will execute this agreement. Pursuant to the Agreement each outstanding share of common stock of FMI $.01 par value, will be converted into the right to receive cash in the amount of $7.14. This per share price is subject to adjustment for any interest bearing indebtedness which, according to FMI management ("Management"), was nonexistent as of the date of this Opinion. It is also our understanding that 3,326,775 shares of common stock are outstanding. Therefore, for purposes of our Opinion, we have assumed that the Transaction Price will be $23,750,000 ("Transaction Price"). The terms and conditions of the Reorganization are more fully described in the aforementioned Agreement.

    You have requested our opinion as to whether the Transaction Price is fair to the FMI shareholders from a financial point of view pursuant to the terms and subject to the conditions set forth in the Agreement. We have not been engaged to give advice on whether the FMI shareholders should engage in the Transaction, nor have we been requested to seek or identify alternatives. The date of this Opinion is April 20, 1998.

    "Market value" is defined as the price at which an asset or business enterprise would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy, the latter is not under any compulsion to sell, and both parties are well informed about all pertinent facts of the asset and the market for such asset. Market value is synonymous with the legal term fair market value.

    It is our understanding that you and any other recipient of our Opinion of fair market value will consult with and rely solely upon your own legal counsel with respect to said definition. No representation is made herein as to any legal matter or the sufficiency of said definition for any purpose other than setting forth the scope of this Opinion.

    "Controlling interest" is defined as any number of shares owned, either directly or indirectly, that, when exercised, can influence the selection of the entity's management group, the direction of existing or future operations (sale, divestiture, or acquisitions, the declaration of dividends, etc.

    In connection with this opinion, we have made such reviews, analyses, and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we:

    A. Analyzed and inspected FMI's financial statements for the fiscal years ended March 31, 1994 audited by Ernst & Young, LLP, March 31, 1995 through 1997 audited by McGladrey & Pullen, LLP; and the interim internally prepared financial statements for the fiscal year ended March 31, 1998, identified by the Management as the most current financial statements available.

    B.  Inspected copies of the following documents:

       - Certain sections of the Draft Agreement and Plan of Reorganization (the "Agreement") dated March 27, 1997.

       - Draft of Non-competition Agreement dated April 2, 1998. It is our understanding that Willard V. Harris, Willard P. Harris, John D. Hornsby and James L. Behrens will be granted 3 year non-compete covenants. According to Management, Willard V. Harris, Willard P. Harris, John D. Hornsby and James L. Behrens, individually, would be able to immediately solicit and take away 20 to 30% of the revenue-earnings base of FMI, if these agreements were not entered into.

       - Draft of Employment Agreement dated April 2, 1998. It is our understanding that Willard P. Harris, John D. Hornsby and James L. Behrens will be granted 3 year employment agreements. In our discussions with Management and upon our inspection of FMI's Form 10-K, we noted that FMI's audit committee uses a publication EMPLOYERS EXECUTIVE SALARY SURVEY as a tool in maintaining compensation within industry standards. We also noted that the base salary delineated in the Employment Agreement is significantly less than the compensation paid to these shareholders as of the fiscal Year ended March 31, 1998.

       - News release announcing FMI's letter of intent to sell for a maximum cash price of $23,750,000 dated March 20, 1998.

       - Internal FMI memo addressing the dismissal of the Heat-N-Glo patent infringement against FMI dated December 11, 1997. It is our understanding that FMI is now subject to only one pending legal proceeding involving a worker compensation suit which Management believes poses no material impact on FMI's financial condition.

       - Confidential memorandum regarding FMI prepared by Management Resource Center, Inc.

       - Memo of confirmation and understanding relative to FMI's intent to sell dated March 19, 1998 prepared by Desa International.

       - Schedule of estimated closing costs and future operating projections prepared by Management.

       - Letter of intent to acquire FMI assets in the range of $17 to $20 million from Lennox Industries, Inc. dated January 19, 1998.

    C. Performed a search of companies considered comparable to FMI provided by MOODY'S and COMPUSTAT'S Databases and MERGERSTAT REVIEW 1997.

    D. Reviewed certain transaction data for publicly traded companies.

    E. Visited FMI headquarters and conducted telephone interviews with and relied upon the representations of certain members of Management, as well as outside consultants, and counsel concerning the operations, financial condition, future prospects, and projected operations and performance of FMI.

    F. Conducted such other studies, analyses, and inquiries as we deemed appropriate.

    In rendering our Opinion, we have not independently verified the accuracy and completeness of the information supplied to us with respect to FMI and do not assume any responsibility with respect to it. We advise the recipients of this Opinion that nothing has come to our attention in the course of this engagement that has caused us to believe it unreasonable to utilize and rely upon the expectations and representations of FMI's management regarding FMI's future performance. Additionally, our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the Date of this Opinion.

    This Opinion is furnished solely for your benefit and may not be relied upon by any other person or for any other purpose without our express, prior, written consent. Marshall & Stevens Incorporated has been retained on behalf of the Board of Directors of FMI and has delivered this Opinion solely to the lead counsel for FMI. Other than the Opinion, Marshall & Stevens Incorporated has not been engaged to render any other financial services and our fee for this service is not contingent upon the consummation of the aforementioned transaction.

    Based upon and subject to the attached summary of our analyses and the assumptions and limiting conditions, it is our opinion that as of the date of this Opinion, the Transaction Price is fair to the FMI shareholders from a financial point of view.

                                          Very truly yours,

                                          MARSHALL & STEVENS, INCORPORATED

TB/tb

                                                                      APPENDIX C

                      CALIFORNIA'S DISSENTERS' RIGHTS LAW
   (CHAPTER 13 OF DIVISION 1 OF TITLE 1 OF THE CALIFORNIA CORPORATIONS CODE)

SECTION 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. DEMAND FOR PURCHASE.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. ENDORSEMENT OF SHARES.

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. AGREED PRICE--TIME FOR PAYMENT.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. APPRAISERS' REPORT--PAYMENT--COSTS.

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees or expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306. DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under
Section 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES.

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                         FIREPLACE MANUFACTURERS, INC.
                                   PROXY FOR
                        SPECIAL MEETING OF SHAREHOLDERS

                                AUGUST 18, 1998

    KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints WILLARD V. HARRIS, JR., WILLARD P. HARRIS and JOHN D. HORNSBY, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of Common Stock of Fireplace Manufacturers, Inc. ("FMI") held of record by the undersigned on June 23, 1998 at the Special Meeting of Shareholders to be held on August 18, 1998 or any adjournment thereof, as designated below:

(1) To approve and adopt an Agreement and Plan of Merger pursuant to which FMI will merge into and with DESA International, Inc. and each outstanding share of FMI Common Stock will be converted into the right to receive $7.14 in cash, subject to unlimited reduction, without interest.

    / / FOR                      / / AGAINST                     / / ABSTAIN

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIREPLACE MANUFACTURERS, INC. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL (1).

    YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE SPECIAL MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE SPECIAL MEETING.

    IMPORTANT: Please sign exactly as your name or names appear on the share certificates, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.

Date:                                  , 1998  Signature(s)
     ---------------------------------         --------------------------------------------
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